Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-132180


                   Prospectus Supplement No. 2 dated December 11, 2006
                      (to Prospectus dated October 5, 2006)


     This Prospectus Supplement No. 2 supplements and amends the Prospectus dated October 5, 2006, as supplemented and amended by Prospectus Supplement No. 1 dated November 20, 2006 (the "Prospectus"), relating to the resale of 12,106,586 shares of common stock, par value $0.0001 per share, of Simtek Corporation ("Simtek"). You should read this Prospectus Supplement No. 2 in conjunction with the Prospectus. Prospectus Supplement No. 2 is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.


     Attached hereto and incorporated by reference herein is Simtek's: (a) Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on December 1, 2006; (b) Current Report on Form 8-K filed with the SEC on December 7, 2006; (c) Annual Report on Form 10-K/A for the year ended December 31, 2005 filed with the SEC on December 11, 2006; (d) Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2006 filed with the SEC on December 11, 2006; (e) Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2006 filed with the SEC on December 11, 2006; and (f) Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2006 filed with the SEC on December 11, 2006. This Prospectus Supplement No. 2 should be read in conjunction with, and delivered with, the Prospectus and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 2 supersedes the information contained in the Prospectus.


     The Prospectus, together with this Prospectus Supplement No. 2, constitutes the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933, as amended, with respect to the offers and sales of the Simtek common stock offered hereby.


     See the section of the Prospectus titled "Risk Factors", beginning on page 4 thereof, for certain factors relating to an investment in the shares of Simtek common stock offered hereby.


     Neither the SEC nor any other state securities commission has approved or disapproved of the Simtek common stock offered hereby or passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 2. Any representation to the contrary is a criminal offense.


       The date of this Prospectus Supplement No. 2 is December 11, 2006.

================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: November 30, 2006


                               Simtek Corporation
               (Exact Name of Registrant as Specified in Charter)



          Delaware                    0-19027                    84-1057605
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)               Identification #)



              4250 Buckingham Dr. #100, Colorado Springs, CO 80907
                     (Address of Principal Executive Office)

                                 (719) 531-9444
              (Registrant's telephone number, including area code)



[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








================================================================================

Item 8.01:  Other Events

     On November 29, 2006, Simtek Corporation (the "Company") issued a press release announcing to investors that it is reaffirming its fourth quarter guidance. A copy of the press release is included herewith as Exhibit 99.1

Item 9.01:  Financial Statements and Exhibits


     (d)  Exhibits

          Exhibit Number    Description
          --------------    -----------

               99.1 Press release of the Company dated November 29, 2006, titled "Simtek Reaffrims Fourth Quarter Guidance"

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      SIMTEK CORPORATION


                                      By: /s/Brian Alleman
                                          --------------------------------------
                                          Brian Alleman, Chief Financial Officer


November 30, 2006

                                  EXHIBIT INDEX


Exhibit Number        Description
--------------        -----------

     99.1 Press release of the Company dated November 29, 2006, titled "Simtek Reaffirms Fourth Quarter Guidance".

                                                                    Exhibit 99.1



                    SIMTEK REAFFIRMS FOURTH QUARTER GUIDANCE

   Company Reaffirms Q4 Revenue Guidance Range of $9.0 Million to $9.3 Million
                  New Orders on Pace for Record Bookings in Q4

COLORADO SPRINGS, CO., November 29, 2006, - Simtek Corporation (OTCBB: SMTE), the inventor, pioneer, and world's leading supplier of nonvolatile static random access memory (nvSRAM) integrated circuits, announced today that it is on track to achieve revenue for Q406 in the previously guided range of $9.0 to $9.3 million. Currently new orders for the quarter stand at more than $6 million and are projected to set a new quarterly booking record in excess of the $11.03 million record set in Q306.

Additionally, Simtek announced that its Real-Time Clock (RTC) products are now in full volume production, ramping rapidly to meet pent-up demand. Simtek's RTC integrated with nvSRAM allows for time stamping and storing critical data in the event of a power loss. The Simtek RTC family of products is unique in the industry due to the ability to operate up to 6 months without a battery even in a power outage condition.

Harold Blomquist, Simtek President and CEO, commented, "We are pleased with the growth we've been able to sustain and are looking forward to achieving our previously stated Q406 revenue range as bookings for the fourth quarter continue at a record pace. Our success to date is further evidence that we are executing on our business plan and continuing to strengthen our position in the marketplace. We are also excited to announce that our Real-Time Clock family is now in full volume production and that we are already shipping to customers who were early adopters of these innovative devices. Initial customer demand for the RTC is strong and we look forward to capitalizing on this highly innovative, and long-awaited product offering."

About Simtek Corporation

Simtek Corporation designs and markets high-speed, re-programmable, nonvolatile semiconductor memory products, for use in a variety of systems including RAID servers, storage arrays, GPS navigational systems, industrial controllers, robotics, copiers, avionics, metering, consumer, UPS, and networking and broadcast equipment. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com. The company is headquartered in Colorado Springs, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K and subsequent Form 10-Q and Form 8-K filings.

For further information, please contact:

Simtek Corp.                                    MKR Group, Inc.
Brian Alleman, CFO                              Todd Kehrli or Marie Dagresto
information@simtek.com                          323-468-2300
----------------------                          smte@mkr-group.com

================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 4, 2006



                               Simtek Corporation
               (Exact Name of Registrant as Specified in Charter)




          Delaware                   0-19027                     84-1057605
(State or other jurisdiction       (Commission                  (IRS Employer
     of incorporation)             File Number)                Identification #)



              4250 Buckingham Dr. #100, Colorado Springs, CO 80907
                     (Address of Principal Executive Office)


                                 (719) 531-9444
              (Registrant's telephone number, including area code)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))








================================================================================

Item 8.01:  Other Events

As more fully described in Note 5 to the Consolidated Financial Statements included in Simtek Corporation's Annual Report on Form 10-K filed on April 7, 2006 and Form 10-K/A filed on April 28, 2006 for fiscal year ended December 31, 2005, the Company sold 68,750,000 shares, pre-reverse split (6,875,000 post-reverse split) of its common stock, subject to certain registration rights set forth in the registration rights agreement dated December 30, 2005. Management initially concluded that the net proceeds of $10,332,000 ($8,459,000 received on December 30, 2005 and $1,873,000 received on January 3, 2006) should be recorded as Temporary Equity due to the potential penalties associated with the registration rights agreement and the application of certain accounting rules in light of such penalties. In addition, on September 21, 2006 the Company sold an additional 11,531,711 shares of common stock, pre-reverse split (1,153,171 post-reverse split), subject to certain registration rights set forth in the registration rights agreement dated September 21, 2006, for net proceeds of $4,515,000. Management initially concluded that the net proceeds of $4,515,000 should also be recorded as Temporary Equity due to the potential penalties associated with the registration rights agreement and the application of certain accounting rules in light of such penalties. Management has subsequently determined that both of the transactions should have been recorded in Shareholders' Equity.

The following tables reflect the amounts as previously reported and as restated for each respective balance sheet date:

       December 31, 2005                             As
                                                  Reported       Restated
       (Amounts in thousands)
       Consolidated Balance Sheet:
       Temporary Equity                           $  8,459       $      -
       Common Stock                               $    782       $  1,470
       Additional paid-in capital                 $ 48,282       $ 56,053
       Total shareholders' equity                 $  2,860       $ 11,319



       March 31, 2006                                As
                                                  Reported       Restated
       (Amounts in thousands)
       Consolidated Balance Sheet:
       Temporary Equity                           $ 10,332       $      -
       Common Stock                               $    782       $  1,470
       Additional paid-in capital                 $ 49,366       $ 59,010
       Total shareholders' equity                 $  3,043       $ 13,375


       June 30, 2006                                 As
                                                  Reported       Restated
       (Amounts in thousands)
       Consolidated Balance Sheet:
       Temporary Equity                           $ 10,332       $      -
       Common Stock                               $    786       $  1,474
       Additional paid-in capital                 $ 50,187       $ 59,831
       Total shareholders' equity                 $  2,490       $ 12,822

       September 30, 2006                            As
                                                  Reported       Restated
       (Amounts in thousands)
       Consolidated Balance Sheet:
       Temporary Equity                           $ 14,847       $      -
       Common Stock                               $      1       $      2
       Additional paid-in capital                 $ 51,430       $ 66,276
       Total shareholders' equity                 $  2,715       $ 17,562


Simtek intends to amend its Form 10-K for the year ended December 31, 2005 and its Forms 10-Q for each of the three months ended March 31, 2006, June 30, 2006 and September 30, 2006. Despite these amendments, management has determined that the financial statements contained in such filings may continue to be relied upon. Indeed, management does not consider the changes underlying these amendments to be material.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SIMTEK CORPORATION


                                     By: /s/ Brian Alleman
                                         ---------------------------------------
                                         Brian Alleman, Chief Financial Officer


December 7, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K/A
                            Amendment #2 to Form 10-K

                        -------------------------------

[X] Annual report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2005

[ ] Transition report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934.

                         Commission file number 0-19027

                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                     84-1057605
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                        4250 Buckingham Drive, Suite 100,
                        Colorado Springs, Colorado 80907
               (Address of principal executive offices) (Zip Code)

                                  (719)531-9444
              (Registrant's telephone number, including area code)

      Securities registered pursuant to Section 12 (b) of the Exchange Act:
                                      None

      Securities registered pursuant to Section 12 (g) of the Exchange Act:

                Common Stock $.0001 Par Value OTC Bulletin Board
                                (Title of Class)


Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in rule 405 of Securities Act.
Yes      No  X
    ---     ---

Indicate by check mark if the registrant is not required to file reports
pursuant to Section 13 or Section 15(d) of the Act. Yes      No  X
                                                        ---     ---

Indicate by check mark whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for
the past 90 days.     Yes X    No
                         ---     ---

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non- accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act. (Check one):

    Large Accelerated Filer      Accelerated Filer      Non-accelerated filer X
                           ---                    ---                        ---

Indicate by check mark whether the registrant is a shell company (as defined in
Rule 12b-2 of the Exchange Act.)     Yes     No  X
                                        ---     ---

Aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant as of June 30, 2006, based upon the closing price of the common stock as reported by the OTC Electronic Bulletin Board on such date was approximately $34,403,258. The total number of shares of Common Stock issued and outstanding as of December 5, 2006 was 16,147,746, after giving effect to the one for ten reverse stock split completed on October 5, 2006.

                                EXPLANATORY NOTE

     This Form 10-K/A amends Part II Items 6 Selected Financial Data and 8 Financial Statements and Supplementary Data to reflect the reclassification of $8,458,926 from Temporary Equity to Shareholders' Equity. Simtek Corporation originally concluded that the net proceeds from the sale of 68,750,000 shares of its common stock on December 30, 2005 should be recorded as Temporary Equity because of certain provisions in the Registration Rights Agreement entered into as part of the December 30, 2005 transaction described in Note 6 to the Consolidated Financial Statements. However, upon further review, management has determined that the transaction should be recorded in Shareholders' Equity. Except as set forth in this Explanatory Note, this Form 10-K/A does not amend or update any other information set forth in the Form 10-K/A originally filed by Simtek Corporation on April 28, 2006 or Form 10-K originally filed on April 7, 2006.

                                TABLE OF CONTENTS

PART I

Item 1:       Business......................................................   4
Item 1A:      Risk Factors..................................................  16
Item 1B:      Unresolved Staff Comments.....................................  25
Item 2:       Properties....................................................  25
Item 3:       Legal Proceedings.............................................  25
Item 4:       Submission of Matters to a Vote of Security Holders...........  25

PART II

Item 5:       Market for Registrant's Common Equity, Related
              Stockholder Matters and Issuer Purchase of Equity.............  27
              Securities....................................................  27
Item 6:       Selected Financial Data.......................................  29
Item 7:       Management's Discussion and Analysis of Financial
              Condition and Results of Operation............................  30
Item 7A:      Quantitative and Qualitative Disclosures About Market Risk....  46
Item 8:       Financial Statements and Supplementary Data...................  47
Item 9:       Changes in and Disagreements with Accountants on
              Accounting and Financial Disclosure...........................  72
Item 9A:      Controls and Procedures.......................................  72
Item 9B:      Other Information.............................................  72

PART III

Item 10:      Directors and Executive Officers of the Registrant............  73
Item 11:      Executive Compensation........................................  76
Item 12:      Security Ownership of Certain Beneficial Owners and
              Management and Related Stockholder Matters....................  79
Item 13:      Certain Relationships and Related Transactions................  82
Item 14:      Principal Accountant Fees and Services........................  84

PART IV

Item 15:      Exhibits and Financial Statement Schedules....................  86
              Signatures....................................................  89

     This annual report on Form 10-K/A contains statements which constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Discussion containing such forward-looking statements may be found in the material set forth below and under "Business," as well as within the annual report generally. In addition, when used in this annual report, the words "believes," "anticipates," "expects," "plans," "intends" and similar expressions are intended to identify forward-looking statements. Forward-looking statements and statements of expectations, plans and intent are subject to a number of risks and uncertainties, including, but not limited to, those factors discussed under "Risk Factors" under Item 1A below. Actual results in the future could differ materially from those described in the forward-looking statements, as a result, among other things, of changes in technology, customer requirements and needs, our ability to access capital markets, wafer supplies and pricing, among other factors. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                                     PART I

Item 1: Business
----------------

General

     Simtek Corporation ("Simtek" or the "Company") provides integrated circuits to the electronics market for use in a variety of systems, such as data storage systems, computers, copiers, factory controllers, electric meters and military systems. We design, market and sell our products. We subcontract the majority of our manufacturing requirements. We have designed and developed nonvolatile static random access memory or "nvSRAM" products since we began business operations in May 1987 as a Colorado corporation. We have concentrated on the design and development of the 16, 64, 256-kilobit and 1-megabit nvSRAM product families and technologies, distribution channels, and sources of supply, including production at subcontractors. Kilobits are a measure of the amount of data that can be stored; more kilobits imply more storage. Megabits are also a measure of the amount of data that can be stored; there are 1,000 kilobits in one megabit. During 2000, we added the capability to design, develop and produce programmed semiconductor logic products. However, during 2003, due to adverse market conditions, we decided to no longer offer our programmed semiconductor logic products after December 31, 2003.

     On December 30, 2005, we acquired from Zentrum Mikroelektronik Dresden AG ("ZMD") certain assets related to ZMD's nvSRAM product line (the "ZMD Asset Acquisition"). On that same date and in connection with the ZMD Asset Acquisition, which is described in more detail below, we entered into a number of agreements including a License Agreement (the "New License Agreement") with ZMD. Pursuant to the New License Agreement, ZMD assigned its rights in certain patents devoted to nvSRAM to us and we licensed to ZMD the right to use our silicon-oxide-nitride-oxide-silicon (SONOS)-based nvSRAM technology for embedded functions in ZMD's non-competing mixed signal and analog Application Specific Integrated Circuit (ASIC), System on Chip (SoC) and Application Specific Standard Product (ASSP) products. The licenses granted pursuant to the New License Agreement are perpetual, non-exclusive, royalty-free and unlimited. No fees or payments are due to either party under the New License Agreement. The New License Agreement shall remain in effect on a country-by-country basis until all patents, trade secrets, and any other proprietary and legal rights subject thereto have expired or ended, unless terminated earlier by either party following a breach by the other party that remains uncured after 30 days' written notice.

     On the same date, we executed a Non-Competition and Non-Solicitation Agreement with ZMD whereby, for a period of five years from the closing, ZMD is prohibited from competing with certain of our products and from hiring our employees in certain situations. The parties also executed a Registration Rights Agreement whereby we agreed to register under the Securities Act of 1933, as amended (the "Securities Act"), for resale, subject to certain limitations, the shares issued to ZMD pursuant to the ZMD Asset Acquisition. We have been party to various product license arrangements and cooperation agreements for over the last 11 years with ZMD. The new agreements replace all previous agreements.

     In January 2006, we formed Simtek GMBH in Dresden Germany, as our wholly-owned subsidiary. As of March 31, 2006, Simtek GMBH had 9 employees, including 4 engineers, a sales manager, a customer service person, and 3 administrative employees. This new subsidiary will be our new sales and marketing center for European customers. The engineers in Dresden will work as an integral part of our company-wide design and support engineering team.

     In May of 2005, we entered into a Production and Development Agreement with Cypress Semiconductor Corporation ("Cypress") to cooperate in developing a semiconductor process module that combines our nonvolatile technology with Cypress' advanced 0.13-micron complementary metal-oxide semiconductor, or CMOS, fabrication line. The module incorporates SONOS technology, which is used to manufacture both high-density SONOS flash and SONOS nvSRAM products, for stand alone and embedded products. During 2005, our research and development team along with Cypress' research and development team worked aggressively on the co-development program.

     In 2005 we determined that Q-DOT, our wholly owned subsidiary that specialized in advanced technology research and development for data acquisition, signal processing, imaging and data communications, no longer fit with our core non-volatile memory business. We had acquired Q-DOT in March 2001 in an effort to enter the high speed data communications market, addressing both wired and wireless applications, based on advanced "silicon germanium" process technology. On August 30, 2005, we along with Q-DOT, entered into an Asset Purchase Agreement with Hittite Microwave Corporation ("Hittite") and a wholly-owned subsidiary of Hittite, HMC Acquisition Corporation ("HMC Acquisition"), whereby substantially all of the assets of Q-DOT were sold to HMC Acquisition in exchange for a cash payment of approximately $2.2 million. The Company realized a net gain of approximately $1,687,000. In addition, Hittite assumed certain future obligations of Q-DOT, including obligations related to Q-DOT's real estate lease and certain software license agreements. Incident to the Asset Purchase Agreement, the parties also entered an Escrow Agreement, whereby $200,000 of the purchase price was placed in escrow for one year to secure certain indemnification obligations of Simtek and Q-DOT. In addition, the parties entered into a Confidentiality, Non-Disclosure and Restrictive Covenant Agreement, whereby, among other things, Simtek and Q-DOT agreed not to compete against Hittite and HMC Acquisition for a period of four years with respect to certain businesses relating to Q-DOT's operations.

     As of December 31, 2005, our backlog for released purchase orders was approximately $2,559,000, all of which is expected to ship by June 30, 2006. Comparatively, our backlog for released purchase orders was approximately $1,971,000 as of December 31, 2004. Orders are generally cancelable without penalty at the option of the purchaser prior to 30 days before scheduled shipment and, therefore, are not necessarily a measure of future product revenue.

     We are in production of our family of memory products. During 2004, we transferred the production of our 0.8-micron family of nvSRAM products from Chartered Semiconductor Manufacturing Plc. of Singapore, or ("Chartered"), facility #1 to Chartered's facility #2. We qualified our 0.8-micron family of nvSRAM products built from wafers received from Chartered's facility #2 for sales into commercial, industrial and military markets during late 2004 and early 2005. We refer to these products as our legacy products. During 2003, we designed and began sampling our 1-megabit nvSRAM product for sale into commercial and industrial markets. In September 2005, we qualified our 1-megabit nvSRAM products built on 0.25-micron silicon wafers we receive from DongbuAnam Semiconductor or "DongbuAnam". We have expanded our product family of nvSRAM products built on silicon wafers received from DongbuAnam to include a 1-megabit nvSRAM with real time clock, a 256-kilobit nvSRAM and a 256-kilobit nvSRAM with real time clock. We anticipate qualification of these three products to occur in the second quarter of 2006. We refer to the product family built on silicon wafers we receive from DonguAnam as 0.25-micron products. Our nvSRAM products are physically smaller and require less maintenance than static random access memory devices that achieve nonvolatility through the use of internal batteries and are more convenient to use than static random access memory devices that achieve nonvolatility by being combined with additional chips.

     We reduce our capital requirements by subcontracting the majority of the manufacturing process to third parties. Chartered began providing silicon wafers, produced from its facility #1, for our nvSRAM memory products in September 1993 and continues to provide wafers based on our product technology from its facility #2. We began receiving our memory wafers manufactured in Chartered's Facility #2 in late second quarter of 2004 and through the third quarter of 2004. However, with this process being transferred to an alternative manufacturing facility, we saw lower than average production yields during 2004, which in turn lowered our gross margins. During 2005, our average production yields returned to or above historic levels.

     We entered into a Process Transfer Agreement with X-FAB Texas, Inc., of Texas, or X-FAB, to install our silicon-nitride-oxide-semiconductor technology into its wafer fabrication facility to provide an additional manufacturing source to material supplied by Chartered. Due to a lack of Simtek and X-FAB resources required to install our nonvolatile semiconductor memory process into X-FAB and the marginal anticipated return-on-investment, we canceled the project with X-FAB in August 2004.

     United Microelectronics and Chartered provided silicon wafers for our programmed semiconductor logic products based on 0.5-micron and 0.35-micron process technology, respectively. In February 2003, we received notification from United Microelectronics that it was unable to supply us with logic wafers after August 2003. We supported customers with 0.5-micron logic wafers manufactured at United Microelectronics through December 2003 by offering opportunities to purchase their lifetime requirements for these products with deliveries at the end of 2003. These products have been discontinued and are no longer offered to customers.

     Amkor Technology, located in the Philippines, provides assembly services and Integra Technologies Advanced Semiconductor Engineering Inc., located in Kansas, provides final test services, for our nvSRAM products. In 2006, we plan to move the final testing of our high volume products to more cost effective local sub-contract manufacturing partners located in Asia.

     During 2005, all of the wafers used to produce our 0.8-micron nvSRAM's were purchased from Chartered. Sales of these products accounted for approximately 86% of our revenue for 2005. Wafers were purchased from DongbuAnam in 2005 to support our 0.25-micron products. Sales of these products accounted for approximately 13% of our revenue for 2005. The remaining sales for the year were from miscellaneous products.

     Memory Industry and Product Background

     The semiconductor memory market is large and highly differentiated. This market covers a wide range of product densities, speeds, features and prices. We believe that the ideal memory product would have:

     o high bit density per chip to minimize the number of chips required in a system;

     o fast data read and write speeds to allow a system's microprocessor to access data without having to wait;

     o    the ability to read and modify data an unlimited number of times;

     o    low power consumption;

     o the ability to retain its data indefinitely when power is interrupted (i.e. nonvolatility);

     o availability in a variety of package types for modern assembly techniques; and

     o the ability to be tested completely by the manufacturer to ensure the highest quality and reliability.

     The memory market is segmented with different products combining different mixes of these attributes.

     Semiconductor memories can be divided into two main categories, volatile and nonvolatile. Volatile memories generally offer high densities and fast data access and programming speeds, but lose data when electrical power is interrupted. Nonvolatile memories retain data in the absence of electrical power, but typically have been subject to speed and testing limitations. They also wear out if they are modified too many times. There are a number of common volatile and nonvolatile product types, as set forth below. The list of products under "Combinations" is limited to single packages and does not include combinations of the listed memories in separate packages, such as static random access memories in combination with Electrically Erasable Programmable Read Only Memories and Erasable Programmable Read Only Memories.

       Volatile                             Nonvolatile                           Combinations
       --------                             -----------                           ------------
Static Random Access Memories       Electrically Erasable Programmable     Nonvolatile Static Random Access
(SRAM)                              Read Only Memory (EEPROM)              Memory (nvSRAM)
Dynamic Random Access Memory        Flash Memory (FLASH)                   Nonvolatile Random Access Memory
(DRAM)                                                                     (nvRAM)
                                    Erasable Programmable Read Only        Static Random Access Memory plus
                                    Memory (EEPROM)                        lithium battery (BatRAM)
                                    Programmable Read Only Memory
                                    Read Only Memory (PROM or ROM)

     Volatile Memories. Rewritable semiconductor memories store varying amounts of electronic charge within individual memory cells to perform the memory function. In a Dynamic Random Access Memory the charge must be electrically refreshed many times per second or data are lost even when power is continuously applied. In a static random access memory the charge need not be refreshed, but data can be retained only if power is not interrupted.

     Nonvolatile Memories. A Read Only Memory is programmed, or written, once in the later stages of the manufacturing process and cannot be reprogrammed by the user. Programmable Read Only Memory can be programmed once by the user, while Erasable Programmable Read Only Memory may be reprogrammed by the user a limited number of times if the Erasable Programmable Read Only Memory is removed from the circuit board in the equipment. Both Flash Memory and Electrically Erasable Programmable Read Only Memory may be reprogrammed electrically by the user without removing the memory from the equipment. However, the reprogramming time on both Electrically Erasable Programmable Read Only Memory and Flash Memory is excessively long compared to the read time such that in most systems the microprocessor must stop for a relatively long time to rewrite the memory.

     Combinations. Many customers use a combination of volatile and nonvolatile memory functions to achieve the desired performance for their electronic systems. By using static random access memories in combination with Erasable Programmable Read Only Memory and Electrically Erasable Programmable Read Only Memory chips, customers can achieve nonvolatility in their systems and still retain the high data read and write speeds associated with static random access memory. This approach, however, is not desirable in many applications because of the size and cost disadvantages associated with using two or more chips to provide a single memory function. Also, it may take up to several seconds to transfer the data from the static random access memory to the Electrically Erasable Programmable Read Only Memory; an excessive time at power loss. As a result, attempts have been made to combine nonvolatile and volatile memory features in a single package or silicon chip. One approach combines a static random access memory with lithium batteries in a single package, which is called battery-backed SRAM.

     Nonvolatile random access memories combine volatile and nonvolatile memory cells on a single chip and do not require a battery. We believe our nvSRAM products represent a significant advance over existing products that combine volatility and nonvolatility on a single silicon chip. We combine a static random access memory cell with an Electrically Erasable Programmable Read Only Memory cell to create a small nvSRAM cell. Our unique and patented memory cell design enables the nvSRAM product to be produced at densities higher than existing nonvolatile random access memories and at a lower cost per bit. In addition to high density and nonvolatility, the nvSRAM product has fast data access and program speeds and the static random access memory portion of the memory can be modified an unlimited number of times without wearing out.

     We use an advanced implementation of SONOS technology. SONOS technology stores electrical charge within an insulator, silicon nitride, and uses a thin tunnel oxide layer to separate the silicon nitride layer from the underlying silicon substrate. Silicon-nitride-oxide-semiconductor technology prevents tunnel oxide rupture in the memory cell from causing an immediate loss of data. Oxide rupture has been a major cause of failures in Flash and Electrically Erasable Programmable Read Only Memories using floating gate technology, where charge is stored on a polysilicon conductor surrounded by insulators. To protect against these failures, many floating gate Electrically Erasable Programmable Read Only Memories have required error correction circuitry and redundant memory cells. This increases product cost by requiring more silicon area. Error correction and redundancy are not required for our products to protect against tunnel oxide rupture. In addition, our product designs incorporate a special test feature that can predict data retention time for every individual memory cell based on measuring the rate of charge loss out of the silicon nitride. Our latest 0.25-micron technology adds an additional oxide layer, forming a silicon-oxide-nitride-oxide-semiconductor stack, to support finer geometry electrical performance.

     The silicon-nitride-oxide-semiconductor technology coupled with our patented nvSRAM cell allows high performance nvSRAM's to be manufactured using complementary metal oxide semiconductor technology. The Silicon-nitride-oxide-semiconductor technology that we use has proven to be highly reliable, as demonstrated by our product qualification results to date.

     Our Memory Products

     Nonvolatile Static Random Access Memories ("nvSRAM"). Our nvSRAM product family consists of nonvolatile memories that combine fast static random access memory and nonvolatile elements within each memory cell on a single chip of silicon. The static random access memory portion of the nvSRAM product is operated in the same manner as most standard static random access memory products. The static random access memory can be written to and read from an unlimited number of times. The nonvolatile elements can be programmed, depending upon device type, by user control or automatically by transferring the static random access memory contents into the nonvolatile element memory. The data stored in the nonvolatile elements can be transferred back into the static random access memory by user control or the data can be transferred automatically.

     Our nvSRAM products have fast data access speeds of 25, 35 and 45 nanoseconds. These data access speeds correspond to those of fast static random access memory and, we believe, meet the requirements of much of the fast static random access memory market. The high-speed characteristics of our nvSRAM products allow them to be used in applications with various high performance microprocessors and digital signal processors such as those manufactured by Intel Corp., Texas Instruments and Freescale. Our nvSRAM products can be used to replace static random access memories with lithium batteries and multiple chip solutions such as static random access memory plus Electrically Erasable Programmable Read Only Memory or Flash Memory.

     The various combinations of density and speed allow our nvSRAM products to meet the design and performance requirements of many different types of systems.

     Our newest nvSRAM architecture, currently implemented in our 0.25-micron product family, adds an eight-bit micro-controller, approximately 20,000 gates of metal-programmable logic and programmable input-output devices. We refer to this architecture as Value-Added-Memory . It is designed to allow variations of the base-line 1-megabit nvSRAM design to be quickly developed for emerging market applications.

     We finalized commercial and industrial qualification of two versions of our initial 64-kilobit nvSRAM product offering in September 1991 and April 1992, respectively. We completed military qualification of our initial nvSRAM's in May 1992. We began sales into the commercial market of our initial 16-kilobit nvSRAM product family in 1992. We completed the development and product qualification of the 64-kilobit AutoStoreTM nvSRAM in 1993. The AutoStoreTM version automatically detects power loss and transfers the data from the static random access memory cells into the Electrically Erasable Programmable Read Only Memory cells. This device does not require instructions or intervention from the system microprocessor to notify it of the power loss. Commercial and industrial qualification of our 256-kilobit nvSRAM occurred in 1997 and military qualification of our 256-kilobit nvSRAM was completed in the second quarter of 1998. In 2002, we qualified our 3-volt 256-kilobit nvSRAM for use in commercial and industrial applications. During 2003, we designed and began sampling our 1-megabit nvSRAM product for sale into commercial and industrial markets. Qualification of our 1-megabit nvSRAM product occurred in September 2005. We qualified our 0.8-micron family of nvSRAM products built from wafers received from Chartered's facility #2 for sales into commercial, industrial and military markets during late 2004 and early 2005.

Product Warranties

     We presently provide a one-year limited warranty on our products.

Research and Development

     Our research and development activities are centered on developing new nvSRAM products. We also continually work to improve yields and reduce costs on all of our qualified products. In order to reduce costs, since late 1997 we have used outside experts for testing our products. In addition, we have a test floor which is used for evaluation of our technologies, product designs and product quality.

     In October 2001, we entered into an agreement with what is now DongbuAnam Semiconductors to develop a semiconductor process module that combines our nonvolatile technology with DongbuAnam's advanced 0.25-micron complementary metal-oxide semiconductor, or CMOS, fabrication line. CMOS is the semiconductor technology used in the transistors that are manufactured for most of today's computer microchips. The module incorporates SONOS technology, which is used to manufacture both high-density SONOS flash and SONOS nvSRAM's, for stand alone and embedded products. During 2002 and 2003, our research and development team along with DongbuAnam's research and development team worked on the co-development program. Our 1-megabit 3-volt nvSRAM was the primary development vehicle. In August 2003, we received the first complete processed silicon from this development, which yielded working samples of our new 1-megabit 3-volt nonvolatile semiconductor memory product. We began shipping samples of our new 1-megabit 3-volt nonvolatile semiconductor memory product in September 2003. In September 2005, we completed the full qualification of our 1-megabit 3-volt nonvolatile semiconductor memory product for use in the commercial and industrial market.

     In May of 2005, we entered into a Production and Development Agreement with Cypress to cooperate in developing a semiconductor process module that combines our nonvolatile technology with Cypress' advanced 0.13-micron digital complementary metal-oxide semiconductor, or CMOS, fabrication line. The module incorporates SONOS technology, which is used to manufacture both high-density SONOS flash and SONOS nvSRAM's, for stand alone and embedded products. During 2005, our research and development team along with Cypress' research and development team worked on the co-development program.

     Our research and development expenditures for the years ended December 31, 2005, 2004 and 2003 were $6,369,109, $4,942,391 and $3,987,054, respectively. We expect to continue expenditures on research and development, as we expand our products to include 4 megabit and greater memory densities.

Manufacturing and Quality Control

     Our manufacturing strategy is to use subcontractors whose production capabilities meet the requirements of our product designs and technologies.

     Since 1993, Chartered has provided us with silicon wafers for our legacy products.

     DongbuAnam provides silicon wafers for our 0.25-micron process to support our 1-megabit product family.

     Device packaging of our nvSRAM products continues at the Amkor facilities in the Philippines and Advanced Semiconductor Eng. Inc., in Taiwan. Final test for our nvSRAM products continues with Integra Technologies, formerly Amkor Test Services, in Wichita, Kansas, although as previously stated, we plan to move this function to more cost effective locations in Asia in 2006.

      Our subcontractors provide quality control for the manufacture of our products. We maintain our own quality assurance personnel and testing capability to assist the subcontractors with their quality programs and to perform periodic audits of the subcontractors' facilities and finished products to ensure product integrity.

     We maintained our certification to the ISO9001:2000 Quality Management System for our internal operations in Colorado Springs through 2005 through successful maintenance audits. Our major subcontractors also support ISO-14001 Environmental Control certifications. We continue to support our Mil-Prf-38535 Appendix A quality system in support of our SMD and military grade products.

     Our quality and reliability programs were audited by several major commercial customers and also by Defense Supply Center Columbus or "DSCC" during 2005 as part of routine supplier certification procedures. All such audits were completed satisfactorily. We have established a RoHS compliance program and are able to offer fully compliant versions of our products meeting our customers' deadline of July 1, 2006. We plan to continue to offer both complaint and non-compliant plating types until demand for the tin/lead plating falls significantly. RoHS stands for Reduction of Hazardous Substances, which principally requires the elimination of lead used in products.

Markets

     Our memory products are targeted at fast nvSRAM markets, static random access memory plus Electrically Erasable Programmable Read Only Memory markets and other nonvolatile memory products broadly used in commercial, industrial and military electronic systems.

     Our products are typically used to store critical data when power is removed from the system. Often this data must be captured very quickly and we believe that the fast write time of our nvSRAM products is a significant benefit over nonvolatile memory alternatives. Our products are used in systems that are "write intensive" such as data collection, event recording and others where we believe that the unlimited write endurance of our nvSRAM is superior to alternative nonvolatile memory solutions.

     We expect to see increasing revenue due to three major factors. The revenue contribution of 1-megabit nvSRAM products is increasing as Simtek enters 2006. Overall corporate average selling prices are expected to increase, as customers migrate from lower density products to higher priced, higher density 1-megabit nvSRAMs. Finally, we are seeing increased volume of our legacy products, as targeted end applications continue to experience additional nvSRAM product adoption and end market growth.

TARGET APPLICATIONS FOR SIMTEK PRODUCTS

Airborne Computers                                Lighting Control Systems
Automotive Control & Monitoring Systems           Medical Instruments
Automated Teller Machines                         Currency Changers

Data Monitoring and Recording Equipment           Printers
Process Control Equipment                         Facsimile Machines
Down Hole Drilling Systems                        Radar and Sonar Systems
Gaming Machines                                   Telecommunications Systems
GPS Navigational Systems                          POS Terminals
Guidance and Targeting Systems                    Automated Test Equipment
High Performance Workstations                     Utility Meters
Laser Printers                                    Routers
Weapon Control Systems                            Security Systems
Copiers                                           Broadcast Equipment
Cable TV and Satellite Set Top Converter Boxes    Studio Recording Equipment
Multi- Function Printers                          Servers
RAID Controllers                                  Factory Automation Systems
Robotics                                          Mass Storage Systems
LCD Projectors                                    Irrigation Systems Controllers
Power Grid Management Systems                     Fluid Flow Meters
Postal Systems                                    Motor Controllers
Automated Parking Systems                         Train Control Systems

     Our 1-megabit nvSRAM is opening new applications into which our products are being designed. These include designs into an entirely new generation of integrated Redundant Array of Independent Disks or "RAID" controllers, power metering, airborne communications, and data communications.

     We believe that for 2006, our marketing and sales focus will be to better penetrate new markets for Simtek such as external RAID arrays and mass storage subsystems, while further penetrating emerging data communications and new automotive applications.

Sales and Distribution

     Our strategy is to generate sales through the use of independent sales representative agencies and distributors supported by Simtek sales and technical personnel. We believe this strategy provides the fastest and most cost effective way to assemble a large and professional sales force.

     We currently have four sales and marketing offices. They are located in Colorado, Georgia and California for the North American and Asian markets, and in Dresden Germany for the European market. We have engaged approximately 20 sales independent representative organizations and approximately 30 distributor organizations with sales offices worldwide. These organizations have multiple sales offices and technical sales personnel covering specific geographic territories. Through these organizations and their sales offices we believe that we are capable of serving a significant portion of the worldwide market for our products with our full line of products.

     Independent sales representatives typically sell a limited number of non-competing products to semiconductor users in particular assigned geographic territories. Distributors inventory and sell products from a larger number of product lines to a broader customer base. These sales channels are generally complementary, as representatives and distributors often work together to consummate a sale, with the representative receiving a commission from us and the distributor earning a markup on the sale of products. We supply sales support and materials to the sales representatives and distributors.

     For our marketing activities, we evaluate external marketing surveys and forecasts and perform internal studies based, in part, on inputs from our independent sales representative agencies. Marketing decisions are also based on forecasts and inputs from our current and prospective customers. We prepare brochures, data sheets, application notes, product collateral and product advertising with our internal marketing resources and contracted outside services. Much of this information can be found on the Simtek website at www.simtek.com.

Customers and Backlog

     We have shipped qualified nvSRAM products to customers directly and through distributors since our initial commercial product qualification in September 1991. The majority of our sales are to Fortune 500 companies. Sales by geographic area for the years ended December 31, 2005, 2004, and 2003 were as follows (as a percentage of sales):

                                         2005             2004             2003
                                         ----             ----             ----

     United States                        26%              29%               37%
     Europe                               18%              11%               12%
     Far East:
         China                             5%               0%                0%
         Japan                            11%              12%               20%
         Singapore                        15%              11%               20%
         Taiwan                           11%              17%                3%
         Thailand                          2%               6%                0%
         Far East Other                    2%               2%                3%
     Other                                10%              12%                5%
     Total                               100%             100%              100%


     As of December 31, 2005, we had a backlog of unshipped customer orders of approximately $2,559,000, which we expect to ship by June 30, 2006. Comparatively, our backlog for unshipped customer orders was approximately $1,971,000 as of December 31, 2004. Orders are cancelable without penalty at the option of the purchaser prior to 30 days before scheduled shipment and therefore are not necessarily a measure of future product revenue.

Competition

     Our products compete on the basis of several factors, including data access speeds, programming speeds, density, data retention, reliability, programming endurance, space savings, manufacturability, ease of use and price.

     Simtek's products fall into a memory category commonly referred to as nvRAM (nonvolatile Random Access Memory). nvRAM products that compete with our family of nvSRAM products fall into two categories.

     The first category of products that compete with our nvSRAM products is products that combine static random access memories, power management devices with lithium batteries in specially adapted packages. These products generally are slower in access speeds than our nvSRAM products due in part to limitations caused by the life of the lithium battery when coupled with a faster static random access memory. Our nvSRAM products are offered in standard, smaller, less expensive packages, and do not have the limitation on lifetime imposed on the static random access memory/battery solutions by the lithium battery. Our nvSRAM products eliminate common problems associated with batteries such as corrosion, premature wear-out, shelf-life maintenance, inventory management and leaded content. Our nvSRAM's can also be used for wave soldered automatic insertion circuit board assembly since they do not have the temperature limitations of lithium batteries. However, lithium battery-backed static random access memory products are available in densities of 16-megabit and greater per package. Companies currently supplying products with lithium batteries include Maxim, ST Microelectronics and Texas Instruments.

     The second category consists of ferroelectric random access memory or commonly referred to as FRAM. FRAM memories use a capacitor with a ferroelectric dielectric as a storage element and a specialized transistor as a selection element. The use of ferroelectric materials for nvRAM has been researched for more than three decades but only few companies have been able to commercialized the technology. The major reason appears to be the very challenging manufacturing process. Typically capacities of FRAM are small. FRAM is considered a solution in applications that require low densities and low power where it has a competitive advantage over our nvSRAMs. FRAM's major disadvantage is limited memory endurance due to the destructive nature of the read out cycle. The major sources for FRAM stand alone memory components are Ramtron, OKI and Fujitsu. While other companies such as TI have licensed the FRAM technology from Ramtron, it is expected that TI will embed the FRAM memory into a more complex ASSP.

Based on market research data from Web Feet Research, we estimate the Simtek nvSRAM market share to be approximately 7% of the total nvRAM market. However, with increasing revenues, this market share is expected to increase in 2006.

      We are aware of other semiconductor technologies for nonvolatile memory products. Each of these requires a newly developed process technology, which has processing risk, but may deliver performance characteristics superior to our technology if perfected. Each of these processes integrates materials into the silicon processing steps that are not commonly used for semiconductor memory products today. If successful, these products could perform the same functions in a system that our products currently perform, but may be manufactured in higher density or lower cost products. Freescale is believed to be developing such magnetic film products.

Patents and Intellectual Property

     We undertake to protect our product designs and technologies under the relevant intellectual property laws as well as by utilizing internal disclosure safeguards. Under our licensing programs, we exercise control over the use of our protected intellectual property and have not permitted our licensees to sublicense our nvSRAM products or technology.

     It is common in the semiconductor industry for companies to obtain copyright, trademark, trade secret and patent protection of their intellectual property. We believe that patents are significant in our industry, and we are seeking to build a patent portfolio. We expect to enter into patent license and cross-license agreements with other companies. We have been issued 17 patents in the United States on our nvSRAM cell and other circuit designs. These patents relate to circuit implementations used to design our products. The use of these patents allows us to design circuits with lower power consumption and faster store timing than would be possible otherwise giving us a competitive advantage over other technologies. These patents have terms that expire from 2006 to 2018. We have also taken steps to obtain European patents in the large European countries, including Germany, France, the United Kingdom and Sweden on the nonvolatile memory patents that would have potential value in international markets. We have four applications that have been allowed and intend to prepare patent applications on additional circuit designs we have developed. However, as with many companies in the semiconductor industry, it may become necessary or desirable in the future for us to obtain licenses from others relating to our products.

     We also protect aspects of our technology that relate to our semiconductor memory products as trade secrets. There are disadvantages to protecting intellectual property as trade secrets rather than patents. Unlike patents, trade secrets must remain confidential in order to retain protection as proprietary intellectual property. We cannot assure you that our trade secrets will remain confidential. If we lose trade secret protection, our business could suffer.

     We have received federal registration of the term "Novcel" a term we use to describe our technology. We have not sought federal registration of any other trademarks, including "Simtek" and "QuantumTrapTM" or our logo.

     Late in 2002 and in 2003, we were contacted by Syndia Corporation regarding possible infringement on certain patents. Syndia Corporation informed us that it had acquired a portfolio patents issued to Jerome Lemelson. This patent portfolio was not included in the portfolio owned by Lemelson Foundation Partnership, an entity with which we reached a licensing agreement in 1999. We are currently reviewing any potential infringements. If there are any infringements, we believe that we can reach a reasonable licensing agreement with Syndia Corporation.

Employees

     As of the date of the Form 10-K filed on April 7, 2006, we had 52 full-time employees.

Item 1A. Risk Factors
---------------------

LIMITED OPERATING CAPITAL AND ABILITY TO RAISE ADDITIONAL MONEY MAY HARM OUR ABILITY TO DEVELOP AND MARKET PRODUCTS

     We require significant capital for product development, subcontracted production, and marketing. We have funded these needs from the sale of products, the sale of product and technology licenses, from royalties, as well as from the sale of our convertible debt and equity securities.

     We have not seen any significant increase in product sales in the past year and gross margins are less than anticipated. Our cash requirements have been difficult to meet. We cannot guarantee that we will be able to achieve an increase in product sales and gross margins. We may need more capital in the future to develop new products. We are not sure that we will be able to raise more capital on reasonable terms, if at all. If we cannot, then we may not be able to develop and market new products. The development, subcontracted production and marketing of existing products may also suffer, causing our financial position and stock price to deteriorate.

WE MAY EXPERIENCE OPERATING LOSSES IN THE NEXT SEVERAL YEARS

     We began business in 1987. Through December 31, 2005, we had accumulated losses of approximately $46.0 million. We realized net income for the first time for the year ended December 31, 1997 and continued to realize net income through June 30, 2000. Subsequent to June 30, 2000 and through December 31, 2005, we realized net losses primarily as a result of accounting charges, from the purchase of incomplete research and development in September 2000, decreased revenue, decreased gross margins, increased competitive pressures and increased research and development costs related to new product development. We may continue to experience net operating losses in the future. Continuing net operating losses could materially harm our results of operations, increase our need for additional capital in the future, and hurt our stock price.

WE MIGHT NOT BE ABLE TO RE-GAIN COMPLIANCE WITH CERTAIN COVENANTS SET FORTH IN OUR LOAN AGREEMENT WITH THE RENN CAPITAL GROUP; IF WE ARE UNABLE TO DO SO, THE RENN CAPITAL GROUP COULD ACCELERATE THE $3 MILLION LOAN AND FORECLOSE ON THE COLLATERAL THAT WE GRANTED TO IT

     Our loan agreement with Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and BFSUS Special Opportunities Trust PLC, or the RENN Capital Group, formerly Renaissance Capital Group, Inc., contains various financial covenants. As of December 31, 2005, we were not in compliance with two of the covenants set forth in the loan agreement, which covenants relate to the interest coverage ratio and debt to equity ratio. On March 21, 2006, we received a waiver for the two covenants through January 1, 2007. However, significant variances in future actual operations from our current estimates could result in the reclassification of this note to a current liability. If the note becomes due and we cannot pay it, RENN Capital Group may foreclose on the assets that we pledged as security for the note. This would significantly harm our business.

WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE THE ASSETS ACQUIRED FROM ZMD ON DECEMBER 30, 2005

     On December 30, 2005, we closed our acquisition from ZMD of certain intellectual property and assets related to ZMD's nvSRAM product line. We may be unable to integrate successfully into our operations the assets acquired from ZMD, including:

     o by a failure to gain customer agreement to purchase products from us or to qualify our designs or processes;

     o by a failure to coordinate international operations, relationships and facilities, which may be subject to additional constraints imposed by geographic distance, local laws and regulations; and

     o by a failure to implement and maintain uniform standards, internal controls, business processes, procedures, policies and information systems.

     Our failure to meet any of these challenges could cause us to fail to realize any accretive benefits of the acquisition of the assets from ZMD and could seriously harm our results of operations.

WE MAY BE UNABLE TO RETAIN AN EFFECTIVE FOCUS IN OUR INDUSTRY OR RETAIN CUSTOMERS FOLLOWING THE ACQUISITION OF ASSETS FROM ZMD

     The challenges to us as a result of the acquisition of certain intellectual property and assets from ZMD on December 30, 2005 include:

     o communicating a strategic vision to the market regarding us and executing on that strategic vision;

     o implementing sales and marketing efforts to effectively communicate to customers our capabilities;

     o overcoming possible concerns of certain customers about not having two sources of supply for the products they previously purchased from both ZMD and us;

     o gaining acceptance from former ZMD customers for our designs, products or processes; and

     o overcoming any perceived adverse changes in business focus, including demonstrating to customers that the acquisition of certain assets from ZMD will not result in an adverse change in customer service standards or business focus and helping customers conduct business easily with us going forward.

     The failure to meet any of these challenges could seriously hinder our plans for product development as well as business and market expansion following the acquisition of certain intellectual property and assets from ZMD.

IF WE CANNOT RECEIVE SILICON WAFERS WE REQUIRE TO MANUFACTURE OUR PRODUCTS FROM OUR SILICON WAFER MANUFACTURERS AT THE VOLUMES OR THE PRICES WE REQUIRE, OUR REVENUES, EARNINGS AND STOCK PRICE COULD SUFFER

     We currently purchase the silicon wafers we require to build our non-volatile memory products from three vendors, Chartered Semiconductor Manufacturing Plc. of Singapore, DongbuAnam Semiconductors in Korea and ZFoundry in Germany. Due to the volatility of the semiconductor market, we have limited control over the pricing and availability of the wafers we require in order to build our products. The risk of not receiving the products and pricing we need to achieve our revenue objectives has escalated. If we are unable to obtain the products and pricing we need from these vendors, our business could suffer.

THE UNCERTAINTY INVOLVED IN MANUFACTURING SEMICONDUCTORS MAY INCREASE THE COSTS AND DECREASE THE PRODUCTION OF OUR PRODUCTS

     In order for us to become profitable, we must drive our manufacturing costs down and secure the production of sufficient product. Semiconductor manufacturing depends on many factors that are complex and beyond our control and often beyond the control of our subcontractors. These factors include contaminants in the manufacturing environment, impurities in the raw materials used and equipment malfunctions. Under our arrangements with our subcontractors, our subcontractors pass on to us substantially all of their costs that are unique to the manufacture of our products. Accordingly, these factors could increase the cost of manufacturing our products and decrease our profits. These factors could also reduce the number of semiconductor memories that our subcontractors are able to make in a production run. If our subcontractors produce fewer of our products, our revenues may decline.

DELAYS IN MANUFACTURING MAY NEGATIVELY IMPACT OUR REVENUE AND NET INCOME

     It takes approximately three months for our subcontractors to manufacture our semiconductor memories. Any delays in receiving silicon wafers or completed products from our subcontractors will delay our ability to deliver our products to customers. This would delay sales revenue and could cause our customers to cancel existing orders or not place future orders. These delays could occur at any time and would affect our net income.

WE DEPEND ON INDEPENDENT SALES REPRESENTATIVES AND DISTRIBUTORS TO SELL OUR PRODUCTS AND THE TERMINATION OF ANY OF THESE RELATIONSHIPS MAY HARM OUR REVENUE

     We use independent sales representatives and distributors to sell the majority of our products. The agreements with these sales representatives and distributors can be terminated without cause by either party with 30 to 90 days written notice. If one or more of our sales representatives or distributors terminates our relationship, we may not be able to find replacement sales representatives and distributors on acceptable terms or at all. This could affect our profitability. In addition, during 2005, 2004 and 2003 approximately 51%, 50% and 42% of our product sales were to four distributors. We cannot be certain that we will be able to maintain our relationship with these distributors.

DELAYS IN OR FAILURE OF PRODUCT QUALIFICATION MAY HARM OUR BUSINESS

     Prior to selling a product, we must establish that it meets expected performance and reliability standards. As part of this testing process, known as product qualification, we subject representative samples of products to a variety of tests to ensure that performance in accordance with commercial, industrial and military specifications, as applicable. If we are unable to successfully accomplish product qualification for our future products, we will be unable to sell these future products. Even with successful initial product qualifications, we cannot be assured that we will be able to maintain product qualification or achieve sufficient sales to meet our operating requirements.

OUR SUCCESS DEPENDS ON OUR ABILITY TO INTRODUCE NEW PRODUCTS

     The semiconductor industry is characterized by rapid changes in technology and product obsolescence. Our success in the semiconductor industry depends in part upon our ability to expand our existing product families and to develop and market new products. The technology we currently use may be made obsolete by other competing or newly developed memory or other technologies. The development of new semiconductor designs and technologies typically requires substantial costs for research and development. Even if we are able to develop new products, the success of each new product depends on several factors including whether we selected the proper product and our ability to introduce it at the right time, whether the product is able to achieve acceptable production yields and whether the market accepts the new product. We cannot guarantee that we will be successful in developing new products or whether any products that we do develop will satisfy the above factors. In September 2003, we began shipping samples of our 1 megabit 3 volt nonvolatile semiconductor memory product. While we achieved production qualification on this product in September 2005, we cannot assure you that we will not discover technical problems or manufacturing concerns with this new product, that demand will continue to develop for the new product or that we will be able to continue to sell this new product at a profit.

THE CYCLICALITY OF THE SEMICONDUCTOR INDUSTRY MAY PREVENT US FROM MAINTAINING A CONSISTENT REVENUE STREAM AND MAY HARM OUR STOCK PRICE

     The semiconductor industry has historically experienced significant peaks and valleys in sales volumes resulting in large variations of revenues and resulting profits or losses. We do not have direct influence on the nature of the broad semiconductor market. Variations in the revenues and profits within the semiconductor industry may cause us to incur significant losses in the future. If the stock prices of many other semiconductor companies decrease, our stock price may also suffer.

IF WE FAIL TO SUCCESSFULLY IMPLEMENT PRODUCTS WITH CYPRESS SEMICONDUCTOR, OUR LIQUIDITY AND FUTURE REVENUES MAY SUFFER

     On May 5, 2005, we closed a production and development agreement with Cypress Semiconductor Corporation to jointly develop an "S8" 0.13-micron SONOS nonvolatile memory production process. The production and development agreement also calls for Cypress to produce one or more Simtek products, as designated by Simtek, using the S8 process. We cannot assure you that we will be able to successfully develop and bring to qualified volume production products based on the S8 process or that Cypress will be able to develop embedded products contemplated to be developed using Simtek's intellectual property. If the development of the S8 process is delayed or fails, or if Cypress is unable to meet our production requirements, we might not be able to meet potential future orders planned to be received from our customers. This could significantly harm our revenue and future growth potential. We also entered into an escrow agreement pursuant to which we deposited $3 million into an escrow account in order to support and make certain payments for the S8 process and product developments. If we fail to complete the development and production agreement, we might forfeit our rights to the escrow amount. This could harm our liquidity position.

OUR AGREEMENT WITH CYPRESS SEMICONDUCTOR CORPORATION MAY CONSUME OUR LIMITED RESOURCES OF ENGINEERS AND CONSUME A SIGNIFICANT AMOUNT OF OUR WORKING CAPITAL PREVENTING US FROM COMPLETING OTHER TASKS

     Our production and development agreement with Cypress may consume a considerable amount of our engineering resources, which may limit the resources available to maintain or improve our production yields on our existing products and develop other new and derivative products. In addition to these indirect expenses related to our engineering resources, our obligations under the production and development agreement will consume a significant amount of our working capital until December 31, 2006. This may harm our business and stock price.

THE DECEMBER 30, 2005 SECURITIES PURCHASE AGREEMENT AND RELATED DOCUMENTS PROVIDE FOR CASH PENALTIES IF WE FAIL TO FOLLOW CERTAIN PROCEDURES OR MAINTAIN AN EFFECTIVE REGISTRATION RELATED TO THE SHARES PURCHASED BY SUCH INVESTORS

     The Registration Rights Agreement entered into as part of the December 30, 2005 Securities Purchase Agreement amounting to $11,000,000 contained a cash penalty provision if certain procedures are not followed or an effective Registration Statement is not maintained for the 68,750,000 shares purchased by investors. The cash penalties are 2% of the proceeds for each month that a breach occurs. We cannot assure you that we will be able to follow the required procedures or obtain or maintain such effective Registration Statement.

INTENSE COMPETITION IN THE SEMICONDUCTOR INDUSTRY MAY CAUSE US TO LOSE SALES REVENUE TO OTHER SUPPLIERS

     There is intense competition in the semiconductor industry. We experience competition from a number of domestic and foreign companies, most of which have significantly greater financial, technical, manufacturing and marketing resources than we have. Our competitors include major corporations with worldwide silicon wafer fabrication facilities and circuit production facilities and diverse, established product lines. We also compete with companies, such as Ramtron International Corporation, attempting to obtain a share of the market for our product families. If any of our new products achieve market acceptance, other companies may sell competitive products at prices below ours. This would have an adverse effect on our operating results.

THE LOSS OF KEY EMPLOYEES COULD MATERIALLY AFFECT OUR FINANCIAL RESULTS

     Our success depends in large part on our ability to attract and retain qualified technical and management personnel. There are limited personnel trained in the semiconductor industry resulting in intense competition for these personnel. If we lose any of our key personnel, this could have a material adverse affect on our ability to conduct our business and on our financial results.

OUR PATENTS MAY NOT PROVIDE US EFFECTIVE INTELLECTUAL PROPERTY PROTECTION; THIS COULD HARM OUR BUSINESS

     We have been issued 17 U.S. patents (and assigned one other U.S. patent and three German patents) relating to specific aspects of our current products. We have also applied outside the United States for patents on our technology. We are not sure that any of the patents for which we have applied will be issued or, even if they are issued, will provide us with meaningful protection from competition. We may also not have the money required to maintain or enforce our patent rights. Notwithstanding our patents, other companies may obtain patents similar or relating to our patents.

     We seek to protect a significant portion of our intellectual property as trade secrets, rather than patents. Unlike patents, trade secrets must remain confidential in order to retain protection as proprietary intellectual property. We cannot assure you that our trade secrets will remain confidential. If we lose trade secret protection, our business could suffer.

IF OUR PRODUCTS AND TECHNOLOGY INFRINGE ON THIRD PARTY PATENTS, OUR PRODUCT SALES OR GROSS MARGINS MAY SUFFER

     We have not determined whether our products are free from infringement of others' patents. If patent infringement claims are asserted against us and are upheld, we will try to modify our products so that they are non-infringing. If we are unable to do so, we will have to obtain a license to sell those products or stop selling the products for which the claims are asserted. We may not be able to obtain the required licenses. Any successful infringement claim against us, our failure to obtain any required license or requirement for us to stop selling any of our products, may force us to discontinue production and shipment of these products. This may result in reduced product sales and harm our revenues.

     In 1998, we received notice of a claim for an unspecified amount from a foundation that owns approximately 180 patents and 70 pending applications. The foundation claimed that some of the machines and processes used in the building of our semiconductor devices infringe on the foundation's patents. In April 1999, we reached an agreement with the foundation for us to purchase a nonexclusive license of the foundation's patents, based on our product offerings and sales forecast at that time. If our products or actual sales revenue vary significantly from the time of the agreement, we may be subject to additional payments.

     In late 2002, we received notice of possible patent infringement from a corporation that has acquired a portfolio of patents. We have reviewed the claim and believe there are no potential infringements. We have received no further notification from this corporation. While there can be no assurances, if there are any infringements, we believe we will be able to enter into a licensing agreement with such company without any material impact on us.

FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS MAY INCREASE OUR COSTS, LOWER OUR REVENUES AND CAUSE LOSS OF CUSTOMERS TO OUR COMPETITORS

     We purchase materials, including silicon wafers, from outside the United States. Sales to customers located outside of the United States for the years ended December 31, 2005, 2004 and 2003 were 74%, 71% and 63%, respectively. We operate using United States dollars as the functional currency. Changes in foreign currency exchange rates can reduce our revenues and increase our costs. For example, our subcontractors may increase the prices they charge us, on a per purchase order basis, for silicon wafers if the United States dollar weakens. Any large exchange rate fluctuation could affect our ability to compete with manufacturers who operate using foreign currencies. We do not try to reduce our exposure to these exchange rate risks by using hedging transactions. Although we have not had any material losses due to exchange rate fluctuations over the last three years, we cannot assure you that we will not incur significant losses in the future.

BECAUSE OUR COMMON STOCK IS LISTED ONLY ON THE OTC ELECTRONIC BULLETIN BOARD, IT WILL BE MORE DIFFICULT TO SELL OUR COMMON STOCK

     Our common stock is listed on the OTC Electronic Bulletin Board under the symbol "SMTE." Our common stock was listed on the NASDAQ Small-Cap Market until July 18, 1995, but, because we no longer met NASDAQ's listing requirements, our common stock transferred to the OTC Electronic Bulletin Board as mandated by NASDAQ rules. We may not be able to meet the requirements for relisting our common stock on NASDAQ or listing on any other exchange in the near future or in the longer term.

     Securities that are not listed on the NASDAQ Small-Cap Market or other exchange are subject to a Securities and Exchange Commission rule that imposes special requirements on broker-dealers who sell those securities to persons other than their established customers and accredited investors. The broker-dealer must determine that the security is suitable for the purchaser and must obtain the purchaser's written consent prior to the sale. These requirements may make it more difficult for our security holders to sell their securities and may affect our ability to raise more capital. It may also make it harder for you to sell our stock than the stock of some other companies.

IF WE ISSUE SECURITIES AT LOW PRICES IN THE FUTURE, SOME OF OUR SECURITY HOLDERS MAY BE ENTITLED TO ACQUIRE MORE OF OUR SECURITIES, WHICH MAY DILUTE AND HARM THE HOLDERS OF OUR COMMON STOCK

     We may be obligated under agreements with certain of our security holders to issue to them additional securities in exchange for little or no consideration if we sell our securities in the future at or below certain prices. The issuance of such securities could dilute and harm the holders of our common stock.

BECAUSE WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE, YOUR INVESTMENT RETURN MAY BE LIMITED

     We have never paid cash dividends on our common stock. We do not expect to pay dividends in the foreseeable future. We intend to use any earnings to finance growth. You should not expect to receive dividends on your shares of common stock.

IF OUR BOARD OF DIRECTORS AUTHORIZES THE ISSUANCE OF PREFERRED STOCK, HOLDERS OF OUR COMMON STOCK COULD BE DILUTED AND HARMED

     Our board of directors has the authority to issue up to 2,000,000 shares of preferred stock in one or more series and to establish the preferred stock's voting powers, preferences and other rights and qualifications without any further vote or action by the shareholders. The issuance of preferred stock by our board of directors could dilute and harm the rights of the holders of our common stock. It could potentially be used to discourage attempts by others to obtain control of us through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. Given our present capital requirements, it is possible that we may need to raise capital through the sale of preferred stock in the future.

STANDARDS FOR COMPLIANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 ARE UNCERTAIN, AND IF WE FAIL TO COMPLY IN A TIMELY MANNER, OUR BUSINESS COULD BE HARMED AND OUR STOCK PRICE WOULD DECLINE.

     Rules adopted by the Securities and Exchange Commission pursuant to Section 404 of the Sarbanes-Oxley Act require annual assessment of our internal control over financial reporting, and attestation of our assessment by our independent auditors. This requirement may apply to our Annual Report on Form 10-K for the fiscal year ending December 31, 2007, or based on certain qualifying 2006 standards, for the fiscal year ending December 31, 2006. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent auditors is new and we may encounter problems or delays in completing the implementation of any requested improvements or remediation and receiving an attestation of our assessment by our independent auditors. We can provide no assurance as to our, or our independent auditors', conclusions at December 31, 2006 (or 2007 as required by regulations), with respect to the effectiveness of our internal control over financial reporting. The above factors creates a risk that we, or our independent auditors, will not be able to conclude at December 31, 2006 (or 2007 as required by regulations) that our internal controls over financial reporting are effective as required by the Sarbanes-Oxley Act. If we cannot assess our internal control over financial reporting as effective, or if our independent auditors are unable to provide an unqualified attestation report on such assessment, investors could lose confidence in our reported financial information and the trading price of our stock could drop.


Item 1B: Unresolved Staff Comments
----------------------------------

None.


Item 2. Properties
------------------

     We lease approximately 16,000 square feet of space in Colorado Springs, Colorado. This space includes a product engineering test floor of approximately 3,000 square feet. The lease is scheduled to expire on February 28, 2013. In February 2006, we entered into a lease agreement for our facility in Dresden, Germany, we lease approximately 2,800 square feet. The lease is schedule to expire on February 28, 2009.

We do not own any real property.  We do not have a policy:

     1. Limiting the percentage of assets which may be invested in any one investment or type of investment,

     2. Regarding whether we acquire assets primarily for possible capital gain or primarily for income, or

     3. With respect to investments in real estate, interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.


Item 3. Legal Proceedings
-------------------------

     We are not a party to any legal proceeding (including where our property is the subject of the proceeding), and we are not aware of any proceeding that a government authority is contemplating as of the date of this report.

Item 4. Submission of Matters to a Vote of Security Holders
-----------------------------------------------------------

     On October 27, 2005, we held an annual meeting of our shareholders for purposes of considering and voting upon a proposal to elect two directors to our board of directors each to serve for a three year term and considering and voting upon a proposal to ratify the selection of Hein & Associates LLP, independent auditors, as auditors of Simtek for the year ending December 31, 2005. As of the record date, September 12, 2005, we had 70,540,604 shares of common stock outstanding and the count of shares represented by proxy at the meeting was 62,165,595, a sufficient number of voting shares to constitute a quorum. Final results of the voting for each proposal is as follows:

1.   Election of Directors             For                     Withheld
     ---------------------             ---                     --------

     Harold Blomquist              60,607,733                  1,589,112
     Robert Pearson                60,837,477                  1,351,368


2.   Ratification of Selection of Auditors
     -------------------------------------

     For                          Against                      Abstain
     ---                          -------                      -------
     61,011,707                   366,492                      818,646

                                     PART II

Item 5.  Market for Registrant's Common Equity, Related Stockholder Matters and
         ----------------------------------------------------------------------
         Issuer Purchases of Equity Securities
         -------------------------------------

     Our common stock is listed on the OTC Electronic Bulletin Board under the symbol "SMTE." Securities not included in the NASDAQ Small-CAP Market are covered by the Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities, which will have an adverse effect on the ability of our security holders to sell their securities and our ability to raise additional capital.

     Shown below are the closing high bid and the closing low offer for our common stock as reported by the OTC Electronic Bulletin Board on the last day of the quarter.

                                                           Common Stock
                                                           ------------
                                                     High Bid         Low Bid
                                                     --------         -------

     2004
First Quarter...................................       1.64             1.56
Second Quarter..................................        .72              .68
Third Quarter...................................        .62              .60
Fourth Quarter..................................        .61              .59

     2005
First Quarter...................................        .57              .56
Second Quarter..................................        .375             .335
Third Quarter...................................        .38              .34
Fourth Quarter..................................        .29              .26

     The quotations listed above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

     As of December 31, 2005, we had 469 shareholders of record. This number does not reflect shareholders who beneficially own common stock held in nominee or "street name".

     We have not paid any dividends on our common stock since inception and we do not intend to pay any dividends on our common stock in the foreseeable future.

     Harold Blomquist, our current President and Chief Executive Officer, purchased 200,000 shares of our common stock for $108,400 on May 19, 2005, and

275,000 shares of our common stock for $81,950 on November 9, 2005, in each case pursuant to Mr. Blomquist's employment agreement with us. We issued 150,000 shares of our common stock to Douglas Mitchell, our former President, Chief Executive Officer and Chief Financial Officer (acting), on June 15, 2005, and 50,000 shares of our common stock on November 25, 2005, in each case pursuant to the terms of his separation agreement with us. With respect to the issuances to Mr. Blomquist and Mr. Mitchell, we issued such securities in reliance upon Rule 506 promulgated under, and Section 4(2) of, the Securities Act, as each is or was an officer and director of Simtek, each is a sophisticated investor, each had access to material information of Simtek and there was no general solicitation.

     On June 28, 2005, we issued warrants to purchase 200,000 shares of our common stock to the RENN Capital Group in exchange for a waiver of certain provisions relating to the 7.5% convertible debentures issued to the RENN Capital Group in 2002. These warrants have 5-year terms with an exercise price of $0.50 per share. With respect to our June 28, 2005 transaction, we issued such securities in reliance upon Rule 506 promulgated under, and Section 4(2) of, the Securities Act, as the RENN Capital Group are sophisticated, accredited investors, there was no general solicitation and the RENN Capital Group had access to material information of Simtek.

     In connection with an offering of $11,000,000 of our common stock on December 30, 2005, we issued a warrant to purchase 1,062,500 shares of our common stock to C. E. Unterberg, Towbin, the investment banking firm that advised us in the December 30, 2005 offering, as partial payment for such services. This warrant has a five-year term and an exercise price of $0.28 per share. With respect to our issuance to C. E. Unterberg, Towbin, we issued such securities in reliance upon Rule 506 promulgated under, and Section 4(2) of, the Securities Act, as such holder is sophisticated, an accredited investor, there was no general solicitation and such holder had access to material information of Simtek.

     The following table sets forth information with respect to our equity compensation plans as of December 31, 2005.

                      Equity Compensation Plan Information

                                                                                          Number of securities
                                                                                          remaining available for
                                Number of securities to be                                future issuance under
                                issued upon exercise of      Weighted-average exercise    equity compensation plans
                                outstanding options          price of outstanding         (excluding securities
Plan Category                   warrants and rights          options warrants and rights  reflected in column (a))
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not
approved by security holders
                                         7,969,363                      $0.62                      1,630,306
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total                                    7,969,363                      $0.62                      1,630,306
------------------------------- ---------------------------- ---------------------------- ----------------------------

Please see Note 6, "Stock Option Plans," to our Financial Statements included herewith.

Item 6: Selected Financial Data
-------------------------------

     The following selected financial data should be read in conjunction with, and are qualified in their entirety by, the consolidated financial statements and related notes thereto contained in "Item 8. Financial Statements and Supplementary Data" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein.

                                                  Years Ended December 31,
                                   2005         2004        2003        2002         2001
                                   ----         ----        ----        ----         ----
                              (As Restated)
                              -------------
                                               (in thousands, except per share data)

Revenue                         $ 10,385     $ 13,092    $ 12,263     $12,422     $ 15,450
Gross margin                       2,794        3,953       3,735       4,844        4,992
Loss from continuing
     Operations                   (7,490)      (3,731)     (2,389)     (1,028)        (925)
Income (loss) from
 Discontinued operation            1,704           60         116          65         (195)
Net loss                        $ (5,785)    $ (3,670)   $ (2,273)    $  (963)      (1,120)
Loss per share from
     Continuing operations:
     Basic and diluted          $   (.11)    $   (.06)   $   (.04)   $  (.02)     $   (.02)
Income per share from
     Discontinued operations:
     Basic and diluted          $    .03     $    .00     $   .00      $  .00     $    .00
Total loss per share
     Basic and diluted          $   (.08)    $   (.06)    $  (.04)     $ (.02)    $   (.02)
Working capital                    3,591        4,122       1,610       5,473        3,489
Total assets                      18,758        7,976       7,303       7,932        6,587
Total long term debt               2,760        3,000       3,000       3,000            -
Shareholders' equity              11,319        1,989       2,523       3,253        4,230
Cash dividends per common
  Share (1)                            -            -           -           -            -

(1) We have not declared any cash dividends on our common stock and do not expect to pay such dividends in the foreseeable future.

Item 7:  Management's Discussion and Analysis of Financial Condition and Results
--------------------------------------------------------------------------------
         of Operations
         -------------

Overview of Recent Debt and Equity Transactions

     As described in "Item 5. Market for Registrant's Common Stock, Related Security Holder Matters and Issuer Purchases of Equity Securities", on May 5, 2005, we closed a share purchase agreement for a $4,000,000 private placement of 6,740,816 shares of our common stock and warrants to acquire 5,055,612 shares of our common stock with Cypress Semiconductor Corporation, as well as a production and development agreement with Cypress to jointly develop an "S8" 0.13-micron SONOS nonvolatile memory production process. The production and development ag reement also calls for Cypress to produce one or more Simtek products, as designated by Simtek, using the S8 process. The warrants have a 10-year term with an exercise price of $0.7772.

     On June 28, 2005, we issued warrants to purchase 200,000 shares of our common stock to the RENN Capital Group in exchange for a waiver of certain provisions relating to the 7.5% convertible debentures issued to the RENN Capital Group in 2002. These warrants have 5-year terms with an exercise price of $0.50 per share.

     On December 30, 2005, we issued to ZMD 6,260,713 shares of our common stock as partial payment for the assets we acquired from ZMD pursuant to the Asset Purchase Agreement, dated December 7, 2005, between us and ZMD.

     On December 30, 2005, we issued, for an aggregate price of $11,000,000, the amounts of shares indicated to the following investors: Crestview Capital Master LLC (24,687,500 shares); Straus Partners, LP (781,250 shares); Straus GEPT Partners, LP (781,250 shares); Big Bend XXVII Investments, L.P. (14,375,000 shares); Toibb Investment LLC (11,875,000 shares); Michael Seedman (625,000 shares); RENN Capital Group (9,375,000 shares); and SF Capital Partners Ltd. (6,250,000 shares). In addition, on December 30, 2005, we issued a warrant to purchase 1,062,500 shares of our common stock to C. E. Unterberg, Towbin, the investment banking firm that advised us in the December 30, 2005 offering, as partial payment for such services. This warrant has a five-year term and an exercise price of $0.28 per share. We used the majority of the $11,000,000 proceeds of the December 30, 2005 offering to fund the acquisition of assets from ZMD pursuant to the Asset Purchase Agreement, dated December 7, 2005, between us and ZMD.

     In connection with the sale of $11,000,000 of our common stock on December 30, 2005, instead of lowering the conversion price of the 7.5% convertible debentures issued to the RENN Capital Group in 2002, as required by the terms of the 2002 convertible debentures, from $0.312 per share to $0.16 per share as a result of the December 30, 2005 offering at $0.16 per share, we agreed with the RENN Capital Group that the conversion price would only be lowered to $0.22 per share as a result of the December 30, 2005 offering. As a result, instead of just 9,615,384 shares issuable upon conversion of the 2002 debentures (which would be the case were the conversion price still $0.312 per share), there are currently a total of 13,636,364 shares of common stock that are issuable to the RENN Capital Group upon conversion of the debentures as a result of the reduction of the conversion price to $0.22 per share.

     Also in connection with the sale of $11,000,000 of our common stock on December 30, 2005, we agreed with Bluegrass Growth Fund LP, Bluegrass Growth Fund LTD and SF Capital Partners Ltd. that in exchange for their waiver of certain participation rights held by them in connection with the December 30, 2005 offering, the exercise price of their warrants to acquire 2,579,980 shares of our common stock would be lowered from $0.627 per share to $0.265 per share.

Results of Operations

     General. We have designed and developed nvSRAM random access products since we commenced business operations in May 1987. We have concentrated on the design and development of our nvSRAM product families and technologies, marketing, distribution channels, and sources of supply, including production at subcontractors. During 2000, we added the capability to design, develop and produce gate array integrated circuits, or our logic products but ceased supporting this product as of December 31, 2003.

     In 2003, we received notification from Chartered that they would be closing their silicon wafer fabrication facility #1 in March 2004 and that they would transfer our 0.8-micron process technology to their silicon wafer fabrication facility #2. Through late 2003 and into 2004, we began working with Chartered to transfer the production of our 16-kilobit, 64-kilobit, 5 volt 256-kilobit and 3 volt 256-kilobit product from their facility #1 to their facility #2. During the third and fourth quarters of 2004 and first quarter of 2005, we completed the transfer and qualification of these products. The transfer from Chartered's facility #1 to Chartered's facility #2 accounted for lower production yields through the first three quarters of 2004 as compared to the production yields we achieved in 2003. During the fourth quarter 2004, we began seeing production yields return to historic levels. Sales of our products manufactured from the silicon wafers we received from both of Chartered's facilities accounted for approximately 86%, 97% and 94% of our total revenue for the years ended December 31, 2005, December 31, 2004 and for December 31, 2003, respectively.

     We have also been working with DongbuAnam on the development of a module which incorporates silicon-oxide-nitride-oxide- silicon technology, that will be used to manufacture both high density silicon oxide nitride oxide silicon flash and nvSRAM's for stand alone embedded products. The primary development product is our 1-megabit 3-volt nvSRAM. In September 2003, we began shipping samples of the 1-megabit 3-volt nvSRAM. In September 2005, we qualified our 1-megabit products for use in the commercial and industrial markets. During the third quarter of 2004, we began receiving initial production orders. Sales of our 1-megabit 3-volt products accounted for approximately 13% and 3% of our total revenue for the years ended December 31, 2005 and December 31, 2004, respectively.

     As discussed previously, on December 30, 2005, we closed on the acquisition of certain assets related to ZMD's nvSRAM product line. This acquisition had no effect on the operating results for fiscal year 2005, as there were no operating activities related to those assets, until January 2006.

     Our programmed semiconductor logic products accounted for approximately 7% of our total revenue for the years ended December 31, 2003 and 0% of our revenue in 2004 or 2005. These products were discontinued in 2003.

     Review of 2005 Operations

     Total revenue for 2005 was approximately $10,385,000. We saw a decrease in unit shipments and average selling prices of our commercial and industrial products. In 2005, management focused on realigning customer inventory and ordering patterns to more closely follow end user consumption patterns. This resulted in decreased revenue in 2005. Management believes that aligning customer unit consumption and ordering trends will ultimately allow both Simtek and its customers to better forecast production and inventory requirements. Revenue and unit volumes were lowest in the second quarter 2005 and showed steady improvement in the third and fourth quarters of 2005.

     Review of 2004 Operations

     Total product revenue for 2004 was approximately $13,100,000. We saw an increase in unit shipments of our commercial products in 2004. The majority of this increase was for large production orders, with competitive bidding. Average selling prices were essentially the same in 2004 when compared to 2003. Revenues from our commercial nvSRAM products saw a total increase of approximately 8% in 2004 as compared to 2003. Revenues from our high-end industrial and military products saw an approximate increase of 58% in 2004 as compared to 2003. The increase was primarily due to completing shipments of our nonvolatile semiconductor memory products against on-going military contracts.

     Results of Operations

     Revenues

     The following table sets forth our net revenues for semiconductor devices by product markets for the years ended December 31, 2005, 2004 and 2003 (in thousands):

                                          2005           2004          2003
                                          ----           ----          ----

      Commercial                       $  8,669       $ 10,314      $  9,548
      High-end industrial and
        Military                       $  1,617       $  2,778      $  1,759
      Logic Products                   $     99       $     -       $    956

      Total Revenue                    $ 10,385       $ 13,092      $ 12,263

     Revenues for the year ended December 31, 2005 as compared to 2004

     Commercial revenues include revenue generated from our legacy products and from our 0.25 micron products. Commercial revenues decreased by $1,645,000 for the year ending December 31, 2005 as compared to the same period in 2004. The decrease was due: (i) lower average selling prices of our high volume legacy products due to competitive pricing; (ii) reduced unit volume with our key RAID customers due to competition; and, (iii) reduced unit volume due to a concerted effort to realign customer inventory and ordering patterns to more closely match actual consumption. The decrease in legacy unit shipments was partially offset by an increase in unit shipments of our 0.25 micron product family.

     High-end industrial and military product revenues accounted for a decrease of $1,161,000 for the year ending December 31, 2005 as compared to the same period in 2004. We saw an approximate 47% decrease in unit shipments and an approximate 42% decrease in average selling prices. The decreases in unit volume reflect our efforts to align customer inventory levels to their actual consumption of the products.

     The $99,000 increase in logic revenues was due to a last time buy of one our discontinued logic products, which were discontinued in 2003.

     Four distributors account for approximately 51% of our revenue for the year ended December 31, 2005 as compared to 49% for the same period in 2004. Products sold to distributors are sold without material recourse. Distributor contracts typically allow distributors to return up to 5% in value of product inventory in each six month period in exchange for a replacement order of equal value. This allows them to keep inventory current to market demand. Distributors sell our products to various end customers. If one of these distributors were to terminate its relationship with us, we believe that there would not be a material impact on our product sales, as other distributors would likely take their place.

     We expect that revenue will increase in the next several quarters, as shipments of our 0.25 micron product family ramp up. Customer acceptance of our flagship 0.25 micron products has increased significantly in 2005. In addition, we expect that sales of our high-end industrial and military products will increase as customer inventory levels and consumption demand are realigned.

     Revenues for the year ended December 31, 2004 as compared to 2003

     Commercial product revenues increased by $766,000 for the year ending December 31, 2004 as compared to the same period in 2003. The increase was due to an increase in unit volume of our commercial nonvolatile semiconductor memory products and the addition of our new 1-megabit nonvolatile semiconductor memory products.

     High-end industrial and military product revenues accounted for an increase of $1,019,000 for the year ending December 31, 2004 as compared with the same period in 2003. The increase was primarily due to completing shipments of our nonvolatile semiconductor memory products against on-going military contracts.

     Revenues from our logic products decreased by $956,000 for the year ending December 31, 2004 as compared to the same period in 2003. The decrease was due to our decision to eliminate this product line effective December 31, 2003.

     Four distributors accounted for approximately 49% of our product revenue for the year ended December 31, 2004 as compared to 42% for the year ended December 31, 2003. Products sold to distributors are sold without significant recourse.

     Cost of Sales and Gross Margins for the year ended December 31, 2005 as compared to 2004

     We recorded cost of sales of $7,591,000 and $9,140,000 for the years ended December 31, 2005 and December 31, 2004, respectively. These costs reflect an approximate 3% decrease in gross margin percentage points for the year ended December 31, 2005 as compared to the same period in 2004. Actual gross margin percentages were 27% and 30% for the years ended December 31, 2005 and 2004, respectively. The decreases in gross margin percentages for the year ended December 31, 2005 were due primarily to decreased average selling prices and lower unit volume shipments of our high-end industrial and military products, which typically carry high gross margins.

     During the year ended December 31, 2005, we purchased all of our silicon wafers to produce our 0.8 micron nvSRAM legacy products from a single supplier, Chartered, to support sales of our nonvolatile semiconductor memory legacy products. Sales of products built on these wafers accounted for approximately 86% of our revenue for the year ended December 31, 2005. We purchased silicon wafers to produce our family of 0.25 micron products, the 1-megabit and certain 256-kilobit nvSRAM products built on 0.25 micron technology from DongbuAnam. Sales of our semiconductor products built on 0.25 micron technology accounted for approximately 13% of our revenue for the year ended December 31, 2005. The remaining sales for the year were for a one-time sale of our discontinued logic products.

     We expect gross margins on both our legacy and 0.25 micron products to improve during 2006. The net yields on the silicon wafers received from Chartered during the fourth quarter of 2005 and first two months of 2006 have resulted in yields significantly better and more stable than in earlier production received during the transition from Chartered's wafer fabrication facility # 1 to Chartered's wafer fabrication facility # 2. The yields are better than the historical yields from Chartered's wafer fabrication facility #
1. In addition, in 2006, we plan to move the final testing of our higher volume products to Asia, which will result in lower costs. On the .25-micron products, we achieved full production qualification on the 1-megabit products in September 2005. Based on that qualification, we have reduced the amount of back-end testing, which reduced total unit cost. We expect that we will continue to reduce the unit costs of the .25- micron product family in 2006, as yields improve and additional testing is eliminated.

     Cost of Sales and Gross Margins for the year ended December 31, 2004 as compared to 2003

     We recorded costs of sales of $9,140,000 and $8,528,000 for the years ended December 31, 2004 and December 31, 2003, respectively. These costs reflect an equivalent gross margin percentage for the year ended December 31, 2004 as compared to the year ended December 31, 2003. Actual gross margin percentages were 30% for the year ended December 31, 2004 and 2003.

     Chartered closed its wafer fabrication facility #1 in March 2004 and we completed the transfer of the manufacturing of our silicon wafers into Chartered's facility #2 in the third and fourth quarter of 2004. The transfer from Chartered's facility #1 to Chartered's facility #2 accounted for lower production yields through the first three quarters of 2004 as compared to the production yields we achieved in 2003. During the fourth quarter 2004, we began seeing production yields return to historic levels.

     Research and Development for the year ended December 31, 2005 as compared to 2004

     We believe that continued investments in new product development are required for us to remain competitive in the markets we serve. In 2005, our research and development department continued its efforts on the final development, testing and qualification of our 1-megabit 3-volt nvSRAM with DongbuAnam. In September 2005, we qualified our 1-megabit products for use in the commercial and industrial markets. Development of the smaller 256-kilobit and 256-kilobit with real time clock built on the 0.25-micron base continued in 2005. We expect to achieve full production qualification for these products in the first half of 2006.

     In addition, during the second half of 2005 we began development of our next generation nvSRAM product, in conjunction with Cypress Semiconductor, pursuant to the terms of the May 5, 2005 development agreement. This new product will be based on Cypress' .13-micron process and will include memory density of 4-megabits. We hope to provide customers with initial product samples in the fourth quarter of 2006.

     Total research and development expenses were $6,369,000 for the year ended December 31, 2005 as compared to $4,942,000 for the year ended December 31, 2004.

     The $1,427,000 increase for the year was primarily due to a one-time charge of $1,222,000 related to the final development of our 0.25-micron product. The one-time charge related to our 0.25 micron product was due to abnormally low yields and high scrap due to design and process issues with the silicon wafers. We have implemented a significant new revision for the silicon wafers being produced at DongbuAnam and preliminary testing shows a significant improvement in both the initial silicon wafer probe yield as well as the final assembly and test yield. The improved yields resulted in a more cost effective product. This charge was partially offset by decreases in payroll and payroll overhead costs of $159,000, consulting services of $312,000, product development costs of $293,000 and equipment related costs of $13,000 which were in turn partially offset by increases in qualification costs of $60,000, and costs related to the joint development with Cypress of $919,000. The $159,000 decrease in payroll and payroll overhead costs was a direct result of reduced headcount. The $312,000 decrease in consulting services was due to a decrease in engineering work performed by our wholly-owned subsidiary, Q-DOT, for the development of our data-communication products. As reported elsewhere in this Form 10-K, we sold substantially all the assets of Q-DOT in August 2005. The $293,000 decrease in product development costs was related to wind down of development activities related to the 0.25 micron product. As discussed above, the one-time charge related to our 0.25 micron product was due to abnormally low yields and high scrap due to design and process issues with the silicon wafers. These issues have been resolved and yields from the revised silicon wafers are significantly better and now result in a cost effective product. In September 2005, we achieved full production qualification of the 1-megabit product family.

     Research and Development for the year ended December 31, 2004 as compared to 2003

     Total research and development expenses were $4,942,000 and $3,987,000 for the years ended December 31, 2004 and December 31, 2003, respectively.

     The $955,000 increase for the year was related to increases in payroll and payroll related costs of $199,000, new product development costs of $732,000, equipment leases, maintenance agreements for software and depreciation of $20,000 and other expenses of $4,000. The primary increase in payroll costs is related to an increase in employee headcount. Increased headcount and contract engineering services were required in order to develop our products in time to meet production schedules for the new products. The primary increase in product development costs was due to an increase in engineering materials and services such as, silicon wafer purchases, reticles, assembly and testing of our 1-megabit products from DongbuAnam and the development of our 64-kilobit and 256-kilobit products from X-FAB and 64-kilobit and 256-kilobit products from Chartered's wafer fabrication facility #2 and an increase in costs related to the commercial development of datacomm products performed by our Q-DOT subsidiary. The increase in product development costs included a one-time write off of capital purchases, of approximately $61,000, related to the development at X-FAB that ended in August 2004. Equipment leases, maintenance agreements for software and depreciation are related primarily to software licenses and hardware required to design our new products.

     Sales and Marketing for the year ended December 31, 2005 as compared to
     2004

     Total sales and marketing expenses were $1,493,000 for the year ended December 31, 2005 as compared to $1,608,000 for the year ended December 31, 2004.

     The $115,000 decrease was primarily due to decreases in advertising of $15,000, sales commissions of $285,000 and other miscellaneous expenses of $11,000; these decreases were partially offset by an increase in payroll and overhead costs of $196,000. The $285,000 decrease in sales commission is a direct result of reduced revenue. The $196,000 increase in payroll and overhead costs was the result of personnel changes.

     Sales and Marketing for the year ended December 31, 2004 as compared to
     2003

     Total sales and marketing expenses were $1,608,000 and $1,213,000 for the year ended December 31, 2004 and December 31, 2003, respectively.

     The $395,000 increase for the year was related to an increase in payroll and payroll related costs of $240,000, advertising of $51,000, travel expenses of $36,000, sales commissions of $54,000 and other expenses of $14,000. The increase in payroll and payroll related costs and travel was a direct result of increased headcount, the increase in advertising expenses were due to increased advertising for our new 1-megabit product. The increase in sales commissions is a direct result of increased revenue.

     Administration for the year ended December 31, 2005 as compared to 2004

     Total administration expenses were $2,275,000 for the year ended December 31, 2005 as compared to $917,000 for the year ended December 31, 2004.

     The $1,358,000 increase for the year was due to increases in accounting and legal expenses of $123,000, $343,000 increase in payroll and payroll overhead costs, $713,000 in expenses related to separation and employment agreements and a $179,000 increase in board of director costs and contract services. The increases in payroll and payroll related costs and contract services were related to increases in headcount and increases in administrative services provided by our subsidiary Q-DOT. The increases in accounting and legal expenses were related to increased activity related to agreements with personnel and increased securities work. The $713,000 in expenses was related to costs associated with the terms of the employment agreement for our current Chief Executive Officer and the costs associated with the separation agreement entered into with our previous Chief Executive Officer.

     Administration for the year ended December 31, 2004 as compared to 2003

     Total administration expenses were $917,000 and $706,000 for the years ended December 31, 2004 and December 31, 2003, respectively.

     The $211,000 increase was due primarily to increases in accounting and legal fees of $52,000, professional fees of $47,000, costs associated with our annual meeting of shareholders of $47,000, payroll and payroll related costs of $35,000, and other miscellaneous expenses including travel of $30,000. The increase in legal fees was primarily related to costs incurred in relation to our annual meeting of shareholders and increased legal fees related to our registration statements on Form SB-2 that we were required to file with the Securities and Exchange Commission. The increase in professional services was primarily due to an increase in fees paid to our Board of Directors and fees paid for financial consulting. The increase in accounting fees was due to increased audit fees related to our registration statements on Form SB-2. The increase in payroll and payroll overhead costs were primarily due to increased overhead costs.

     Total Other Income (Expense) for the year ended December 31, 2005 as compared to 2004

     The $69,000 decrease in other income (expense) for the year ended December 31, 2005 as compared to the year ended December 31, 2004 was primarily due to an increase in interest income received from our restricted investments.

     Total Other Income (Expense) for the year ended December 31, 2004 as compared to 2003

     The $2,000 decrease in total other income (expense) for the year ended December 31, 2004 as compared to the year ended December 31, 2003 was primarily related to a decrease in interest income which was a direct result of a decreased cash balance.

     Loss from Continuing Operations for the year ended December 31, 2005 as compared to 2004

     We recorded a loss from continuing operations of $7,490,000 for the year ended December 31, 2005 as compared to a loss from continuing operations of $3,731,000 for the year ended December 31, 2004. The increase of $3,759,000 in net loss for the year was due primarily to an increase in operating expenses and decreased revenue discussed above.

     Loss from Continuing Operations for the year ended December 31, 2004 as compared to 2003

     We recorded a loss of $3,731,000 and $2,389,000 for the years ended December 31, 2004 and December 31, 2003, respectively. The increase of $1,342,000 in the loss from continuing operations for the year was due primarily to an increase in operating expenses discussed above.

Future Results of Operations

     Our ability to be profitable will depend primarily on our ability to continue reducing manufacturing costs and increasing revenue by increasing the availability of existing products, by the introduction of new products and by expanding our customer base. We are also dependent on the overall state of the semiconductor industry and the demand for semiconductor products by equipment manufacturers and our ability to raise additional working capital.

     On December 30, 2005, we purchased from ZMD certain assets related to ZMD's nvSRAM product line. We believe that this purchase will position us to be the number one supplier of nvSRAM products and will give us access to additional Tier 1 customers especially in Europe. Through this purchase we have regained sole ownership of our patents and technical information used by ZMD on SONOS-based standard product memory architectures previously licensed by us to ZMD and we have gained a license to other ZMD patens and technical information pertaining to SONOS-based nvSRAM. ZMD has entered into a 5-year non-compete agreement with us. In January 2006, we established a European design, customer service and support center in Dresden, Germany. We plan to use the new design team to accelerate product development and introduction of innovative new products designed for the 0.25 micron process at DongbuAnam and also targeted to the 0.13 micron process with Cypress.

     In May of 2005, we entered into a Production and Development Agreement with Cypress to cooperate in developing a semiconductor process module that combines our nonvolatile technology with Cypress' advanced 0.13-micron digital complementary metal-oxide semiconductor, or CMOS, fabrication line. The module incorporates SONOS technology, which is used to manufacture both high-density SONOS flash and SONOS nvSRAM's, for stand alone and embedded products.

     As of December 31, 2005, we had a backlog of unshipped customer orders of approximately $2,559,000, all of which we expect to ship by June 30, 2006. Orders are cancelable without penalty at the option of the purchaser prior to 30 days before scheduled shipment and therefore are not necessarily a measure of future product revenue.

     We cannot assure you that the growth in demand, or demand for our products, will increase in the future. Through 2005, we were principally dependent on our legacy products for revenue, for which customer orders have declined over the past year. However, customer orders in the first quarter of 2006 have continued to increase consistent with the trend seen in the second half of 2005. We continue to explore alternatives to further reduce the cost to manufacture our existing products built on 0.8-micron and 0.25 micron technologies. We are currently reviewing additional cost reduction measures that may have the potential to improve our earnings.

     During the years ended December 31, 2005, 2004 and 2003, we purchased all of our silicon wafers to produce our legacy nvSRAM products from a single supplier, Chartered. Approximately 86%, 97% and 94% of our semiconductor device sales for 2005, 2004 and 2003, respectively, were from finished units produced from these silicon wafers. We believe that we maintain a very good relationship and that Chartered will continue to supply our wafer requirements for our legacy products. In addition, we may purchase additional 0.8-micron wafers from ZFoundry, a subsidiary of ZMD, as required to fill customer demand. DongbuAnam provides silicon wafers for our 0.25-micron products. Approximately 13% and 3% of our semiconductor product sales for the years ended December 31, 2005 and 2004 were from finished units produced from these silicon wafers.

     We intend to continue designing, developing and subcontracting the production of our memory products. We also propose to continue to sell to existing and new customers through our normal sales and marketing channels.

     Our ability to achieve profitability will depend primarily on our ability to continue reducing our manufacturing costs and increasing revenue by improving the availability of existing products, by the introduction of new products and by expanding our customer base. With the positive feedback we have received from the customers who have sampled and purchased products from our new 0.25 micron product family, we expect to continue ramping production of this product through 2006. In order to achieve these goals, we are dependent on the overall state of the semiconductor industry and the demand for semiconductor products by equipment manufacturers.

Liquidity and Capital Resources

     As described in "Item 5. Market for Registrant's Common Stock, Related Security Holder Matters and Issuer Purchases of Equity Securities", on May 5, 2005, we closed a share purchase agreement for a $4,000,000 private placement of 6,740,816 shares of our common stock and warrants to acquire 5,055,612 shares of our common stock with Cypress Semiconductor Corporation, as well as a production and development agreement with Cypress to jointly develop an "S8" 0.13-micron SONOS nonvolatile memory production process. The production and development agreement also calls for Cypress to produce one or more Simtek products, as designated by Simtek, using the S8 process. The warrants have a 10-year term with an exercise price of $0.7772.

     On June 28, 2005, we issued warrants to purchase 200,000 shares of our common stock to the RENN Capital Group in exchange for a waiver of certain provisions relating to the 7.5% convertible debentures issued to the RENN Capital Group in 2002. These warrants have 5-year terms with an exercise price of $0.50 per share.

     On December 30, 2005, we issued to ZMD 6,260,713 shares of our common stock as partial payment for the assets we acquired from ZMD pursuant to the Asset Purchase Agreement, dated December 7, 2005, between us and ZMD.

     On December 30, 2005, we issued, for an aggregate price of $11,000,000, the amounts of shares indicated to the following investors: Crestview Capital Master LLC (24,687,500 shares); Straus Partners, LP (781,250 shares); Straus GEPT Partners, LP (781,250 shares); Big Bend XXVII Investments, L.P. (14,375,000 shares); Toibb Investment LLC (11,875,000 shares); Michael Seedman (625,000 shares); RENN Capital Group (9,375,000 shares); and SF Capital Partners Ltd. (6,250,000 shares). In addition, on December 30, 2005, we issued a warrant to purchase 1,062,500 shares of our common stock to C. E. Unterberg, Towbin, the investment banking firm that advised us in the December 30, 2005 offering, as partial payment for such services. This warrant has a five-year term and an exercise price of $0.28 per share. We used the majority of the $11,000,000 proceeds of the December 30, 2005 offering to fund the acquisition of assets from ZMD pursuant to the Asset Purchase Agreement, dated December 7, 2005, between us and ZMD.

     In connection with the sale of $11,000,000 of our common stock on December 30, 2005, instead of lowering the conversion price of the 7.5% convertible debentures issued to the RENN Capital Group in 2002, as required by the terms of the 2002 convertible debentures, from $0.312 per share to $0.16 per share as a result of the December 30, 2005 offering at $0.16 per share, we agreed with the RENN Capital Group that the conversion price would only be lowered to $0.22 per share as a result of the December 30, 2005 offering. As a result, instead of just 9,615,384 shares issuable upon conversion of the 2002 debentures (which would be the case were the conversion price still $0.312 per share), there are currently a total of 13,636,364 shares of common stock that are issuable to the RENN Capital Group upon conversion of the debentures as a result of the reduction of the conversion price to $0.22 per share.

Also in connection with the sale of $11,000,000 of our common stock on December 30, 2005, we agreed with Bluegrass Growth Fund LP, Bluegrass Growth Fund LTD and SF Capital Partners Ltd. that in exchange for their waiver of certain participation rights held by them in connection with the December 30, 2005 offering, the exercise price of their warrants to acquire 2,579,980 shares of our common stock would be lowered from $0.627 per share to $0.265 per share.

     The change in cash flows for the year ended December 31, 2005 used in operating activities by continuing operations was primarily a result of a net loss of $5,785,315, which was partially offset by $433,181 in depreciation and amortization and a gain from discontinued operations of $1,687,403. The changes in cash flow used in operating activities also reflected increases in allowance accounts, loss on disposal of assets, prepaid expenses and other, accounts payable and accrued expenses of $22,650, $129,307, $622,004, $767,512, and
$1,005,426 respectively. The increases were offset by decreases in accounts receivable of $1,011,028, inventory of $491,611 and customer deposits of $47,464. The increase of $622,004 in prepaid expenses and other was primarily due to a deposit put in place with a supplier. The $129,307 loss on disposal of assets, was primarily related to the write off of test development software. The increase of $1,005,426 in accrued expenses was primarily related to costs incurred with the December 30, 2005 stock transaction and expenses related to certain employment and separation agreements that had not been paid as of December 31, 2005. The $491,611 decrease in inventory was primarily due to timing of inventory purchases. The change in cash flows provided by investing activities by continuing operations of $1,526,233 was primarily due to the purchases of equipment required to test our nonvolatile semiconductor memory products and reticles required to produce our wafers, offset by the net proceeds of $1,868,593 received from the sale of the assets of Q-DOT. The change in cash flows provided by financing activities by continuing operations of $2,887,168 was primarily due to the equity financings, net of transaction related costs of $3,944,403 and $8,458,926 which we completed in May and December 2005, respectively. The proceeds of the equity financings were offset by the transfer of $3,200,000 to escrow accounts for the Cypress and Q-DOT transactions and the cash portion of the purchase of certain assets from ZMD of $7,685,416. Additional proceeds provided by financing activities included $190,350 received from the sale of our common stock per employment agreements and $310,501 received from the exercise of stock options by certain employees.

     The change in cash flows for the year ended December 31, 2004 used in operating activities by continuing operations was primarily a result of a net loss of $3,670,354, which was partially offset by $442,245 in depreciation and amortization. The changes in cash flow used in operating activities also reflected increases in allowance accounts, loss on disposal of assets, accounts receivable, inventory, accounts payable, and accrued expenses of $122,691, $75,110, $1,060,206, $684,955, $1,053,165, and $81,972, respectively. The increase of $1,060,206 in accounts receivable was directly related to the increase in revenue for the fourth quarter of 2004. The $684,955 increase in inventory and $1,053,165 increase in accounts payable was due to the receipt of raw materials at the end of December 2004 required to support first quarter 2005 shipments. The $75,110 loss on disposal of assets, was primarily related to writing off the capital expenditures purchased for the installation of our process at X-FAB, terminated in August 2004. The change in cash flows used in investing activities by continuing operations of $134,886 was primarily due to the purchase of equipment required to test our nonvolatile semiconductor memory products and reticles required to produce our wafers, offset by a $300,000 release of restricted cash. The change in cash flows provided by financing activities by continuing operations of $2,335,121 was primarily due to the equity financing of $2,248,851 (net of transaction related costs) received in October 2004, payments on a line of credit of $150,000, payments on capital leases of $124,472 and $360,742 received from the exercise of stock options by certain employees.

     The change in cash flows for the year ended December 31, 2003 used in operating activities by continuing operations was primarily a result of a net loss of $2,272,641, which was partially offset by $469,538 in depreciation and amortization, decreases in allowance accounts, accounts receivable, inventory, and deferred revenue of $16,376, $496,530, $411,358, and $40,500, respectively. The decrease of $496,530 in accounts receivable was related to timing of customer payments. The decrease in inventory was primarily due to an increase in finished goods shipments at the end of 2003. The change in cash flows used in investing activities by continuing operations of $490,220 was primarily due to the purchase of equipment required to test our nonvolatile semiconductor memory products and software acquired for research and development activities. The cash flows provided by financing activities by continuing operations of $1,640,296 was due to $1,475,515 (net of transaction related costs) received from the November 2003 equity financing transaction, net borrowings on a line of credit of $150,000, proceeds of $183,131 for the exercise of stock options by certain employees partially offset by payments on a capital lease obligation of $168,350.

Short-term liquidity.

     Our cash balance at December 31, 2005 was $1,765,774.

     Our future liquidity will depend on our revenue growth, our ability to sell our products at positive gross margins and control of our operating expenses. Over the coming year, we expect to spend approximately $11,500,000 for operating expenses assuming revenue growth and no significant change in marketing or product development strategies. We expect to meet these capital needs from sales revenues and, to the extent we do not have sufficient revenues, from our existing cash reserves. In addition, we are evaluating possible credit agreements, such as accounts receivable financing, although we have not reached any final agreement with any lender. If we are unable to meet our capital needs, through these means, it may be necessary for us to raise more capital.

Long-term liquidity.

     We continue to evaluate our long-term liquidity. Our growth plans may require additional funding from outside sources. While we have no firm plans, we are in ongoing discussions with investment banking organizations and potential investors and lenders to ensure access to funds as required.

Critical Accounting Polices and Estimates

     Simtek's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the related disclosures. A summary of these significant accounting policies can be found in Simtek's Notes to Consolidated Financial Statements included in this Form 10-K. The estimates used by management are based upon Simtek's historical experiences combined with managements understanding of current facts and circumstances. Certain of our accounting polices are considered critical as they are both important to the portrayal of our financial condition and the results of our operations and require significant or complex judgments on our part. We believe that the following represent the critical accounting policies of Simtek as described in Financial Reporting Release No. 60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies, which was issued by the Securities and Exchange Commission: inventories; deferred income taxes; allowance for doubtful accounts; and, allowance for sales returns.

     The valuation of inventories involves complex judgments on our part. Excess finished goods inventories are a natural component of market demand of semiconductor devices. We continually evaluate and balance the levels of inventories based on sales projections, current orders scheduled for future delivery and historical product demand. While certain finished goods items will sell out, quantities of other finished goods items will remain. These finished goods are reserved as excess inventory. We believe we have adequate controls with respect to the amount of finished goods inventories that are anticipated to become excess. While we believe this process produces a fair valuation of inventories, changes in general economic conditions of the semiconductor industry could materially affect valuation of our inventories.

     The allowance for doubtful accounts reflects a reserve that reduces customer accounts receivable to the net amount estimated to be collectible. Estimating the credit worthiness of customers and the recoverability of customer accounts requires management to exercise considerable judgment. In estimating uncollectible amounts, we consider factors such as industry specific economic conditions, historical customer performance and anticipated customer performance. While we believe our processes to be adequate to effectively quantify our exposure to doubtful accounts, changes in industry or specific customer conditions may require us to adjust our allowance for doubtful accounts.

     We record an allowance for sales returns as a net adjustment to customer accounts receivable. The allowance for sales returns consists of two separate segments, distributor stock rotation and distributor price reductions. When we record the allowance, the net method reduces customer accounts receivables and gross sales. Generally, we calculate the stock rotation portion of the allowance based upon actual reported distributor inventory levels. The contracts we have with our distributors generally allow them to return to us a 5% percent of their inventory every 6 months, in exchange for inventory that better meets their demands. At times, our distributors reduce the selling price of a specific device in order to meet competition related to a specific end customer program, which we support through a credit back to the distributor for that specific program. When this occurs, we record an allowance for potential credit that our distributors will be requesting. This allowance is based on approved pricing changes, inventory affected and historical data. We believe that our processes to adequately predict our allowance for sales returns are effective in quantifying our exposures due to industry or specific customer conditions.

     We record an allowance that directly relates to the warranty of our products for one year. The allowance for warranty return reduces our gross sales. This allowance is calculated by looking at annual revenues and historical rates of our products returned due to warranty issues. While we believe this process adequately predicts our allowance for warranty returns, changes in the manufacturing or design of our product could materially affect valuation of our warranties.

     We assess the impairment of long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Factors that we consider in deciding when to perform an impairment review include significant under-performance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in our use of the assets. Recoverability of assets that will continue to be used in our operations is measured by comparing the carrying amount of the assets to our estimate of the related future net cash flows. If the asset's carrying amount is not recoverable through the related cash flows, the asset is considered to be impaired. The impairment is measured by the difference between the asset's carrying amount and its fair value, based on the best information available, including market prices or discounted cash flows.

     Goodwill represents the excess of the purchase price over the fair value of identifiable net tangible and intangible assets acquired in the acquisition of the nvSRAM assets from ZMD. Goodwill is required to be tested for impairment. We performed goodwill impairment testing as of December 31, 2005, and determined that no impairment existed at that date. This assessment requires estimates of future revenue, operating results and cash flows, as well as estimates of critical valuation inputs such as discount rates, terminal values and similar data. We will continue to perform periodic and annual impairment analyses of goodwill. As a result of such impairment analyses, impairment charges may be recorded and may have a material adverse impact on our financial position and operating results. Additionally, we may make strategic business decisions in future periods which impact the fair value of goodwill, which could result in significant impairment charges. There can be no assurance that future goodwill impairments will not occur

     We have recorded a valuation allowance on deferred tax assets. Future operations may change our estimate in connection with potential utilization of these assets.

Accounting Pronouncements

     In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3 ("Statement 154"). SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The implementation of FAS 154 is not expected to have a material impact on the Company's condensed consolidated results of operations, financial position or cash flows.

     In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) is effective for public companies for annual periods beginning after June 15, 2005, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows.

     SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The new standard will be effective for us beginning January 1, 2006. We have not yet completed our evaluation but expect the adoption to have an effect on the financial statements similar to the pro-forma effects reported in Note 1 to our Financial Statements included herewith.

     In November 2004, the FASB issued SFAS 151, Inventory Costs, which revised ARB 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS 151 will have a material impact on our financial statements.

     The FASB issued SFAS 153, Exchanges of Nonmonetary Assets, which changes the guidance in APB Opinion 29, Accounting for Nonmonetary Transactions. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective during fiscal years beginning after June 15, 2005. We do not believe the adoption of SFAS 153 will have a material impact on our financial statements.

Inflation

     The impact of inflation on our business has not been material.

Off Balance-Sheet Arrangements

     We are party to a lease agreement with Baja Properties, LLC as landlord pursuant to which we lease approximately 16,000 square feet of space in Colorado Springs, Colorado. The lease is scheduled to expire on February 28, 2013. Our monthly rental payment obligation is approximately $16,000.

Description of Property

     We do not own any property. We do not have a policy:

     1. limiting the percentage of assets which may be invested in any one investment or type of investment

     2. regarding whether we acquire assets primarily for possible capital gain or primarily for income, or

     3. with respect to investments in real estate, interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.

Contractual Obligations

     The following table summarizes our significant contractual obligations at December 31, 2005, which are expected to have an effect on our liquidity and cash flows in future periods:

                                                            Payments Due by Period
                                        ---------------------------------------------------------------
                                                   Less than                                 More than
                                        Total        1 year       1-3 years     3-5 years     5 years
                                        -----      ----------     ---------     ---------    ----------
(in thousands)
--------------
Operating lease obligations             $1,808       $  376        $  763        $  669       $    -
Capital purchase obligations                13           13             -             -            -
Other purchase obligations and
     Commitments                             -       $1,532             -             -            -
Long-term debt obligations               3,000          240         2,760             -            -
                                        ------       ------        ------        ------       ------
     Total                              $4,821       $2,161        $3,523        $  669       $    -
                                        ======       ======        ======        ======       ======

Item 7A. Quantitative and Qualitative Disclosures About Market Risk
-------------------------------------------------------------------

     Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in financial and commodity market prices and rates. We are exposed to market risk in the areas of changes in United States interest rates and changes in foreign currency exchange rates as measured against the United States dollar. These exposures are directly related to our normal operating activities. We currently have no derivative financial instruments.

     Interest payable on our convertible debentures is fixed at 7.5% over the term of the debentures. As such, changes in interest rates will not affect future expenses or cash flows.

     We manage interest income by investing our excess cash in cash equivalents bearing variable interest rates, which are tied to various market indices. We do not believe that near-term changes in interest rates will result in a material effect on future earnings, fair values or cash flows.

     We do not speculate in the foreign exchange market and do not manage exposures that arise in the normal course of business related to fluctuations in foreign currency exchange rates by entering into offsetting positions through the use of foreign exchange forward contracts.

     Average selling prices of our products have not increased significantly as a result of inflation during the past several years, primarily due to intense competition within the semiconductor industry. The effect of inflation on our costs of production has been minimized through improvements in production efficiencies. We anticipate that these factors will continue to minimize the effects of any foreseeable inflation and other price pressures within the industry and markets in which we participate.

Item 8. Financial Statements and Supplementary Data
---------------------------------------------------

                               SIMTEK CORPORATION

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

Report of Independent Registered Public Accounting Firm....................  48

Consolidated Balance Sheets - December 31, 2005 and 2004...................  49

Consolidated Statements of Operations - For the Years
     Ended December 31, 2005, 2004 and 2003................................  50

Consolidated Statements of Changes in Shareholders' Equity -
     For the Years Ended December 31, 2005, 2004 and 2003..................  51

Consolidated Statements of Cash Flows - For the Years Ended
     December 31, 2005, 2004 and 2003......................................  52

Notes to Consolidated Financial Statements - For the Years
     Ended December 31, 2005, 2004 and 2003................................  54

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders
Simtek Corporation
Colorado Springs, CO

We have audited the consolidated balance sheets of Simtek Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Simtek Corporation and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.


/s/Hein & Associates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
March 23, 2006 except for Note 2 which is dated December 8, 2006


                                          SIMTEK CORPORATION


                                     CONSOLIDATED BALANCE SHEETS

                                                ASSETS
                                                ------
                                                                      December 31, 2005    December 31, 2004
                                                                      -----------------    -----------------
                                                                        (As Restated)
CURRENT ASSETS:
     Cash and cash equivalents                                          $  1,765,774          $  2,146,791
     Restricted investments                                                2,281,400                    --
     Accounts receivable - trade, net of allowance for doubtful accounts and return allowances of approximately $282,000
       and $262,000                                                        1,456,139             2,439,135
     Inventory, net                                                        2,067,666             1,869,842
     Prepaid expenses and other current assets                                98,779                85,221
     Deposits                                                                600,000                    --
     Assets from discontinued operations                                          --               554,996
                                                                        ------------          ------------
         Total current assets                                              8,269,758             7,095,985
EQUIPMENT AND FURNITURE, net                                                 570,522               771,901
DEFERRED FINANCING COSTS AND DEBT ISSUANCE COSTS                             111,187                74,684
GOODWILL                                                                     876,466                    --
NON-COMPETITION AGREEMENT                                                  8,910,416                    --
OTHER ASSETS                                                                  20,000                33,250
                                                                        ------------          ------------
     TOTAL ASSETS                                                       $ 18,758,349          $  7,975,820
                                                                        ============          ============

                                LIABILITIES AND SHAREHOLDERS' EQUITY
                                ------------------------------------

CURRENT LIABILITIES:
     Accounts payable                                                   $  2,821,849          $  2,054,337
     Accrued expenses                                                      1,419,703               357,033
     Accrued vacation payable                                                145,020               159,690
     Accrued wages                                                            39,789                29,975
     Obligation under capital leases                                          13,024                47,310
     Liabilities of discontinued operations                                       --               325,524
     Debentures, current                                                     239,940                    --
                                                                        ------------          ------------
         Total current liabilities                                         4,679,325             2,973,869
DEBENTURES, NET OF CURRENT                                                 2,760,060             3,000,000
OBLIGATIONS UNDER CAPITAL LEASES, NET OF CURRENT PORTION                          --                13,024
                                                                        ------------          ------------
         Total liabilities                                                 7,439,385             5,986,893
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Preferred stock, $1.00 par value; 2,000,000 shares authorized,
         none issued                                                              --                    --
     Common stock, $.01 par value; 300,000,000 shares authorized,
         146,920,823 and 146,910,823 shares issued and outstanding
         at December 31, 2005 and 62,881,679 and 62,871,679 shares
         issued and outstanding at December 31, 2004                       1,469,208               628,817
     Additional paid-in capital                                           56,053,081            41,778,120
     Treasury stock, at cost; 10,000 shares                                  (12,504)              (12,504)
     Accumulated deficit                                                 (46,190,821)          (40,405,506)
                                                                        ------------          ------------
         Total shareholders' equity                                       11,318,964             1,988,927
                                                                        ------------          ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $ 18,758,349          $  7,975,820
                                                                        ============          ============



                    See accompanying notes to these consolidated financial statements.


                                                    SIMTEK CORPORATION

                                           CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                              FOR THE YEARS ENDED
                                                                                                  DECEMBER 31,
                                                                           ---------------------------------------------------------
                                                                                2005                  2004                  2003
                                                                                ----                  ----                  ----
NET SALES                                                                  $ 10,385,131          $ 13,092,441          $ 12,262,820

     Cost of sales                                                            7,590,866             9,139,617             8,527,810
                                                                           ------------          ------------          ------------
GROSS MARGIN                                                                  2,794,265             3,952,824             3,735,010

Operating expenses:
     Research and development costs                                           6,369,109             4,942,391             3,987,054
     Sales and marketing                                                      1,492,838             1,608,441             1,212,561
     General and administrative                                               2,274,525               916,660               705,968
                                                                           ------------          ------------          ------------
                  Total operating expenses                                   10,136,472             7,467,492             5,905,583
                                                                           ------------          ------------          ------------

LOSS FROM OPERATIONS                                                         (7,342,207)           (3,514,668)           (2,170,573)

OTHER INCOME (EXPENSE):
     Interest income                                                             91,659                26,436                30,116
     Interest expense                                                          (238,208)             (241,254)             (254,144)
     Other expense                                                                 (810)               (1,124)                5,871
                                                                           ------------          ------------          ------------
                  Total other income (expense)                                 (147,359)             (215,942)             (218,157)
                                                                           ------------          ------------          ------------
LOSS FROM CONTINUING OPERATIONS
     BEFORE PROVISION FOR INCOME TAXES                                       (7,489,566)           (3,730,610)           (2,388,730)

     Provision for income taxes                                                      --                    --                    --
                                                                           ------------          ------------          ------------
LOSS FROM CONTINUING OPERATIONS                                              (7,489,566)           (3,730,610)           (2,388,730)

INCOME FROM DISCONTINUED OPEARTIONS
     (including gain on disposal of $1,687,403
      in 2005)                                                                1,704,251                60,256               116,089
                                                                           ------------          ------------          ------------
NET LOSS                                                                   $ (5,785,315)         $ (3,670,354)         $ (2,272,641)
                                                                           ============          ============          ============
NET LOSS PER COMMON SHARE:
         Basic and diluted
     Loss from continuing operations                                       $       (.11)         $       (.06)         $       (.04)
     Income from discontinued operations                                   $        .03          $        .00          $        .00
                                                                           ------------          ------------          ------------
     Total                                                                 $       (.08)         $       (.06)         $       (.04)
                                                                           ============          ============          ============
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
     Basic and diluted                                                       68,613,090            58,586,411            54,889,008
                                                                           ============          ============          ============


                           See accompanying notes to these consolidated financial statements.



                                                  SIMTEK CORPORATION



                                CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                            FOR THE YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003 (As Restated)


                                                COMMON STOCK            ADDITIONAL                                        TOTAL
                                         --------------------------      PAID-IN         TREASURY       ACCUMULATED    SHAREHOLDERS'
                                           SHARES          AMOUNT        CAPITAL           STOCK          DEFICIT         EQUITY
                                         ----------    ------------    ------------    -------------   -------------   -------------
BALANCES, January 1, 2003                54,382,273    $    543,823    $ 37,594,875    $    (12,504)   $(34,462,511)   $  3,663,683
     Exercise of stock options              679,097           6,791         176,340              --              --         183,131
     Equity financing November 7,
         2003, net of $24,485 in
         costs                            1,651,982          16,520       1,458,995              --              --       1,475,515
     Net loss                                    --              --              --              --      (2,272,641)     (2,272,641)
                                        -----------    ------------    ------------    ------------    ------------    ------------
BALANCES, December 31, 2003              56,713,352         567,134      39,230,210         (12,504)    (36,735,152)      3,049,688
     Exercise of stock options            1,008,368          10,083         350,659              --              --         360,742
     Equity financing October 12,
         2004, net of $251,150 in
         costs                            5,159,959          51,600       2,197,251              --              --       2,248,851
     Net loss                                    --              --              --              --      (3,670,354)     (3,670,354)
                                        -----------    ------------    ------------    ------------    ------------    ------------
BALANCES, December 31, 2004              62,881,679         628,817      41,778,120         (12,504)    (40,405,506)      1,988,927
     Exercise of stock options            1,137,615          11,375         299,126              --              --         310,501
     Equity financing May 5,
         2005, net of $55,597             6,740,816          67,409       3,876,995              --              --       3,944,404
     Issuance of stock related to
         Employment/separation
         agreements                       1,150,000          11,500         445,950              --              --         457,450
     Issuance of stock related to
         December 30, 2005 equity
         financing, net of $641,074      68,750,000         687,500       7,771,426              --              --       8,458,926
     Asset purchase, December 30, 2005    6,260,713          62,607       1,819,299              --              --       1,881,906
     Interest expense related to
         issuance of warrants                    --              --          62,165              --              --          62,165
     Net loss                                    --              --              --              --      (5,785,315)     (5,785,315)
                                        -----------    ------------    ------------    ------------    ------------    ------------
BALANCES, December 31, 2005             146,920,823    $  1,469,208    $ 56,053,081    $    (12,504)   $(46,190,821)   $ 11,318,964
                                        ===========    ============    ============    ============    ============    ============









                           See accompanying notes to these consolidated financial statements.

                                             SIMTEK CORPORATION

                                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                  FOR THE YEARS ENDED
                                                                                                      DECEMBER 31,
                                                                                    ------------------------------------------------
                                                                                        2005              2004              2003
                                                                                        ----              ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                       $(5,785,315)      $(3,670,354)      $(2,272,641)
     Income from discontinued operations                                                (16,848)          (60,256)         (116,089)
     Adjustments to reconcile net loss to net cash used in operating
         Activities:
         Depreciation and amortization                                                  433,181           442,245           469,538
         Loss on disposal of assets                                                     129,307            75,110            36,542
         Issuance of common stock per separation and employment
              agreements                                                                267,100                --                --
         Expense related to issuance of warrants                                          9,065                --                --
         Gain from discontinued operations                                           (1,687,403)               --                --
         Net change in allowance accounts                                                22,650           122,691           (16,376)
         Deferred financing fees                                                         16,596            16,596            16,596
         Changes in assets and liabilities:
          (Increase) decrease in:
              Accounts receivable                                                     1,011,028        (1,060,206)          496,530
              Inventory                                                                 491,611          (684,955)          411,358
              Prepaid expenses and other                                               (622,004)           21,459            (8,236)
          Increase (decrease) in:
              Accounts payable                                                          767,512         1,053,165            11,950
              Accrued expenses                                                        1,005,426            81,973              (289)
              Deferred revenue                                                               --                --           (40,500)
              Customer deposits                                                         (47,464)               --                --
                                                                                    -----------       -----------       -----------
     Net cash used in operating activities of continuing operations                  (4,005,558)       (3,662,532)       (1,011,617)
     Net cash provided by operating activities of discontinued
         operations                                                                     104,022           353,398           176,512
                                                                                    -----------       -----------       -----------
     Net cash used in operating activities                                           (3,901,536)       (3,309,134)         (835,105)
                                                                                    -----------       -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of equipment and furniture, net                                          (342,360)         (434,886)         (490,220)
     Release of restricted cash                                                              --           300,000                --
     Proceeds from discontinued operations, net                                       1,868,593                --                --
     Purchase of certain assets from ZMD                                             (8,542,355)               --                --
                                                                                    -----------       -----------       -----------
    Net cash used in investing activities of
         continuing operations                                                       (7,016,122)         (134,886)         (490,220)
     Net cash used in investing activities of discontinued operations                   (35,944)         (175,989)          (11,024)
                                                                                    -----------       -----------       -----------
     Net cash used in investing activities                                           (7,052,066)         (310,875)         (501,244)
                                                                                    -----------       -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings from line of credit and notes payable                                        --                --           250,000
     Payments on notes payable and line of credit                                                        (150,000)         (100,000)
     Payments on capital lease obligation                                               (50,196)         (124,472)         (168,350)
     Equity financing, net                                                            3,944,404         2,248,851         1,475,515
     Transfers to restricted investment                                              (3,200,000)               --                --
     Payments from restricted investment                                                918,600                --                --
     Proceeds from sale of common stock                                                 190,350                --                --



                           See accompanying notes to these consolidated financial statements.


                                             SIMTEK CORPORATION

                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (Continued)

                                                                                                  FOR THE YEARS ENDED
                                                                                                      DECEMBER 31,
                                                                                    ------------------------------------------------
                                                                                        2005              2004               2003
                                                                                        ----              ----               ----
     Exercise of stock options                                                          310,501           360,742            183,131
     Equity financing, December 2005, net                                             8,458,926                --                 --
                                                                                   ------------      ------------       ------------
             Net cash provided by financing activities                               10,572,585         2,335,121          1,640,296
                                                                                   ------------      ------------       ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                (381,017)       (1,284,888)           303,947
CASH AND CASH EQUIVALENTS, beginning of period                                        2,146,791         3,431,679          3,127,732
                                                                                   ------------      ------------       ------------
CASH AND CASH EQUIVALENTS, end of period                                           $  1,765,774      $  2,146,791       $  3,431,679
                                                                                   ============      ============       ============
Cash paid for interest                                                             $    242,180      $    229,143       $    253,219
                                                                                   ============      ============       ============
Stock issued for purchase of certain assets from ZMD                               $  1,881,906      $         --       $         --
                                                                                   ============      ============       ============
Purchase of equipment through payables and capital leases                          $         --      $         --       $    144,160
                                                                                   ============      ============       ============
Warrants issued for debt issuance cost                                             $     62,165      $         --       $         --
                                                                                   ============      ============       ============



























                           See accompanying notes to these consolidated financial statements.

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------------------

     Nature of Business Operations - Simtek Corporation (the "Company") designs, develops, markets and subcontracts the production of high performance nonvolatile semiconductor memories and programmed semiconductor logic products. The Company's operations have concentrated on the design and development of the 1-megabit, 256-kilobit, 64-kilobit, and 16-kilobit nonvolatile semiconductor memory product families and associated products and technologies as well as the development of sources of supply and distribution channels

     Liquidity - During 2005, the Company incurred a loss from continuing operations of $7,490,000 and a net loss of $5,785,000 and has accumulated deficits of $46,191,000 as of December 31, 2005. The Company was also not in compliance with its debentures throughout 2005, but was successful in obtaining waivers from the debenture holders. Also during the fourth quarter of 2005, the Company raised equity capital of $11,000,000 of which $8,000,000 was paid as part of the acquisition of the nvSRAM assets discussed in Note 10 below. At December 31, 2005, the Company had working capital of $1,310,000, excluding $2,281,000 of restricted investments which are principally restricted to make payments under the Production and Development Agreement with Cypress Semiconductor Corporation.

     The Company operates in a volatile industry, whereby its average selling prices and product costs are influenced by competitive factors. Furthermore, the Company continues to incur significant research and development costs for product development. These factors create pressures on sales, costs, earnings and cash flows, which will impact liquidity.

     If the Company is unable to achieve profitable operations in 2006 it may result in increased liquidity pressure on the Company, whereby it might be required to enter into debt or equity arrangements that may not be as otherwise favorable to the Company.

     Revenue Recognition - Product sales revenue is recognized when a valid purchase order has been received and the products are shipped to customers, including distributors. Customers receive a one-year product warranty and sales to distributors are subject to a limited product exchange program and product pricing protection in the event of changes in the Company's product price. The Company provides a reserve for possible product returns, price changes and warranty costs at the time the sale is recognized.

     Fair Value of Financial instruments - The Company's short-term financial instruments consist of cash, accounts receivable, and accounts payable and accrued expenses. The carrying amounts of these financial instruments approximate fair value because of their short-term maturities. Financial instruments that potentially subject the Company to a concentration of credit risk principally of cash and accounts receivable.

     The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivate financial instruments.

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2005, substantially all of the Company's cash and cash equivalents were held by three banks, of which approximately $1,670,820 was in excess of Federally insured amounts.

     Receivables and Credit Policies - Trade receivables consist of uncollateralized customer obligations due under normal trade terms, typically requiring payment within 30 days of the invoice date. Management reviews trade receivables periodically and reduces the carrying amount by a valuation allowance that reflects management's best estimate of the amount that may not be collectible.

     Inventory - The Company records inventory using the lower of cost (first-in, first-out) or market. Inventories consist of:

                                                            December 31,
                                                            ------------
                                                         2005          2004
                                                         ----          ----

          Raw materials                               $   33,043    $   68,955
          Work in progress                             1,095,728     1,765,044
          Finished goods                               1,055,419       204,423
                                                      ----------    ----------
                                                       2,184,190     2,038,422
          Less reserves for excess inventory            (116,524)     (168,580)
                                                      ----------    ----------
                                                      $2,067,666    $1,869,842
                                                      ==========    ==========

     Non-competition Agreement - The $8,910,416 for the non-competition agreement between the Company and ZMD, entered into as part of the December 30, 2005 acquisition discussed in Note 10 below. The value assigned to the non-competition agreement is being amortized on a straight line basis over its five year life.

     Goodwill - Goodwill represents the excess of the total amount paid to ZMD for the nvSRAM assets acquired on December 30, 2005 and the fair value assigned to specific assets. This amount will not be amortized, but will be reviewed for impairment on a periodic basis. As of December 31, 2005, no impairment of value has been recorded.

     Depreciation & Amortization - Equipment and furniture are recorded at cost. Depreciation is provided over the assets' estimated useful lives of three to seven years using the straight-line and accelerated methods. The cost and accumulated depreciation of furniture and equipment sold or otherwise disposed of are removed from the accounts and the resulting gain or loss is included in operations. Maintenance and repairs are charged to operations as incurred and betterments are capitalized. The Company has patents and trademarks valued at $125,000 which were capitalized and recorded as intangible assets. The Company amortized the patents and trademarks over a five year life. As of December 31, 2005, the patents and trademarks were completely amortized.

     Research and Development Costs - Research and development costs are charged to operations in the period incurred. Total research and development costs for the years ending December 31, 2005, December 31, 2004 and December 31, 2003 were $6,369,000, $4,942,000 and $3,987,000, respectively.

     Advertising - The Company incurs advertising expense in connection with the marketing of its product. Advertising costs are expensed as advertising takes place. Advertising expense was $66,000, $83,000 and $40,000 in 2005, 2004 and 2003, respectively.

     Loss Per Share - Basic Earnings Per Share ("EPS") is calculated by dividing the income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     issue common stock were exercised or converted into common stock. As the Company incurred losses in 2005, 2004 and 2003, all common stock equivalents would be considered anti-dilutive. For purposes of calculating diluted EPS, 18,004,452, 9,707,062 and 6,544,081 options and warrants for 2005, 2004 and 2003, respectively, were excluded from diluted EPS as they had an anti-dilutive effect.

     Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates. The Company's financial statements are based upon a number of significant estimates, including the allowance for doubtful accounts, technological obsolescence of inventories, the estimated useful lives selected for property and equipment, sales returns, warranty reserve, the valuation allowance on the deferred tax assets and possible impairment of goodwill.

     Concentration of Credit Risk - Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of accounts receivable. The Company has no significant off-balance sheet concentrations of credit risk. Accounts receivable are typically unsecured and are derived from transactions with and from customers located worldwide.

     Impairment of Long-Lived Assets - In the event that facts and circumstances indicate that the cost of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

     Stock-Based Compensation - As permitted under the SFAS No. 123, Accounting for Stock-Based Compensation, the Company accounts for its stock-based compensation in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. As such, compensation expense is recorded on the date of grant if the current market price of the underlying stock exceeds the exercise price. Certain pro forma net loss and EPS disclosures for employee stock option grants are included below as if the fair value method as defined in SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method. Had compensation cost been determined based on the fair value at the grant dates for awards under those plans consistent with the fair value method, the Company's net loss and EPS would have been increased to the pro forma amounts indicated below.

                                                                December 31,
                                                                ------------
                                                    2005            2004            2003
                                                    ----            ----            ----
     Net loss as reported                       $(5,785,000)    $(3,670,000)    $(2,273,000)
       Add: Stock based compensation
              included in reported
       Net loss                                           -               -               -
       Deduct: Fair value of stock based
              compensation                       (1,294,000)       (831,000)       (520,000)
                                                -----------     -----------     -----------
       Pro forma net loss                       $(7,079,000)    $(4,501,000)    $(2,793,000)
                                                ===========     ===========     ===========
      Net loss as reported - basic and
       diluted                                  $      (.08)    $     (.06)     $     (.04)
     Pro forma net loss - basic and
       diluted                                  $      (.10)    $     (.08)     $     (.05)

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The fair value of each option granted in 2005, 2004 and 2003 was estimated on the date of grant using the Black-Scholes option-pricing model with the following:

                                                    December 31,
                                                    ------------
                                         2005           2004             2003
                                         ----           ----             ----

         Expected volatility            84.30%         108.26%          122.2%
         Risk-free interest rate         3.80%           2.40%            2.0%
         Expected dividends              -               -                -
         Expected terms (in years)       4.0             4.0              4.0

     Income Taxes - The Company accounts for income taxes under the liability method, whereby current and deferred tax assets and liabilities are determined based on tax rates and laws enacted as of the balance sheet date. Deferred tax expense represents the change in the deferred tax asset/liability balance. Valuation allowances are recorded for deferred tax assets that are not expected to be realized.

     Recently Issued Accounting Pronouncements - In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3 ("Statement 154"). SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The implementation of FAS 154 is not expected to have a material impact on the Company's condensed consolidated results of operations, financial position or cash flows.

     In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) is effective for public companies for annual periods beginning after June 15, 2006, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows.

     SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Proforma disclosure is no longer an alternative. The new standard will be effective for the company, beginning January 1, 2006. The company has not yet completed their evaluation but expects the adoption to have an effect on the financial statements similar to the proforma effects reported above.

     In November 2004, the FASB issued SFAS 151, Inventory Costs, which revised ARB 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 151 will have a material impact on the Company's financial statements.

     The FASB issued SFAS 153, Exchanges of Nonmonetary Assets, which changes the guidance in APB Opinion 29, Accounting for Nonmonetary Transactions. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 153 will have a material impact on the Company's financial statements.

2.   CORRECTION OF PREVIOUSLY REPORTED AMOUNTS
     -----------------------------------------

     As more fully described below, on December 30, 2005, the Company sold 68,750,000 shares of its common stock, subject to certain registration rights. Management initially concluded that the net proceeds of $8,459,000 should be recorded as Temporary Equity due to the potential penalties associated with the registration rights agreement. Management has subsequently determined that the transaction should have been recorded in Shareholders' Equity.

     The following table reflects the amounts as previously reported and as restated:

                                              As
                                          Reported        Restated
     (Amounts in thousands)
     Consolidated Balance Sheet:
     Temporary Equity                     $  8,459         $      -
     Common Stock                         $    782         $  1,470
     Additional paid-in capital           $ 48,282         $ 56,053
     Total shareholders' equity           $  2,860         $ 11,319

3.   EQUIPMENT AND FURNITURE:
     -----------------------

     Equipment and furniture at December 31, 2005 and 2004 consisted of the following:

                                                             December 31,
                                                             ------------
                                                         2005           2004
                                                         ----           ----

     Leased equipment under capital leases           $   148,000    $   148,000
     Research and development equipment                1,937,000      1,707,000
     Computer equipment and software                   1,672,000      1,705,000
     Office furniture                                     33,000         33,000
     Other equipment                                     205,000        205,000
                                                     -----------    -----------
                                                       3,995,000      3,798,000
     Less accumulated depreciation
     and amortization                                 (3,425,000)    (3,026,000)
                                                     -----------    -----------
                                                     $   570,000    $   772,000
                                                     ===========    ===========

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     The cost of equipment and furniture acquired for research and development activities that has alternative future use is capitalized and depreciated over its estimated useful life.

     Depreciation and amortization expense of $433,000, $442,000 and $470,000 was charged to operations for the years ended December 31, 2005, 2004 and 2003, respectively. Included in the amortization expense for 2005, 2004, and 2003 was $91,000, $142,000 and $144,000, respectively of amortization of software and research and development equipment under capital leases. At December 31, 2005, December 31, 2004 and December 31, 2003, accumulated amortization for software under capital leases was $0, $368,000 and $296,000, respectively.

4.   CONVERTIBLE DEBENTURES:
     ----------------------

     On July 1, 2002, the Company received funding of $3,000,000 in a financing transaction with Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth & Investment Trust PLC and BFSUS Special Opportunities Trust PLC. RENN Capital Group, Inc. is the agent for the RENN investment funds. One of the Company's directors holds the position of Senior Vice President of RENN Capital Group. The $3,000,000 funding consists of convertible debentures with a 7-year term at a 7.5% per annum interest rate. Each fund equally invested $1,000,000. The holder of the debenture shall have the right, at any time, to convert all, or in multiples of $100,000, any part of the Debenture into fully paid and nonassessable shares of Simtek Corporation common stock. The debentures were originally convertible into Simtek common stock at $0.312 per share, which was in excess of the market price per share on July 1, 2002. Through December 31, 2005, the Company was not in compliance with two of the covenants set forth in the loan agreement. These covenants relate to the interest coverage ratio and debt to equity ratio. On March 21, 2006, the Company received a waiver for the two covenants through January 1, 2007. However, significant variances in future actual operations from the Company's current estimates could result in the reclassification of this note to current liabilities. The Convertible Debentures allows for an adjustment in the conversion price, if the Company issues Common Stock in connection with an equity financing, where the sale price is less than the conversion price of $0.312. This occurred in December 2005 in connection with the common stock sale of $11,000,000 at a price of $0.16 per share. Pursuant to the terms of the 2002 convertible debentures, the Company agreed with the RENN Capital Group that the conversion price would be reduced to $0.22 per share. Based on the conversion rate of $0.22 per share, each RENN investment fund is entitled to 4,545,455 shares upon conversion. On June 28, 2005, the Company negotiated an extension of the commencement date of principal payments, see Note 6 Shareholders' Equity for additional information.

5.   COMMITMENTS:
     -----------

     Offices Leases - The Company leases office space under a lease, which expires on February 28, 2013. Monthly lease payments are approximately $16,000.

     The Company leases furniture, equipment, and its office under operating leases, which expire over the next nine years.

     Future minimum lease payments under the noncancellable equipment, furniture and office leases described above are as follows:

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                  Years Ending
                  December 31,
                  ------------
                     2006                                  $   375,000
                     2007                                      335,000
                     2008                                      217,000
                     2009                                      212,000
                     2010 & After                              669,000
                                                           -----------
                                                           $ 1,808,000
                                                           ===========

     Office rent and equipment lease expense totaled $732,000, $625,000 and $540,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

     In addition, the Company leases research and development equipment under a capital lease, which will expire in 2006. At December 31, 2005, future minimum lease payments under the lease described above is as follows:

                  Years Ending
                  December 31,
                  ------------
                      2006                                          $ 14,000
                                                                    --------

                  Less interest and taxes                             (1,000)
                                                                    --------
                  Present value of net minimum lease payments       $ 13,000

     Employment Agreements - Mr. Blomquist is employed as President and Chief Executive Officer pursuant to an employment agreement with the Company. Under the terms of the employment agreement, Mr. Blomquist receives an annual salary of $325,000 and such additional benefits that are generally provided other employees. Mr. Blomquist will be eligible to receive a yearly cash bonus, based on performance, of up to 100% of his salary. In addition, Mr. Blomquist will receive a yearly bonus of options to purchase between 100,000 and 400,000 shares of the Company's common stock; the exact amount will be based on performance. Upon beginning employment, Mr. Blomquist received options to purchase 2.5 million shares of the Company's common stock and a $50,000 bonus. Within four months of beginning employment, Mr. Blomquist was required to purchase 200,000 shares of common stock from the Company. For each share of common stock Mr. Blomquist purchased from the Company within six months of beginning employment, including the 200,000 shares he is required to purchase, the Company granted him an additional share. Mr. Blomquist purchased a total of 475,000 shares and the Company granted him 475,000 matching shares. The Company recorded a total expense of $190,350 for the matching shares, the expense has been included in general and administrative expenses. Upon termination, Mr. Blomquist will be restricted from competing against the Company for a period of 18 months. If Mr. Blomquist is terminated by the Company without cause, all of Mr. Blomquist's unvested stock options will immediately vest and he will continue to receive his base salary, benefits, and cash and stock bonuses for 18 months. If Mr. Blomquist terminates employment due to good cause or as a result of constructive termination relating to a change of control of the Company, all of Mr. Blomquist's unvested stock options will immediately vest and he will continue to receive his base salary, benefits and cash and stock bonuses for 18 months. Mr. Blomquist's employment agreement expires May 9, 2006 but is, automatically renewed for successive one-year terms unless the Company or Mr. Blomquist elects not to renew.

6.   SHAREHOLDERS' EQUITY:
     --------------------

     On December 30, 2005, the Company closed the sale of 68,750,000 shares of its common stock for an aggregate purchase price of $11,000,000, pursuant to the terms of the Securities Purchase Agreement dated as of December 30, 2005, among Simtek and Crestview Capital Master LLC, as lead investor, Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC, BFSUS Special Opportunities Trust PLC, SF Capital Partners Ltd., Straus Partners, LP, Straus GEPT Partners, LP and various other individual and institutional investors. The Company used the majority of the proceeds of this offering to fund the ZMD Asset Acquisition. We also

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     executed a registration rights agreement with the Purchasers, pursuant to which we have agreed to register under the Securities Act the resale by the Purchasers of the shares issued to them. The registration rights agreements contain cash penalties equal to 2% per month beginning in May 2006 in the event the Company fails to maintain an effective registration statement with the Securities and Exchange Commission. At December 31, 2005 there was an outstanding subscription in the amount of $1,900,000 related to the transaction. This amount plus $641,000 of transaction related costs have been deducted from the total amount of the transaction. The $1,900,000 was received by the Company on January 3, 2006.

     On December 30, 2005, the Company issued 6,260,713 shares of its common stock to ZMD, valued at $2 million, based on the volume weighted average price of the common stock for the 60 trading days prior to the execution date of the Asset Purchase Agreement on December 7, 2005. For accounting and financial reporting purposes, the shares issued to ZMD have been valued at $0.30 per share, pursuant to Emerging Issues Task Force 99-12 "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination", resulting in an accounting value of $1,882,000. 4,695,534 shares were delivered to ZMD on December 30, 2005 and 1,565,179 shares were placed in an Escrow account to protect Simtek against potential losses as defined in the Asset Purchase Agreement. The shares will be held in escrow until June 30, 2006. The Company also executed a registration rights agreement with ZMD, pursuant to which it has agreed to register under the Securities Act the resale by ZMD of the shares issued to them.

     On May 5, 2005, the Company closed a Share Purchase Agreement for a $4 million private placement of 6,740,816 shares of our common stock with Cypress and a Development and Production Agreement with Cypress to jointly develop a 0.13-micron Silicon-Oxide-Nitride-Oxide-Silicon (SONOS) nonvolatile memory process. The Company and Cypress entered into an Escrow Agreement with Cypress pursuant to which the Company deposited $3 million into an escrow account in order to support and make certain payments for the 0.13-micron process and product developments. Cypress also received a warrant to purchase 5,055,612 shares of our common stock at $0.7772 per share with a term of 10 years. We have granted to Cypress certain registration rights with respect to the shares issued under the Share Purchase Agreement and the shares issuable upon exercise of the warrant.

     On June 28, 2005, the Company received a waiver from the debenture holders extending until July 1, 2006 the commencement date for principal payments of the $3 million aggregate principal amount 7.5% convertible debentures issued by the Company in 2002. The original terms of the debentures required the Company to make monthly principal payments of $10 per $1,000 of the then remaining principal amount, beginning on June 28, 2005. The Company will still be required to make interest payments. Under the terms of the waiver, monthly principal payments of $13.33 per $1,000 of the then remaining outstanding principal amount will commence on July 1, 2006. The final maturity date remains as June 28, 2009. As consideration for the extension, the Company has issued to the debenture holders warrants to purchase 200,000 shares of Simtek common stock at $0.50 per share, a premium to the market price on the date of the waiver. The Company estimated the value of the warrants at the time of grant, using the Black Scholes option-pricing model, to be approximately $62,000. The Company recognized $9,000 as additional interest expense for the period ending December 31, 2005.

     On October 12, 2004, the Company closed a $2,500,000 equity financing with three separate investment funds, SF Capital Partners, Ltd., Bluegrass Growth Fund LP and Bluegrass Growth Fund LTD. In exchange for the $2,500,000, the Company issued 4,127,967 shares of its common stock to SF Capital Partners, Ltd, 515,996 shares of its common stock to Bluegrass Growth Fund LP and 515,996 shares of its common stock to Bluegrass Growth Fund LTD. The purchase price was based on a 15% discount to the closing price of the Company's common stock as reported on the Over-the-Counter Bulletin Board on October 11, 2004, resulting in a price of $0.4845 per share. In addition to the shares of common stock, SF Capital Partners Ltd., Bluegrass Growth Fund LP, and Bluegrass Growth Fund LTD received warrants to acquire 2,063,984, 257,998, and 257,998 shares of the Company's common stock, respectively. The warrants have a 5-year term with an exercise price of $0.627 per share. Merriman Curhan Ford & Co., the placement agent for the $2,500,000 equity financing received a cash payment of $187,500 and warrants to acquire 386,997 shares of the Company's common stock. The terms of the $2,500,000 equity financing allows for participation rights in any

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     future equity financings that we may do. In conjunction with the December 2005 $11,000,000 PIPE transaction, Bluegrass Growth Fund LP, Bluegrass Growth Fund LTD and SF Capital Partners Ltd., agreed to waive certain participation rights held by them in connection with the $11,000,000 common stock transaction in exchange for the Company agreeing to reprice the 2,579,980 warrants that they received in October 2004 from an exercise price of $0.627 to an exercise price of $0.265 per share.

     On November 7, 2003, the Company closed a $1,500,000 equity financing with the RENN investment funds. One of the Company's directors holds the position of Senior Vice President of RENN Capital Group. In exchange for the $1,500,000, the Company issued 550,661 shares of our common stock to each of the three RENN investment funds, Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth & Investment Trust PLC and BFSUS Special Opportunities Trust PLC. The purchase price was based on the average closing price of the Company's common stock as reported on the Over-the-Counter Bulletin Board over the five trading days before closing, which average closing price was $0.908 per share. In addition to the shares of common stock, each fund received warrants to acquire 250,000 shares of the Company's common stock. The warrants have a 5-year term with 125,000 shares being exercisable at $1.25 per share and 125,000 shares being exercisable at $1.50 per share.

     Warrants - A summary of the warrants outstanding as of January 31, 2006, is as follows:

                                                                                              Per
                                                                   # of                       Warrant      Extended
                                                                   Warrants     Expiration    Exercise     Value of
     Warrant Holder                      Description  Issue Date   Outstanding  Date          Price        Warrants
     ----------------------------------- ------------ ------------ ------------ ------------- ------------ -----------
      BFSUS Special Opportunities
        Trust Plc.                       Warrants     11/7/2003      125,000     11/7/2008    $  1.25      $   156,250

      BFSUS Special Opportunities
        Trust Plc.                       Warrants     11/7/2003      125,000     11/7/2008    $  1.50      $   187,500

      Renaissance US Growth & Investment
        Trust Plc.                       Warrants     11/7/2003      125,000     11/7/2008    $  1.25      $   156,250

      Renaissance US Growth & Investment
        Trust Plc.                       Warrants     11/7/2003      125,000     11/7/2008    $  1.50      $   187,500

      Renaissance Capital Growth & Income
        Fund III                         Warrants     11/7/2003      125,000     11/7/2008    $  1.25      $   156,250

      Renaissance Capital Growth & Income
        Fund III                         Warrants     11/7/2003      125,000     11/7/2008    $  1.50      $   187,500

      SF Capital Partners Ltd.           Warrants     10/12/2004   2,063,984     10/12/2009   $  0.265     $   546,956

      Bluegrass Growth Fund Ltd          Warrants     10/12/2004     257,998     10/12/2009   $  0.265     $    68,369

      Bluegrass Growth  Fund Lp          Warrants     10/12/2004     257,998     10/12/2009   $  0.265     $    68,369

      Merriman Curhan Ford & Co.         Warrants     10/12/2004     386,997     10/12/2009   $  0.627     $   242,647

      Cypress Semiconductor              Warrants     5/5/2005     5,055,612     5/5/2015     $  0.7772    $ 3,929,222




                                       62

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


      BFSUS Special Opportunities
        Trust Plc.                       Warrants     6/28/2005       66,667     6/28/2010    $  0.50      $    33,334

      Renaissance US Growth & Investment
        Trust Plc.                       Warrants     6/28/2005       66,667     6/28/2010    $  0.50      $    33,334

      Renaissance Capital Growth & Income
        Fund III                         Warrants     6/28/2005       66,666     6/28/2010    $  0.50      $    33,333

      C. E. Unterberg Towbin             Warrants     12/30/05     1,062,500     12/30/2010   $  0.28      $   297,500
                                                                  ----------                               -----------

      Total Warrants                                              10,035,089                               $ 6,284,314
                                                                  ==========                               ===========


     Stock Option Plans - The Company has approved two stock option plans that authorize 600,000 incentive stock options and 9,900,000 non-qualified stock options that may be granted to directors, employees, and consultants. On September 26, 2001, the Incentive Stock Option Plan terminated. All options outstanding at the time of the plan termination may be exercised in accordance with their terms. The Non-Qualified Stock Option Plan which was adopted in 1994 remains in effect. The plans permitted the issuance of incentive and non-statutory options and provide for a minimum exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant. The maximum term of options granted under the plans are 10 years and options granted to employees expire three months after the termination of employment. In 2004, the Non-Qualified Stock Option Plan was extended for 10 more years. None of the options may be exercised during the first six months of the option term.

     Following is a summary of activity under these stock option plans for the years ended December 31, 2005, 2004 and 2003:

                                        Weighted Average
                                           Exercise               Number of
                                        Price Per Share            Shares
                                        ---------------            ------

     Outstanding at
          December 31, 2002                $    0.47              5,539,386
          Granted                          $    0.21              1,224,500
          Expired                          $   (0.13)               (45,000)
          Exercised                        $   (0.27)              (679,097)
          Cancelled                        $   (0.39)              (245,708)
                                           ---------             ----------
     Outstanding at
          December 31, 2003                $    0.45              5,794,081
          Granted                          $    0.78              1,439,334
          Expired                               -                         -
          Exercised                        $   (0.36)            (1,001,231)
          Cancelled                        $   (1.15)              (242,099)
                                           ---------             ----------
     Outstanding at
          December 31, 2004                $    0.64              5,990,085
          Granted                          $    0.56              4,800,500
          Expired                               -                         -
          Exercised                        $   (0.28)            (1,086,146)
          Cancelled                        $   (0.74)            (1,735,076)
                                           ---------             ----------
     Outstanding at
          December 31, 2005                $    0.62              7,969,363
                                           =========             ==========

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     All options granted during 2005, 2004 and 2003, were at the current market price at the date of grant and the weighted average fair value was $0.56, $0.78 and $0.21, respectively. At December 31, 2005, options for 4,953,551 shares were exercisable and the remaining options of 3,015,812 will become exercisable as follows: 1,309,145 in 2006; 1,123,334 in 2007 and 583,333 in
     2008.

     In May 2005, the Company accelerated vesting of certain unvested and out-of-the-money stock options previously awarded to employees and officers. Because the price of the Company's common stock was $0.57 on the day of acceleration, the options, which are exercisable at $0.62 and above, had no economic value on the date of acceleration. As a result of the acceleration, options to purchase approximately 1.7 million shares of Simtek common stock are now exercisable. Options held by non-employee directors were excluded from the vesting acceleration.

     The following information summarizes stock options outstanding at December 31, 2005:

                           Outstanding                                                      Exercisable
    --------------------------------------------------------------------------- ------------------------------------
                                        Weighted Average
                         ------------------------------------------------------
                                               Remaining          Weighted
                             Number        Contractual Life       Average            Number         Weighted Average
      Exercise Price       Outstanding         in Months       Exercise Price      Exercisable       Exercise Price
    ------------------- ------------------ ------------------ ----------------- ------------------ ------------------
     $0.14-$0.30           1,130,188             29             $     0.20          1,098,265        $     0.20

     $0.35-$0.54           3,232,716             60             $     0.46          1,131,817        $     0.44

     $0.60-$0.797          2,274,125             50             $     0.65          1,391,135        $     0.64

     $0.83-$0.90             155,000             62             $     0.87            155,000        $     0.87

     $1.125-$1.50            952,334             40             $     1.25            952,334        $     1.25

     $1.50-$1.90             225,000             62             $     1.78            225,000        $     1.78
                           ---------                                                ---------
                           7,969,363                                                4,953,551
                           =========                                                =========

     Other - Preferred Stock may be issued in such series and preferences as determined by the Board of Directors.

7.   SIGNIFICANT CONCENTRATION OF CREDIT RISK, MAJOR CUSTOMERS, AND OTHER RISKS
     --------------------------------------------------------------------------
     AND UNCERTAINTIES:
     -----------------

     Sales by location for the years ended December 31, 2005, 2004 and 2003 were as follows (as a percentage of sales):

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                           2005          2004           2003
                                           ----          ----           ----

           United States                    26%           29%            37%
           Europe                           18%           11%            12%
           Far East                         46%           48%            46%
           Other                            10%           12%             5%
                                           ----          ----           ----
           Total                           100%          100%           100%

     Sales from the Company's military products accounted for approximately 15%, 21% and 14% of total sales for the years ended December 31, 2005, 2004 and 2003, respectively.

     Sales to unaffiliated customers which represent 10% or more of the Company's sales for the years ended December 31, 2005, 2004 and 2003 were as follows (as a percentage of sales) :

          Customer                         2005          2004           2003
          --------                         ----          ----           ----

              A                             11%           12%            20%
              B                             11%           10%            10%
              C                             12%           12%             6%
              D                             17%           15%             7%


     At December 31, 2005, the Company had gross trade receivables totaling $759,000 due from the above four customers.

     In 2005, 2004 and 2003, the Company purchased all of its memory wafers, based on 0.8 micron technology from a single supplier Chartered Semiconductor Manufacturing. Approximately 86%, 97% and 94% of the Company's net revenue for 2005, 2004 and 2003, respectively, were from finished units produced from these wafers. The Company had an agreement with Chartered Semiconductor Manufacturing to provide wafers, which expired in September 1998. This agreement has not been formally extended or terminated, however, this supplier still provides wafers to the Company. The Company has maintained a good relationship with Chartered for the pricing and delivery of the Company's wafers. Due to not having a formal contract with Chartered Semiconductor Manufacturing and the volatility of the semiconductor market, the Company may not have control over the pricing and availability of the wafers the Company requires in order to build the Company's products. If the Company is unable to obtain the products and pricing it needs, the Company's business could suffer.

     In 2005 and 2004, the Company purchased all of its memory wafers, based on
     0.25 micron technology from a single supplier, DongbuAnam. Approximately 13% and 3% of the Company's net revenue for 2005 and 2004, respectively, were from finished units produced from these wafers.

     In addition, the Company purchased all of its logic wafers from two suppliers located in Singapore and Taiwan. Approximately 7% of its net revenue for 2003 were from finished units produced from these wafers. In February 2003, the Company received notification from United Microelectronics that it will be unable to supply us with logic wafers after August 2003. The Company supported customers with 0.5 micron logic wafers manufactured at United Microelectronics through December 2003 by offering opportunities to purchase their life-time requirements for these

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     products with deliveries scheduled by the end of the year. Subsequent to December 31, 2003, the Company is no longer supporting sales of logic products to the market.

8.   TAXES:
     -----

     Deferred taxes result from temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities. The components of deferred taxes are as follows:

                                                                                          Deferred Tax
                                                                                        Assets (Liability)
                                                                                        ------------------
                                                                                      2005                2004
                                                                                      ----                ----
     Current:
          Allowance for doubtful accounts                                         $       3,000      $       5,000
          Reserves                                                                      231,000            203,000
          Accrued expenses                                                              104,000            102,000
                                                                                  -------------      -------------
          Net current deferred tax before valuation allowance                           338,000            310,000
          Valuation allowance                                                          (338,000)          (310,000)
                                                                                  -------------      -------------
     Total current deferred tax                                                   $           -                  -
                                                                                  =============      =============
     Non-Current:
          Net operating losses                                                    $  15,369,000      $  13,303,000
          Property and equipment                                                         41,000              5,000
          Tax credit                                                                     11,000                  -
          Intangibles                                                                   956,000          1,054,000
                                                                                  -------------      -------------
          Net non-current deferred tax asset before valuation allowance              16,377,000         14,362,000
     Valuation allowance                                                            (16,377,000)       (14,362,000)
                                                                                  -------------      -------------
     Total non-current deferred tax asset                                         $           -      $           -
                                                                                  =============      =============

     The net current and non-current deferred tax assets have a 100% valuation allowance resulting from the inability to predict sufficient future taxable income to utilize the assets. The valuation allowance for 2005 increased by $2,043,000 and increased by $1,496,000 in 2004.

     At December 31, 2005, the Company has approximately $41,000,000 available in net operating loss carryforwards which begins to expire from 2006 to 2025. As a result of certain non-qualified stock options which have been exercised, approximately $4,432,000 of the net operating loss carryforward will be charged to "paid-in capital," when, and if, the losses are utilized. Also, a substantial portion of the net operating loss may be subject to Internal Revenue Code Section 382 limitations.

     Total income tax expense for 2005 and 2004 differed from the amounts computed by applying the U.S. Federal statutory tax rates to the pre-tax loss as follows:

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                                                            2005          2004          2003
                                                            ----          ----          ----
     Statutory rate                                        (34.0)%       (34.0)%       (34.0)%
     State income taxes, net of Federal income
         tax benefit                                        (3.3)%        (3.3)%        (3.3)%
     Increase (reduction) in valuation allowance
         related to net operating loss carryforwards
         and change in temporary differences                37.3%         37.3%          37.3%
                                                         --------      --------       --------
                                                         $      -      $      -       $      -
                                                         ========      ========       ========

9.   DISCONTINUED OPERATION:
     ----------------------

     On August 30, 2005, the Company, along with the Company's wholly-owned subsidiary, Q-DOT, Inc. ("Q-DOT"), entered into an Asset Purchase Agreement with Hittite Microwave Corporation ("Hittite") and a wholly-owned subsidiary of Hittite, HMC Acquisition Corporation ("HMC Acquisition"), whereby substantially all of the assets of Q-DOT were sold to HMC Acquisition in exchange for a cash payment of approximately $2.2 million. The Company realized a net gain of approximately $1,687,000. In addition, Hittite assumed certain future obligations of Q-DOT, including obligations related to Q-DOT's real estate lease and certain software license agreements. Incident to the Asset Purchase Agreement, the parties also entered an Escrow Agreement, whereby $200,000 of the purchase price was placed in escrow for one year to secure certain indemnification obligations of Simtek and Q-DOT. In addition, the parties entered into a Confidentiality, Non-Disclosure and Restrictive Covenant Agreement, whereby, among other things, Simtek and Q-DOT agreed not to compete against Hittite and HMC Acquisition for a period of four years with respect to certain businesses relating to Q-DOT's operations.

     In accordance with SFAS No. 144, the consolidated financial statements of the Company have been recast to present this business as a discontinued operation. Accordingly, the revenues, the costs and expenses and assets and liabilities of the discontinued operation have been excluded from the respective captions in the accompanying Consolidated Statements of Operations and Consolidated Balance Sheets and have been reported in the various statements under the caption, "Assets from discontinued operations", Liabilities of discontinued operations", and "Income from discontinued operations" for all periods presented. In addition, certain of the Notes to the Consolidated Financial Statements have been recast for all periods to reflect the discontinuance of this operation.

     Summary results for the discontinued operation are as follows (in thousands):


     Description                          Years Ended December 31,
                                          ------------------------
                                       2005         2004        2003
                                       ----         ----        ----
     Operating Results:
     Revenue                          $1,398       $1,810      $2,241
     Costs and expenses                1,381        1,750       2,125
                                      ------       ------      ------
     Income from discontinued
       Operation                      $   17       $   60      $  116
                                      ======       ======      ======

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



     Amounts included in the December 31, 2005 and December 31, 2004 Consolidated Balance Sheets for the discontinued operations are as follows (in thousands):

                                                                 December 31,
                                                                 ------------
                                                             2005          2004
                                                             ----          ----
     Assets from discontinued operations                  $    -          $  555

     Liabilities of discontinued operations               $    -          $  326


10. ACQUISITION OF CERTAIN ASSETS FROM ZMD
    --------------------------------------

     On December 30, 2005, the Company purchased from Zentrum Mikroelektronik Dresden AG ("ZMD") certain assets related to ZMD's nvSRAM product line (the "ZMD Asset Acquisition"). ZMD represented Simtek's primary competitor in the sale of nvSRAM products. Under the terms of various agreements between Simtek and ZMD beginning in 1994, ZMD used Simtek's proprietary technology to manufacture and sell products that directly competed with Simtek's products. Management believes that the ZMD Asset Acquisition provided several benefits, including consolidation of nvSRAM products in the marketplace, increased sales volume, and control of its proprietary technology. On that same date and in connection with the ZMD Asset Acquisition, which is described in more detail below, Simtek and ZMD entered into a number of agreements including a License Agreement (the "New License Agreement"). Pursuant to the New License Agreement, ZMD assigned its rights in certain patents devoted to nvSRAM to Simtek and Simtek licensed to ZMD the right to use Simtek's silicon-oxide-nitride-oxide-silicon (SONOS)-based nvSRAM technology for embedded functions in ZMD's non-competing products. The licenses granted pursuant to the New License Agreement are perpetual, non-exclusive, royalty-free and unlimited. No fees or payments are due to either party under the New License Agreement. The New License Agreement shall remain in effect on a country-by-country basis until all patents, trade secrets, and any other proprietary and legal rights subject thereto have expired or ended, unless terminated earlier by either party following a breach by the other party that remains uncured after 30 days' written notice. In addition, Simtek and ZMD executed a Non-Competition and Non-Solicitation Agreement (the "NC Agreement") whereby, for a period of five years from the closing, ZMD is prohibited from competing with certain of Simtek's products and from hiring employees of Simtek in certain situations.

     In 1994, the Company licensed certain intellectual property to ZMD, which permitted ZMD to produce nvSRAM products that directly competed with the products sold by the Company. During the past several years, the two companies have competed for market share with key customers, resulting in significant reductions in average unit selling prices. The Company believed that acquiring the assets from ZMD would result in more price stability in the marketplace and provide additional revenue to Simtek.

     The transaction with ZMD was completed on December 30, 2005. As such, the assets acquired are included in the accompanying Consolidated Balance Sheet as of December 31, 2005. However, there are no results of operations related to the assets acquired included in the Consolidated Statement of Operations for the Year Ended December 31, 2005 as there were no operating activities until January 2006.

     The purchase price consisted of $8 million of cash paid to ZMD, and 6,260,713 shares of Simtek common stock issued to ZMD, valued at $2 million, per the terms of the agreement based on the volume weighted average price of the common stock for the 60 trading days prior to the execution date of the Asset Purchase Agreement on December 7, 2005. For accounting and financial reporting purposes, the shares issued to ZMD have been valued at $0.30 per share, pursuant to Emerging Issues Task Force 99-12 "Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination", resulting in an accounting value of $1,882,000. The total purchase price including transaction related costs, amounted to $10,425,000. The transaction related costs include $272,000 investment banking costs, $240,000 legal fees, and $31,000 other.

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



                  Finished goods inventory             $     638
                  Non-competition agreement                8,910
                  Goodwill                                   877
                                                       ---------
                  Total                                $  10,425
                                                       =========

     Management determined the value assigned to each of the assets identified above based on several factors, including among other things, unit cost of products to be purchased from ZMD in the future, Simtek's relationship with former ZMD customers, Simtek's knowledge of the design and technology of ZMD's products, and an independent valuation of the non-competition agreement (which will be amortized over the five year term of the agreement). No value was assigned to the New License Agreement, because in management's opinion, the intellectual property subject to that license is derived from the Company's base technology and does not significantly enhance or change such technology. While we believe the purchase accounting associated with this transaction to essentially be complete, there is always the possibility that it may be subject to modification in the future. Any such modification is not expected to be significant.

     The following table sets forth certain information related to unaudited pro forma results of operations, as if the transaction were completed at the beginning of each period presented (in thousands):

                                               2005         2004         2003
                                               ----         ----         ----

     Revenue                                 $18,136      $20,338      $ 18,986
     Loss from continuing operations          (9,664)      (5,627)       (3,732)
     Earnings per share                      $ (0.07)     $  (.04)     $  (0.03)

11.  SUBSEQUENT EVENT (UNAUDITED)
     ----------------------------

     On March 24, 2006, the Company entered into a License and Development Agreement with Cypress pursuant to which, among other things, Cypress agreed to license certain intellectual property from the Company to develop and manufacture standard, custom and embedded nvSRAM products, Cypress and the Company agreed to co-develop certain nvSRAM products and Cypress has agreed to pay to the Company $4,000,000 in prepaid royalties. Under the License and Development Agreement, the Company has issued (or will issue upon certain payments by Cypress at June 30, 2006 and December 31, 2006) three separate warrants to Cypress granting Cypress the right to purchase a total of 20 million shares of the Company's common stock, at an exercise price per share of $0.75 with a term of 10 years each.

                               SIMTEK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     Supplementary Financial Data (UNAUDITED)

     Following is unaudited quarterly selected financial data for the past eight quarters:

                                                                   Quarters Ended
                                            -------------------------------------------------------------
                                            3/31/05           6/30/05           9/30/05          12/31/05
                                            -------           -------           -------          --------
     Revenue                                $ 2,976           $ 2,204           $ 2,412           $ 2,794
     Gross margin                               968               529               605               692
     Loss from continuing
          Operations                           (986)           (2,936)           (1,718)           (1,849)
     Income (loss) from
           discontinued operations              (26)              (36)            1,768                (2)
     Net Loss                                (1,012)           (2,972)               50            (1,851)
     Net Loss per Common Share:
          Basic and diluted:
     Loss from continuing
          Operations                        $  (.02)          $  (.05)          $  (.02)          $  (.03)
     Income (loss) from
          Discontinued operations           $   .00           $   .00           $   .00           $   .00
     Total                                  $  (.02)          $  (.05)          $  (.02)          $  (.03)

                                                                   Quarters Ended
                                            -------------------------------------------------------------
                                            3/31/04           6/30/04           9/30/04          12/31/04
                                            -------           -------           -------          --------

     Revenue                                 $ 2,936          $ 3,686           $ 2,446           $ 4,025
     Gross margin                                822            1,308               496             1,327
     Loss from continuing
          Operations                          (1,067)            (845)           (1,513)             (306)
     Income (loss) from
           discontinued operations                30              (86)              101                15
     Net Loss                                 (1,037)            (930)           (1,412)             (291)
     Net Loss per Common Share:
          Basic and diluted:
     Loss from continuing
          Operations                         $  (.02)         $  (.01)          $  (.03)          $  (.01)
     Income (loss) from
          Discontinued operations            $   .00          $  (.01)          $   .01           $   .00
     Total                                   $  (.02)         $  (.02)          $  (.02)          $  (.01)


Item 9: Changes in and Disagreements with Accountants on Accounting and
-----------------------------------------------------------------------
        Financial Disclosure
        --------------------

         None in 2005.

Item 9A: Controls and Procedures
--------------------------------

(a) Evaluation of disclosure controls and procedures.
Harold Blomquist and Brian Alleman, serve as the Company's chief executive officer and chief financial officer, respectively, after evaluating the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by this annual report (the "Evaluation Date") concluded that as of the Evaluation Date, the Company's disclosure controls and procedures were effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported as specified in the SEC's rules and forms and to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is accumulated and communicated to our management to allow timely decisions regarding required disclosure. As noted in the Explanatory Note at the beginning of this Form 10-K/A and as noted in Note 2 to the Consolidated Financial Statements contained in this Form 10-K/A, the Company has reclassified $8,459,000 from Temporary Equity to Shareholders Equity. In light of the reclassification described above, the Company's chief executive officer and chief financial officer have reevaluated the Company's disclosure controls and procedures as of the Evaluation Date to determine whether the reclassification changes their conclusion. Based on this reevaluation, the Company's chief executive officer and chief financial officer have determined that the reclassification does not change their conclusion.


(b) Changes in internal control over financial reporting.

There were no changes in the Company's internal control over financial reporting during the three months ended December 31, 2005, that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting.

Item 9B: Other Information
--------------------------

     None in 2005.

                                    PART III

Item 10: Directors and Executive Officers of the Registrant
-----------------------------------------------------------

Directors and Executive Officers

     Our directors and executive officers are as follows:

Name                        Age                           Position
----                        ---                           --------
Harold Blomquist.......     53         Chairman of the Board, Chief Executive Officer and President

Brian Alleman..........     49         Vice President and Chief Financial Officer, Corporate Secretary

Alfred Stein...........     72         Director

Robert H. Keeley.......     64         Director

Ronald Sartore.........     56         Director

Robert Pearson.........     70         Director


     HAROLD A. BLOMQUIST was originally appointed as a director in May 1998, resigned from the Board in July 2001 to avoid a potential conflict of interest with his employer and was re-appointed in January 2002. Mr. Blomquist's current term of office as a director expires at the 2008 annual meeting. In October 2003, Mr. Blomquist was elected to the position of Chairman of the Board of Directors. Mr. Blomquist has served as Chief Executive Officer and President of the Company since May 2005. He served as a Director on the Board of Microsemi, Inc. from February 2003 to February 2006, and as a consultant to venture investors and early stage technology companies in the semiconductor and electronic components areas. In the past, he was employed as President and Chief Executive Officer of Morpho Technologies, Inc., and Chief Executive Officer of Tower Semiconductor, USA, Inc. Mr. Blomquist served as a member of the Board of Directors of AMIS Holding Co. and Sr. Vice President of AMI Semiconductors. Prior to joining AMI in April 1990, Mr. Blomquist held positions in engineering, sales, and marketing for several semiconductor firms, including Texas Instruments, Inmos Corporation, and General Semiconductor. Mr. Blomquist was granted a BSEE degree from the University of Utah and also attended the University of Houston, where he pursued a joint Juris Doctor/MBA course of study.

     ROBERT C. PEARSON has served as a director since July 2002. Mr. Pearson's current term of office as a director expires at the 2008 annual meeting. He joined RENN Capital Group in April 1997 and is Senior Vice President-Investments. From May 1994 to May 1997, Mr. Pearson was an independent financial management consultant primarily engaged by RENN Capital Group. From May 1990 to May 1994, he served as Chief Financial Officer and Executive Vice President of Thomas Group, Inc., a management consulting firm, where he was instrumental in moving a small privately held company from a start-up to a public company with over $40 million in revenues. Prior to 1990, Mr. Pearson spent 25 years at Texas Instruments Incorporated where he served in several positions including Vice President-Controller and later as Vice President-Finance. Mr. Pearson holds a BS in Business from the University of Maryland and was a W.A. Paton Scholar with an MBA from the University of Michigan. He is currently a Director of Poore Brothers, Inc., CaminoSoft, Inc., and Advanced Power Technology, Inc., all publicly held. He is also a Director of eOriginal, Inc., a privately held company.

     RONALD SARTORE has served as a director since March 2004, which term expires in 2006. Mr. Sartore has over 30 years experience in the computer and semiconductor fields and is currently the Vice President of the System Architecture Group for Cypress Semiconductor Corporation's Consumer and Computation Division. Mr. Sartore joined Cypress Semiconductor Corporation, or "Cypress," after Cypress's May 1999 accretive acquisition of Anchor Chips, where he was its CEO, and President. Mr. Sartore founded Anchor Chips in 1995 and secured $9.5 million in funding from its majority owner: South Korea's LG Semicon. Prior to that, Mr. Sartore worked as a systems architect for San Diego based AMCC. Previous to AMCC, Mr. Sartore was a technical consultant for Array Microsystems, and an employee of Maximum Storage, both in Colorado Springs. In 1985, Mr. Sartore co-founded Cheetah International, a manufacturer of personal computers and peripherals until its acquisition by Northgate Computers in 1990. Cheetah's products, designed by Sartore, have received acclaim for their high performance and were the subject of articles in numerous trade magazines. Prior to Cheetah, Mr. Sartore has held technical design positions in the following companies: Inmos, in Colorado Springs, Colorado; Synercom Technology, in Sugarland, Texas; Texas Instruments, in Stafford, Texas; NCR, in Millsboro, Delaware; and Sperry Univac, in Blue Bell, Pennsylvania. Mr. Sartore currently holds 13 US patents and obtained a BS degree in Electrical Engineering from Purdue University.

     ALFRED J. STEIN has served as a director since March 2004, which term expires in 2006. He is currently a Consultant and Advisor to startup companies in the high technology industry. He previously served at VLSI Technology, Inc. as Chairman of the Board and Chief Executive Officer from 1982 until its acquisition by Philips Electronics in 1999. During his tenure, VLSI grew from a venture capital funded start-up to a publicly traded company with revenues in excess of $600 million and over 2,200 employees in more than 25 locations around the world. For more that 45 years, Mr. Stein has played a significant role in the high tech industry, including senior management assignments at both Texas Instruments and Motorola. Mr. Stein was with Texas Instruments for 18 years from 1958 through 1976; his last position was Vice President and General Manager for the Electronics Devices Division. Mr. Stein was with Motorola for five years where he was Vice President and Assistant General Manager of Motorola's Semiconductor Sector. He joined VLSI Technology from Arrow Electronics where he had been that company's Chief Executive Officer. Mr. Stein is on the Board of Directors of two publicly traded companies, Advanced Power Technology and ESS Technology, as well as several private startup companies. He also has served on the board of directors at Applied Materials, Radio Shack Corporation and was

Chairman of the Board for the Semiconductor Industry Association (SIA). He served on the Board of Trustees for St. Mary's University of Texas.

     ROBERT H. KEELEY has served as a director since May 1993. Mr. Keeley's current term of office as a director expires at the 2007 annual meeting. He is currently Professor (Emeritus) at the University of Colorado at Colorado Springs where he served as the El Pomar Professor of Business Finance from 1992 until 2004. From 1986 to 1992, Dr. Keeley was a professor in the Department of Industrial Engineering and Engineering Management at Stanford University. Prior to joining Stanford, he was a general partner of Hill and Carmen (formerly Hill, Keeley and Kirby), a venture capital firm. Dr. Keeley holds a Bachelor's degree in electrical engineering from Stanford University, an M.B.A. from Harvard University, where he was a Baker Scholar, and a Ph.D. in business administration from Stanford University. Dr. Keeley is a director and president of a private company in the wind energy business, and a director of two other private companies.

     BRIAN ALLEMAN has served as Vice President and Chief Financial Officer at the Company since June of 2005. Mr. Alleman is a partner in the Denver office of Tatum LLC, a national firm of experienced executives serving as full-time, part-time, interim, project, or on-staff professionals to provide executive solutions to companies undertaking significant change. Mr. Alleman has over 25 years of experience in financial management, with 10 years of experience in leading international accounting firms. For nine years prior to joining Tatum, Mr. Alleman served as Vice President and Chief Financial Officer with Centuri Corporation in Penrose, Colorado. Mr. Alleman will remain a partner in Tatum, which will allow Simtek access to a variety of professional resources provided by Tatum to its clients. Mr. Alleman holds a Bachelors Degree in Accounting from Seton Hall University and became a Certified Public Accountant in the State of New Jersey in 1980.


Audit Committee

     The Board has established an Audit Committee as one of the three standing committees of the Board. The Audit Committee consists of Robert Keeley as the chairperson, and Alfred Stein. The Audit Committee assists the Board in its oversight of the integrity of the Company's accounting, auditing, and reporting practices. Our Board has determined that Dr. Keeley has the requisite education, background or experience to be considered an "audit committee financial expert" as that term is defined by applicable SEC rules. All members of the Audit Committee are "independent" under current Nasdaq Stock Market, Inc. listing standards.


Section 16(a) Beneficial Ownership Reporting Compliance

     To our knowledge, based solely upon a review of reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all filing requirements applicable to officers, directors and greater than 10% beneficial owners of our common shares under
Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with except as noted below. Mr. Blomquist filed one amendment to Form 4 on October 25, 2005 (which amended a Form 4 previously filed on July 1, 2005, with respect to a transaction occurring on May 9, 2005 and May 17, 2005).

Code of Business Conduct and Ethics

     We have adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, the Chief Financial Officer, and the Controller, as well as to our directors and employees. The Code of Business Conduct and Ethics can be found at our Internet website at www.simtek.com. In the event that we make changes in, or provide waivers of, the provisions of the Code of Business Conduct and Ethics that the SEC requires us to disclose, we intend to disclose these events on our website. A copy of our Code of Business Conduct and Ethics is available for any person, without charge, upon request, by addressing your request to: Simtek Corporation, 4250 Buckingham Dr. #100, Colorado Springs, CO 80907, Attention: Investor Relations.

Item 11: Executive Compensation

     The following table sets forth information for each of our last three fiscal years with respect to the annual and long-term compensation of the individuals acting as the Chief Executive Officer during the fiscal year ended December 31, 2005. There were no other executive officers of the Company who served during any part of 2005 whose annual salary and bonus for the fiscal year ended December 31, 2005 exceeded $100,000.

                           Summary Compensation Table

                                                                                               Long Term
                                                                                             Compensation
                                                     Annual Compensation                         Awards
                                   -------------------------------------------------------   -------------

                                                                                               Securities
                                                                            Other Annual       Underlying
Name and Principal Position         Year       Salary ($)    Bonus ($)     Compensation ($)      Options
---------------------------         ----       ----------    ---------     ----------------    ----------
Harold A. Blomquist(1)              2005       $ 209,375      50,000           150,490          2,535,000
Chief Executive Officer,            2004       $      --          --                --                 --
President and Chairman of           2003       $      --          --                --                 --
the Board

Douglas M. Mitchell(2)              2005       $ 174,922          --           118,027                 --
Chief Executive Officer, Chief      2004       $ 175,000          --                --                 --
Financial Officer (acting) and      2003       $ 175,000          --                --            200,000
President

(1)  Mr. Blomquist became Chief Executive Officer and President on May 9, 2005.

(2) Mr. Mitchell resigned as Chief Executive Officer, Chief Financial Officer (acting) and President on May 9, 2005.

Option Grant Table

     The following table sets forth certain information with respect to options granted by us during the fiscal year ended December 31, 2005 to the individuals named in the summary compensation table above.

                                           Shares
                                         subject to
                                           Options                                                Potential Realizable
                             Shares      Granted to                   Market                        Value at Assumed
                           Subject to     Employees                  Price per                    Annual Rate of Stock
                             Options      in Fiscal     Exercise     Share on                      Price Appreciation
                           Granted in     Year % of    Price Per      Date of     Expiration        for Option Term
Name                       Fiscal Year      Total        Share         Grant         Date             5%        10%
- ----                       -----------   ----------    ---------     ---------    -----------     ---------  ---------
Harold A. Blomquist(1)        35,000        2.29%        $0.62         $0.62      2/15/2012          $8,834    $20,587
Harold A. Blomquist        1,096,125       71.86%        $0.66         $0.66       5/9/2012        $294,514   $686,337
Harold A. Blomquist        1,403,875       92.03%        $0.54         $0.54      5/17/2012        $308,620   $719,210


(1)  Mr. Blomquist became Chief Executive Officer and President on May 9, 2005.

Year-End Option Table

     The following table sets forth, as of December 31, 2005, the number of shares subject to unexercised options held by the individuals named in the summary compensation table above. 2,030,556 exercisable options had an exercise price less than the last sale price of our common stock underlying the options as reported by the OTC Electronic Bulletin Board on the last trading day of the fiscal year ended December 31, 2005.

                                                                                            Value of Unexercised
                                                       Number of Unexercised Options      in-the-money Options at
                            Shares                           at Fiscal Year-End               Fiscal Year-End
                         --------------                ------------------------------- -------------------------------
                          Acquired on       Value       Exercisable    Unexercisable    Exercisable    Unexercisable
Name                     Exercise (#)   Realized ($)        (#)             (#)             ($)             ($)
- ------------------------ -------------- -------------- --------------- --------------- --------------- ---------------
Harold A. Blomquist(1)            0        $     0        622,361         2,013,889      $      0         $     0
Douglas M. Mitchell(2)      250,000        $ 9,866        553,333            16,667      $ 32,700         $ 2,500


(1)  Mr. Blomquist became Chief Executive Officer and President on May 9, 2005.

(2) Mr. Mitchell resigned as Chief Executive Officer, Chief Financial Officer (acting) and President on May 9, 2005.


Director Compensation Overview

     Beginning March 2004, each director who was not an employee received $1,500 for each meeting of the Board, attended in person, and $500 for each meeting of a committee of the Board. Beginning January 1, 2005, each director of the Board also received a $10,000 annual stipend; the stipend is paid quarterly. Until the Company has two consecutive quarters of net profit, the stipend is paid in restricted common stock. The cost per common share is calculated based on the average closing price of the Company's common stock during the 20 trading days prior to last day of each quarter. Commencing the first quarter after the Company has shown two consecutive quarters of audited net profit, the stipend will be paid in cash. Upon initial appointment or election to the Board, each newly appointed or elected member receives options to purchase 100,000 shares of the Company's common stock. Each member of the Board receives, within the first month of each calendar year, while serving as a member of the Board, a grant of options to purchase 35,000 shares of the Company's common stock. Along with the above compensation, the Chairman of the Board receives $4,000 per calendar quarter, as long as the Chairman is not an employee. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us.


Employment Contracts and Termination of Employment Arrangements

     The material terms of Harold Blomquist's employment with the Company are as set forth below, as previously disclosed in Item 5.02(c) of the Current Report on Form 8-K filed on May 12, 2005. Mr. Blomquist will be employed for one year with automatic extensions for additional one-year periods unless otherwise terminated. Mr. Blomquist's base salary will be $325,000 per year and he will be eligible to receive a yearly cash bonus, based on performance, of up to 100% of his salary. In addition, Mr. Blomquist will receive a yearly bonus of options to purchase between 100,000 and 400,000 shares of the Company's common stock; the exact amount will be based on performance. Upon beginning employment, Mr. Blomquist received options to purchase 2.5 million shares of the Company's common stock and a $50,000 bonus. Within four months of beginning employment, Mr. Blomquist was required to purchase 200,000 shares of common stock from the Company, which Mr. Blomquist did on May 19, 2005. The agreement provided that for each share of common stock Mr. Blomquist purchased from the Company within six months of beginning employment, including the 200,000 shares he was required to purchase, the Company would grant him an additional share, up to a maximum of 500,000 matching shares. In addition to the 200,000 shares he purchased on May 19, 2005, Mr. Blomquist purchased 275,000 shares on November 9, 2005; in each case, the purchase price was determined by calculating the average close price for the five trading days prior to the purchase date. We issued an additional 475,000 shares of our common stock to Mr. Blomquist for no additional consideration to match these previous stock purchases. Upon termination, Mr. Blomquist will be restricted from competing against the Company for a period of 18 months. If Mr. Blomquist is terminated by the Company without cause, all of Mr. Blomquist's unvested stock options will immediately vest and he will continue to receive his base salary, benefits, and cash and stock bonuses for 18 months. If Mr. Blomquist terminates employment due to good cause or as a result of constructive termination relating to a change of control of the Company, all of Mr. Blomquist's unvested stock options will immediately vest and he will continue to receive his base salary, benefits and cash and stock bonuses for 18 months.

     Incident to Douglas Mitchell's resignation as director, Chief Executive Officer, President and Chief Financial Officer (acting) of Simtek, and as Chairman of the Board of Simtek's subsidiary, Q-DOT, Inc., Simtek entered into a

Separation Agreement, dated May 9, 2005 (the "Separation Agreement") with Mr. Mitchell. The Separation Agreement provides that for six months following the date of the Separation Agreement, Mr. Mitchell would receive a base salary (prorated from an annualized base salary of $225,000), and for an additional 12 months following the six months mentioned above, he will receive $1,875 per month in exchange for providing consulting services to Simtek. Mr. Mitchell's stock options will continue to vest and his vested stock options will remain exercisable during the period that he continues to receive his base salary and during the period that he provides consulting services to Simtek. Per the terms of the Separation Agreement, the Company granted to Mr. Mitchell 150,000 shares of common stock on June 15, 2005 and 50,000 shares of common stock on November 25, 2005. The Separation Agreement also contains a mutual release.


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee, during fiscal year 2005, consisted of Ronald Sartore, Robert Pearson, Douglas Mitchell (until May 2005) and Harold Blomquist (beginning May 2005). Mr. Mitchell was our Chief Executive Officer, President and Chief Financial Officer (acting), as well as the Chairman of our subsidiary, Q-DOT, Inc., until he resigned from such positions on May 9, 2005. Mr. Blomquist has been the Chairman of our Board of Directors since October 2003, and has been our Chief Executive Officer and President since May 9, 2005. On June 28, 2005, we issued to Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and BFSUS Special Opportunities Trust PLC, which are managed by RENN Capital Group, warrants to purchase 200,000 shares of our common stock at $0.50 per share with an exercise period of 5 years. These warrants were issued in exchange for an agreement to delay making principal redemption installments under the 7.50% Convertible Debentures issued by Simtek in 2002 in the aggregate principal amount of $3,000,000. In connection with the sale of $11,000,000 of our common stock on December 30, 2005, instead of lowering the conversion price of the Convertible Debentures, as required by the terms of the Convertible Debentures, from $0.312 per share to $0.16 per share as a result of the December 30, 2005 offering at $0.16 per share, we agreed with the RENN Capital Group that the conversion price would only be lowered to $0.22 per share as a result of the December 30, 2005 offering. As a result, instead of just 9,615,384 shares issuable upon conversion of the Convertible Debentures (which would be the case were the conversion price still $0.312 per share), there are currently a total of 13,636,364 shares of common stock that are issuable upon conversion of the debentures as a result of the reduction of the conversion price to $0.22 per share. Also on December 30, 2005, we issued a total of 9,375,000 shares of common stock to Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and BFSUS Special Opportunities Trust PLC in exchange for a total of $1,500,000. RENN Capital Group is the agent for these three investment funds. One of our directors, Mr. Robert Pearson, holds the position of Senior Vice President of RENN Capital Group.

Item 12: Security Ownership of Certain Beneficial Owners and Management
-----------------------------------------------------------------------

Securities Authorized For Issuance Under Equity Compensation Plans

     The information concerting securities authorized for issuance under equity compensation plans is included in Item 5 "Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" of this Form 10-K under the caption "Equity Compensation Plan Information".


Security Ownership of Certain Beneficial Owners and Management

     The table below sets forth information regarding ownership of our common stock as of April 25, 2006 by each person who is known by us to beneficially own more than five percent of our common stock, by each director, by each current or former executive officer named in the summary compensation table, and by all directors and current executive officers as a group. Shares issuable within sixty days after April 25, 2006 upon the exercise of options, warrants or debentures are deemed outstanding for the purpose of computing the percentage ownership of persons beneficially owning such options, warrants or debentures but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of beneficial ownership of common stock prior to and after the offering is based on 146,920,823 shares of common stock outstanding as of March 31, 2006.

                                            Amount and Nature
Name and Address                              of Beneficial        Percent of
of Beneficial Owner                             Ownership             Class
-------------------                          ------------------    ----------

Robert H. Keeley                                  180,007 (1)              *
P. O. Box 240
Hillside, CO 81232

Harold A. Blomquist                             1,993,534 (2)          1.35%
3935 Serenity Place
Colorado Springs, CO 80908

Robert Pearson                                    110,007 (3)              *
8080 N. Central Expressway,
  Suite 210-LB59
Dallas, TX 75203

Ronald Sartore                                    257,924 (4)              *
14445 Cypress Point
Poway, CA 92064

Alfred Stein                                      198,924 (5)              *
410 Old Oak Court
Los Altos, CA 94022

Brian Alleman                                      27,778 (6)              *
12861 Serenity Park
Colorado Springs, CO 80907

Douglas Mitchell                                  839,386 (7)              *
1775 Sunshine Circle
Woodland Park, CO 80863

Renaissance Capital Growth &
   Income Fund III, Inc.                        9,537,782 (8)          6.28%
c/o RENN Capital Group
8080 N. Central Expressway,
   Suite 210-LB59
Dallas, TX 75203

Renaissance US Growth Investment
   Trust PLC                                    9,537,783 (9)          6.28%
c/o RENN Capital Group
8080 N. Central Expressway,
   Suite 210-LB59
Dallas, TX 75203

BFSUS Special Opportunities Trust PLC.          8,537,783 (10)         5.62%
c/o RENN Capital Group
8080 N. Central Expressway,
   Suite 210-LB59
Dallas, TX 75203

SF Capital Partners, Ltd                       10,107,367              6.88%
3600 South Lake Drive
St. Francis, WI 53235

Cypress Semiconductor Corporation              21,796,428 (11)        13.46%
3901 N. First Street
San Jose, CA 95134

Crestview Capital Master LLC                   24,687,500             16.80%
95 Revere Drive, Suite A
Northbrook, IL 60062

Big Bend XXVII Investments, L.P.               14,375,000              9.78%
3401 Armstrong Avenue
Dallas, TX 75205-4100

Toibb Investment LLC                           11,875,000              8.08%
6355 Topanga Canyon Blvd., Suite 335
Los Angeles, CA 91367

All current executive officers and
directors as a group                            2,768,174 (12)         1.86%
  (6 persons)

----------------------
*    Less than one percent.

(1) Includes 10,000 shares of our common stock held by Mr. Keeley's wife, Sandra D. Keeley. Mr. Keeley disclaims beneficial ownership of these shares. Includes 121,250 shares issuable upon exercise of options. Includes 33,757 shares of restricted common stock that are due, but have not been issued to Mr. Keeley as part of his directors' compensation for the period January 1, 2005 through March 31, 2006.

(2) Includes 800 shares of our common stock that Mr. Blomquist's son personally owns and includes 1,039,028 shares issuable upon exercise of options. Includes 3,706 shares of restricted common stock that are due, but have not been issued to Mr. Blomquist as part of his directors' compensation for the period January 1, 2005 through March 31, 2005, the end of the last quarter before the date he became our chief executive officer.

(3) Includes 76,250 shares issuable upon exercise of options. Includes 33,757 shares of restricted common stock that are due, but have not been issued to Mr. Pearson as part of his directors' compensation for the period January 1, 2005 through March 31, 2006.

(4) Includes 164,167 shares issuable upon exercise of options. Includes 33,757 shares of restricted common stock that are due, but have not been issued to Mr. Sartore as part of his directors' compensation for the period January 1, 2005 through March 31, 2006.

(5) Includes 164,167 shares issuable upon exercise of options. Includes 33,757 shares of restricted common stock that are due, but have not been issued to Mr. Stein as part of his directors' compensation for the period January 1, 2005 through March 31, 2006.

(6)  Includes 27,778 shares issuable upon exercise of options.

(7) Includes 470,000 shares issuable upon exercise of options. Mr. Mitchell resigned as an officer and director of Simtek and Q-DOT, Inc. on May 9, 2005.

(8) Assumes conversion, at a conversion price of $0.22 per share, of debentures issued to Renaissance Capital Growth & Income Fund III, Inc. for 4,545,455 shares of our common stock. Assumes exercise of warrants held by Renaissance Capital Growth & Income Fund III, Inc. for 316,666 shares of our common stock. Includes 66,666

(9) Assumes conversion, at a conversion price of $0.22 per share, of debentures issued to Renaissance US Growth & Investment Trust PLC for 4,545,455 shares of our common stock. Assumes exercise of warrants held by Renaissance US Growth Investment Trust PLC for 316,667 shares of our common stock.

(10) Assumes conversion, at a conversion price of $0.22 per share, of debentures issued to BFSUS Special Opportunities Trust PLC for 4,545,455 shares of our common stock. Assumes exercise of warrants held by BFSUS Special Opportunities Trust PLC for 316,667 shares of our common stock.

(11) Assumes exercise of warrants held by Cypress for 15,055,612 shares of our common stock.

(12) Includes 1,592,640 shares issuable upon exercise of options. Includes 138,734 shares of restricted stock required to be issued for director compensation. Includes 10,000 shares of our common stock held by Mr. Keeley's wife, Sandra D. Keeley, with respect to which Mr. Keeley disclaims beneficial ownership. Includes 800 shares of our common stock that Mr. Blomquist's son personally owns. Does not include the 27,613,348 shares beneficially owned by Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and BFSUS Special Opportunities Trust PLC. RENN Capital Group is agent for these three investment funds. Mr. Robert Pearson is a Senior Vice President of RENN Capital Group. Mr. Pearson also holds the position of a director on Simtek's board of directors.


Item 13:  Certain Relationships and Related Transactions
--------------------------------------------------------

     On July 1, 2002, we received a total of $3,000,000 from Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and BFSUS Special Opportunities Trust PLC (collectively, the "RENN Entities") in return for issuing 7.5% convertible debentures with an aggregate principal amount of $3,000,000. The convertible debentures have a maturity date of June 28, 2009 and originally had a conversion rate of $0.312, which would have resulted in 9,615,384 shares being issued upon conversion. In connection with the sale of $11,000,000 of our common stock on December 30, 2005, instead of lowering the conversion price of the 2002 convertible debentures, as required by the terms of the 2002 convertible debentures, from $0.312 per share to $0.16 per share as a result of the December 30, 2005 offering at $0.16 per share, we agreed with the RENN Entities that the conversion price would only be lowered to $0.22 per share as a result of the December 30, 2005 offering. As a result, instead of just 9,615,384 shares issuable upon conversion of the 2002 debentures

(which would be the case were the conversion price still $0.312 per share), there are currently a total of 13,636,364 shares of common stock that are issuable to the RENN Entities upon conversion of the debentures as a result of the reduction of the conversion price to $0.22 per share. Also on December 30, 2005, we issued 9,375,000 shares of common stock to the RENN Entities in exchange for $1,500,000. On June 28, 2005, we issued warrants to purchase 200,000 shares of our common stock to the RENN Entities in exchange for a waiver of certain provisions relating to the 7.5% debentures. These warrants have 5-year terms with an exercise price of $0.50 per share. RENN Capital Group, Inc. is the agent for the RENN Entities. One of our directors, Mr. Robert Pearson, holds the position of Senior Vice President of RENN Capital Group, Inc.

     On October 12, 2004, we issued in a private placement to SF Capital Partners Ltd. 3,857,367 shares of our common stock and a warrant to acquire 2,063,984 shares of our common stock. The warrant has a 5-year term and originally had an exercise price of $0.627 per share. In connection with the sale of $11,000,000 of our common stock on December 30, 2005, we agreed with SF Capital Partners Ltd. that in exchange for their waiver of certain participation rights held by them in connection with the December 30, 2005 offering, the exercise price of their warrant to acquire 2,063,984 shares of our common stock would be lowered from $0.627 per share to $0.265 per share. Also on December 30, 2005, we issued 6,250,000 shares to SF Capital Partners Ltd. in exchange for $1,000,000. As of the date of this report, SF Capital Partners Ltd. owns 10,107,367 shares as a result of the October 12, 2004 and December 30, 2005 transactions, and has a warrant to purchase 2,063,984 shares with an exercise price of $0.265 per share as a result of the October 12, 2004 transaction. By its terms, the warrant issued to SF Capital Partners Ltd. may not be exercised if the exercise would cause SF Capital Partners Ltd. to be a 5% or more holder of all of our outstanding common stock; however, SF Capital Partners Ltd. may waive such restriction on 61 days notice to us. Given the number of shares of our common stock that SF Capital Partners Ltd. holds as of the date of this report, SF Capital Partners Ltd. cannot exercise such warrant unless it waives the restriction and gives us 61 days notice of the waiver; as such, the 2,063,984 shares issuable under the warrant are not included in SF Capital Partner Ltd.'s entry in the "Security Ownership of Certain Beneficial Owners and Management" table above under the column entitled "Amount and Nature of Beneficial Ownership."

     On May 4, 2005, we received $4,000,000 from Cypress in return for issuing 6,740,816 shares of our common stock and warrants to acquire 5,055,612 shares of our common stock. The warrants have a 10-year term with an exercise price of $0.7772. On March 24, 2006, we entered into a License and Development Agreement with Cypress pursuant to which, among other things, Cypress agreed to license certain intellectual property from us to develop and manufacture standard, custom and embedded nvSRAM products, we agreed with Cypress to co-develop certain nvSRAM products and Cypress agreed to pay us $4 million in pre-paid royalties paid in certain installments. Under the License and Development Agreement, we issued on March 24, 2006 a warrant granting Cypress the right to purchase 10 million shares of our common stock. We also agreed to issue, upon payment by Cypress of an installment of pre-paid royalties on June 30, 2006. a warrant granting Cypress the right to purchase 5 million shares of our common stock and we agreed to issue, upon payment by Cypress of an installment of pre-paid royalties on December 31, 2006, a warrant granting Cypress the right to purchase 5 million shares of our common stock. Each of these warrants has, or will have when issued, an exercise price per share of $0.75 with a term of 10 years from the date of issuance.

     On May 19, 2005 and pursuant to his employment agreement with us, Mr. Harold Blomquist, our President and Chief Executive Officer, purchased 200,000 shares of our common stock directly from us at a purchase price of $0.542 per share. On November 9, 2005 and pursuant to his employment agreement with us, Mr. Blomquist purchased 275,000 shares of our common stock directly from us at a purchase price of $0.298 per share. In each case, the purchase price was determined by calculating the average close price for the five trading days prior to the purchase date. On January 20, 2006 and also pursuant to his employment agreement with us, we issued an additional 475,000 shares of our common stock to Mr. Blomquist for no additional consideration to match his previous stock purchases.

     On December 30, 2005, as part of our sale of $11,000,000 of our common stock, we issued (in addition to the shares issued to SF Capital Partners Ltd. and the RENN Entities on such date, as described above, as well as certain other individual and institutional investors): Crestview Capital Master LLC 24,687,500 shares in exchange for $3,950,000; Big Bend XXVII Investments, L.P. 14,375,000 shares for $2,300,000; and Toibb Investment LLC 11,875,000 shares for $1,900,000.


Item 14. Principal Accounting Fees and Services
-----------------------------------------------

     Hein & Associates LLP served as the Company's principal accountants for the fiscal year ended December 31, 2005, and the board has selected Hein & Associates LLP as Simtek's principal accountants for the 2006 fiscal year.


Audit Fees

     Simtek was billed an aggregate of approximately $101,014 and approximately $86,173 in fees for professional services rendered during the fiscal years ended December 31, 2005 and December 31, 2004, respectively, in connection with the audit of Simtek's consolidated financial statements for such fiscal years and the reviews of the financial statements included in Simtek's Forms 10-Q and 10-QSB for such fiscal years and statutory and regulatory filings or engagements for such years.


Audit-Related Fees

     Simtek was billed $11,846 and $4,500 for assurance and related services by Hein & Associates LLP during the fiscal years ended December 31, 2005 and December 31, 2004, respectively.

Tax Fees

     Simtek was billed an aggregate of $12,100 and $15,200 in fees for professional services rendered during the fiscal year ended December 31, 2005 and December 31, 2004, respectively, for tax compliance and tax advice. The nature of the tax services comprising such fees was in connection with tax compliance (including U.S. federal and state returns) and tax consulting.


All Other Fees

     Hein & Associates LLP did not bill the Company for any other services rendered to Simtek for the fiscal years ended December 31, 2005 and December 31, 2004.


Pre-Approval Policies and Procedures

     All audit and audit-related services, tax services and other services were pre-approved by the audit committee of our board of directors. The audit committee's pre-approval policy provides for pre-approval of all audit, audit-related, tax and all other services provided by Hein & Associates LLP. The audit committee concluded that such services by Hein & Associates LLP were compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

                                     PART IV

Item 15: Exhibits
-----------------
3.1       Amended and Restated Articles of Incorporation.(19)
3.2       Bylaws.(2)
4.1       1987-I Employee Restricted Stock Plan.(1)
4.2 Form of Restricted Stock Agreement between the Company and Participating Employees.(1)
4.3       Form of Common Stock Certificate.(3)
4.4       Simtek Corporation 1991 Stock Option Plan.(4)
4.5 Form of Incentive Stock Option Agreement between the Company and Eligible Employees.(4)
4.6       1994 Non-Qualified Stock Option Plan.(5)
4.7       Amendment to the 1994 Non-Qualified Stock Option Plan.(6)
4.8 Q-DOT Group, Inc. Incentive Stock Option Plan of March 1994 adopted by Simtek (9)
4.9 Form of Q-DOT Group, Inc. Incentive Stock Option Agreement between the Company and Eligible Employees.(9)
4.10      Amendment to the 1994 Non-Qualified Stock Option Plan.(9)
4.11      Amendment to the 1994 Non-Qualified Stock Option Plan (17)
10.1 Form of Non-Competition and Non-Solicitation Agreement between the Company and certain of its employees.(1)
10.2 Form of Employee Invention and Patent Agreement between the Company and certain of its employees.(1)
10.3 Manufacturing Agreement between Chartered Semiconductor Manufacturing, PTE, LTD. and Simtek Corporation dated September 16, 1992(6)
10.4 Separation Agreement, dated May 9, 2005, between Simtek Corporation and Douglas M. Mitchell(8)
10.5 Technology Development, License and Product Agreement between Amkor Technology and Simtek (10)
10.6 Manufacturing Services Agreement between Amkor Technology, Inc. and Simtek Corp (10)
10.7 Convertible Loan Agreement between Simtek Corporation as borrower and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth and Income Trust, PLC and BFSUS Special Opportunities Trust, PLC as lenders (11)
10.8 7.5% $1,000,000 Convertible Debenture between Simtek Corporation and BSFSUS Special Opportunities Trust, PLC (11)
10.9 7.5% $1,000,000 Convertible Debenture between Simtek Corporation and Renaissance Capital Growth & Income Fund III, Inc. (11)
10.10 7.5% $1,000,000 Convertible Debenture between Simtek Corporation and Renaissance Capital US Growth & Income Trust, PLC (11)
10.11 Borrowers Security Agreement between Simtek Corporation as borrower and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth and Income Trust, PLC and BFSUS Special Opportunities Trust, PLC as lenders (11)
10.12 Pledge Agreement between Simtek Corporation as borrower and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth and Income Trust, PLC and BFSUS Special Opportunities Trust, PLC as lenders (11)
10.13 Technology Development, License and Product Agreement between Amkor Technology and Simtek - Amended September 2002 (12)
10.14 Assignment, dated February 21, 2003, of the Agreement(s) between Simtek Corporation and Amkor Technology, Inc.(13)
10.15 Securities Purchase Agreement between Simtek Corporation and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust, PLC and BFSUS Special Opportunities Trust, PLC(14)
10.16     Form of $1.25 Stock Purchase Warrant(14)
10.17     Form of $1.50 Stock Purchase Warrant(14)
10.18 Amendment dated January 27, 2004 between Simtek Corporation and Baja Properties, LLC (Landlord) (together with amendment dated June 7, 2000 and underlying lease dated July 26, 2000) (15)

10.19 Securities Purchase Agreement, dated October 12, 2004, by and among the Company, SF Capital Partners Ltd., Bluegrass Growth Fund LP and Bluegrass Growth Fund LTD (16)
10.20 Form of Warrant (attached as Exhibit A to Securities Purchase Agreement, dated October 12, 2004, by and among the Company, SF Capital Partners Ltd., Bluegrass Growth Fund LP and Bluegrass Growth Fund LTD) (16)
10.21 Form of Registration Rights Agreement (attached as Exhibit B to Securities Purchase Agreement, dated October 12, 2004, by and among the Company, SF Capital Partners Ltd., Bluegrass Growth Fund LP and Bluegrass Growth Fund LTD) (16)
10.22 Share Purchase Agreement, dated May 4, 2005, by and between the Company and Cypress Semiconductor Corporation (20)
10.23 Development and Production Agreement, dated May 4, 2005, by and between the Company and Cypress Semiconductor Corporation (20)
10.24 Escrow Agreement, dated May 4, 2005, by and among the Company, Cypress Semiconductor Corporation and U.S. Bank, National Association (20)
10.26     Employment agreement by and between the Company and Harold Blomquist
          (8)
10.27 Waiver letter agreement, dated June 28, 2005, by and between the Company, Q-DOT, Inc., Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and BFS US Special Opportunities Trust PLC (21)
10.28 Asset Purchase Agreement, dated August 30, 2005, by and among Hittite Microwave Corporation, HMC Acquisition Corporation, the Company and Q-DOT, Inc. (22)
10.29 Escrow Agreement, dated August 30, 2005, by and among the Company, Q-DOT, Inc., Hittite Microwave Corporation, HMC Acquisition Corporation, and U.S. Bank, National Association (22)
10.30 Confidentiality, Non-Disclosure and Restrictive Covenant Agreement, dated August 30, 2005, by and among Hittite Microwave Corporation, HMC Acquisition Corporation, the Company and Q-DOT, Inc. (22)
10.31 Asset Purchase Agreement, dated December 7, 2005, by and between the Company and Zentrum Mikroelektronik Dresden AG (23)
10.32 Form of License Agreement, dated December 30, 2005, by and between the Company and Zentrum Mikroelektronik Dresden AG (23)
10.33 Form of Non-Competition and Non-Solicitation Agreement, dated December 30, 2005, by and between the Company and Zentrum Mikroelektronik Dresden AG (23)
10.34 Form of Registration Rights Agreement, dated December 30, 2005, by and between the Company and Zentrum Mikroelektronik Dresden AG (23)
10.35 Form of Securities Purchase Agreement, dated December 30, 2005, by and among the Company various purchasers (24)
10.36 Form of Registration Rights Agreement, dated December 30, 2005, by and among the Company and various purchasers (24)
10.36 Form of Registration Rights Agreement, dated December 30, 2005, by and among the Company and various purchasers (24)
10.37 License and Development Agreement, dated March 24, 2006, by and between the Company and Cypress Semiconductor Corporation (25)
10.38 Amended and Restated Registration Rights Agreement, by and between the Company and Cypress Semiconductor Corporation (25)
14.1      Code of Business Conduct and Ethics (26)
23.1      Consent of Independent Registered Public Accounting Firm
31.1 Certification pursuant to Section 302 of the Sarbanes-Act of 2002 of Principal Executive Officer
31.2 Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of Principal Financial Officer
32.1 Certification pursuant to Section 906 of the Sarbanes-Act of 2002 of Principal Executive Officer
32.2 Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of Principal Financial Officer

----------------
(1) Incorporated by reference to the Company's Form S-1 Registration Statement (Reg. No. 33-37874) filed with the Commission on November 19, 1990.
(2) Incorporated by reference to the Company's Amendment No. 1 to Form S-1 Registration Statement (Reg. No. 33-37874) filed with the Commission on February 4, 1991.
(3) Incorporated by reference to the Company's Amendment No. 2 to Form S-1 Registration Statement (Reg. No. 33-37874) filed with the Commission on March 4, 1991.

(4) Incorporated by reference to the Company's Form S-1 Registration Statement (Reg. No. 33-46225) filed with the Commission on March 6, 1992.
(5) Incorporated by reference to the Company's Annual Report on Form 10-K filed with the Commission on March 25, 1995
(6) Incorporated by reference to the Company's Annual Report on Form 10-K filed with the Commission on March 27, 1996
(7) Incorporated by reference to the Company's Annual Report on Form 10-K filed with the Commission on March 24, 1998
(8) Incorporated by reference to the Form 8-K filed with the Commission on May 12, 2005
(9) Incorporated by reference to the Company's Form S-8 Registration Statement (Reg. No. 333-73794) filed with the Commission on November 20, 2001
(10) Incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the Commission on March 27, 2002
(11) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB filed with the Commission on August 13, 2002
(12) Incorporated be reference to the Company's Quarterly Report on Form 10-QSB filed with the Commission on November 8, 2002
(13) Incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the Commission on March 27, 2003
(14) Incorporated by reference from the Current Report on Form 8-K filed by the Company with the SEC on November 12, 2003
(15) Incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the Commission on March 4, 2004
(16) Incorporated by reference from the Current Report on Form 8-K filed by the Company with the Commission on October 12, 2004
(17) Incorporated by reference to the Company's Form S-8 Registration Statement (Reg. No. 333-1210005) filed with the Commission on December 7, 2004
(18) Incorporated by reference to the Company's Annual Report on Form 10-KSB filed with the Commission on March 17, 2005 as amended by the Company's Amended Annual Report on Form 10-KSB filed with the Commission on May 11, 2005
(19) Incorporated by reference to the Company's Form S-2 Registration Statement (Reg. No. 333-123639) filed with the Commission on March 29, 2005
(20) Incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on May 10, 2005
(21) Incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on July 5, 2005
(22) Incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on September 6, 2005
(23) Incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on December 13, 2005
(24) Incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on January 3, 2006
(25) Incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on March 30, 2006
(26) Incorporated by reference to the Company's Annual Report on Form 10-KSB filed by the Company on March 4, 2004

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, United States of America, on December 11, 2006.

                                          SIMTEK CORPORATION



                                          By: /s/ Harold Blomquist
                                             -----------------------------------
                                          Harold Blomquist
                                          Chief Executive Officer and President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed on December 11, 2006 by the following persons on behalf of the Registrant and in the capacities indicated.

SIGNATURE                                  TITLE


/s/ Harold Blomquist
-------------------------------------
Harold Blomquist                           Chief Executive Officer and President


/s/ Brian Alleman
-------------------------------------
Brian Alleman                              Chief Financial Officer


/s/ Harold Blomquist
-------------------------------------
Harold Blomquist                           Chairman of the Board


/s/ Robert H. Keeley
-------------------------------------
Robert H. Keeley                           Director


/s/ Alfred Stein
-------------------------------------
Alfred Stein                               Director

                                                                    Exhibit 31.1

                                 CERTIFICATIONS

I, Harold Blomquist, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Simtek Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrants' board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.



Date: December 11, 2006

                                                  /s/Harold Blomquist

                                                  Harold Blomquist
                                                  ------------------------------
                                                  Chief Executive Officer and
                                                  resident

                                                                    Exhibit 31.2

                                 CERTIFICATIONS

I, Brian Alleman, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Simtek Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrants' board of directors (or persons performing the equivalent functions):

     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.



Date: December 11, 2006

                                          /s/Brian Alleman
                                          --------------------------------------
                                          Brian Alleman
                                          Chief Financial Officer
                                          (Principal Accounting Officer and Duly
                                          Authorized Officer of the Registrant)

                                                                    Exhibit 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                              PRESIDENT PURSUANT TO
                             18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Harold Blomquist, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Simtek Corporation on Form 10-K/A for the annual period ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K/A fairly presents in all material respects the financial condition and results of operations of Simtek Corporation.



/s/Harold Blomquist
-------------------------------------
Harold Blomquist
Chief Executive Officer and President

December 11, 2006

                                                                    Exhibit 32.2

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                              PRESIDENT PURSUANT TO
                             18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Brian Alleman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Simtek Corporation on Form 10-K/A for the annual period ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K/A fairly presents in all material respects the financial condition and results of operations of Simtek Corporation.



/s/Brian Alleman
------------------------------------------
Brian Alleman
Chief Financial Officer
(Principal Accounting Officer and
Duly Authorized Officer of the Registrant)
December 11, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 10-Q/A
                           Amendment #2 to Form 10-Q

                       ----------------------------------

(Mark One)

[X] Quarterly report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the Quarter ended March 31, 2006
                                       OR
[ ] Transition report pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934

                         Commission file number 0-19027

                               SIMTEK CORPORATION
             (Exact name of registrant as specified in its charter)

                -------------------------------------------------

         Delaware                                      84-1057605
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                        4250 Buckingham Drive, Suite 100,
                        Colorado Springs, Colorado 80907
               (Address of principal executive offices) (Zip Code)

                                 (719) 531-9444


Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
subject to such filing requirements for the past 90 days. Yes  X    No
                                                              ---      ---

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]   Accelerated Filer [ ]    Non-accelerated Filer [X]


The total number of shares of Common Stock issued and outstanding as of December 5, 2006, 2006 was 16,147,746, after giving effect to the one for ten reverse stock split completed on October 5, 2006.

                                Explanatory Note

We are filing this Amendment No. 2 on Form 10-Q/A to Simtek Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, which was originally filed with the Securities and Exchange Commission (the "SEC") on May 15, 2006 (the "Original Form 10-Q") and amended by Amendment No. 1 filed with the SEC on Form 10-Q/A on August 4, 2006 to reflect the reclassification of $10,332,000 from Temporary Equity to Shareholders' Equity. Simtek Corporation originally concluded that the net proceeds from the sale of 68,750,000 shares of its common stock on December 30, 2005 should be recorded as Temporary Equity because of certain provisions in the Registration Rights Agreement entered into as part of the December 30, 2005 transaction. However, upon further review, management has determined that the transaction should be recorded in Shareholders' Equity. Except as set forth in this Explanatory Note, this Form 10-Q/A does not amend or update any other information set forth in the Form 10-Q/A originally filed by Simtek Corporation on August 4, 2006 or Form 10-Q originally filed on May 15, 2006, and other disclosures necessary to reflect subsequent events, have been addressed, in accordance with applicable disclosure requirements, in our Form 8-Ks filed after March 31, 2006 will be addressed, in accordance with applicable disclosure requirements, in our Form 10-Q for the three months ended June 30, 2006 or our periodic filings filed after March 31, 2006.

Part I of this Form 10-Q/A contains more information about this restatement in "Note 2. Correction of Previously Reported Amounts," which Note accompanies the condensed consolidated financial statements in Item 1 of Part I.

                               SIMTEK CORPORATION

                                      INDEX

                      For the Quarter Ended March 31, 2006

PART 1. FINANCIAL INFORMATION

    ITEM 1                                                                 Page
                                                                           ----
         Condensed Consolidated Balance Sheets as of March 31, 2006
         and December 31, 2005                                                4

         Condensed Consolidated Statements of Operations for the
         three months ended March 31, 2006 and 2005                           5

         Condensed Consolidated Statements of Cash Flows for the
         three months ended March 31, 2006 and 2005                           6

         Notes to Condensed Consolidated Financial Statements              7-15

    ITEM 2
         Managements Discussion and Analysis of Financial Condition
         and Results of Operations                                           16

    ITEM 3
         Quantitative and Qualitative Disclosures about Market Risk          22

    ITEM 4
         Controls and Procedures                                             23

PART 2. OTHER INFORMATION

    ITEM 1       Legal Proceedings                                           24

    ITEM 2       Unregistered Sales of Equity Securities and Use
                 of Proceeds                                                 24

    ITEM 3       Defaults Upon Senior Securities                             24

    ITEM 4       Submission of Matters to a Vote of Security Holders         24

    ITEM 5       Other Information                                           24

    ITEM 6       Exhibits and Reports on Form 8-K                            24

SIGNATURES                                                                   25




                                                 SIMTEK CORPORATION
                                       CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands, except par value and share amounts)

                                                     ASSETS
                                                     ------
                                                                             March 31, 2006       December 31, 2005
                                                                             --------------       -----------------
                                                                             (As Restated)         (As Restated)
                                                                              (Unaudited)
CURRENT ASSETS:
     Cash and cash equivalents                                                  $  2,814              $  1,766
     Restricted investments                                                        2,281                 2,281
     Accounts receivable - trade, net                                              2,854                 1,456
     Inventory, net                                                                2,572                 2,068
     Prepaid expenses and other current assets                                       115                    99
     Deposits                                                                         --                   600
                                                                                --------              --------
         Total current assets                                                     10,636                 8,270
EQUIPMENT AND FURNITURE, net                                                         621                   571
DEFERRED FINANCING COSTS AND DEBT ISSUANCE COSTS                                     103                   111
GOODWILL                                                                             914                   876
NON-COMPETITION AGREEMENT                                                          8,459                 8,910
OTHER ASSETS                                                                          37                    20
                                                                                --------              --------
     TOTAL ASSETS                                                               $ 20,770              $ 18,758
                                                                                ========              ========

                                          LIABILITES AND SHAREHOLDERS' EQUITY
                                          -----------------------------------

CURRENT LIABILITIES:
     Accounts payable                                                           $  3,049              $  2,822
     Accrued expenses                                                              1,022                 1,419
     Accrued vacation payable                                                        172                   145
     Accrued wages                                                                   152                    40
     Obligation under capital leases                                                  --                    13
     Debentures, current                                                             360                   240
                                                                                --------              --------
         Total current liabilities                                                 4,755                 4,679
DEBENTURES, NET OF CURRENT                                                         2,640                 2,760
                                                                                --------              --------
     Total liabilities                                                             7,395                 7,439
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Preferred stock, $1.00 par value; 2,000,000 shares authorized,
         none issued                                                                  --                    --
     Common stock, $.01 par value; 300,000,000 shares authorized,
         146,920,823 and 146,910,823 shares issued and outstanding
         at March 31, 2006 and December 31, 2005                                   1,470                 1,470
     Additional paid-in capital                                                   59,010                56,053
     Treasury stock, at cost; 10,000 shares                                          (13)                  (13)
     Accumulated deficit                                                         (47,092)              (46,191)
     Accumulated other comprehensive income:
         Cumulative translation adjustment                                            --                    --
                                                                                --------              --------
         Total shareholders' equity                                               13,375                11,319
                                                                                --------              --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $ 20,770              $ 18,758
                                                                                ========              ========


       The accompanying notes are an integral part of these condensed consolidated financial statements.



                                       SIMTEK CORPORATION
                           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (Unaudited)
                      (Amounts in thousands, except share and per share amounts)

                                                                         For the three months ended March 31,
                                                                         ------------------------------------
                                                                            2006                       2005
                                                                            ----                       ----
                                                                       (As Restated)
REVENUE
     Product sales, net                                               $       4,743                $       2,976
     Royalty revenue                                                          1,035                           --
                                                                      -------------                -------------
                  Total Revenue                                               5,778                        2,976

     Cost of sales                                                            3,470                        2,071
                                                                      -------------                -------------

GROSS PROFIT                                                                  2,308                          905

OPERATING EXPENSES:
     Research and development costs                                           1,545                        1,145
     Sales and marketing                                                        944                          401
     General and administrative                                                 699                          293
                                                                      -------------                -------------

                  Total operating expenses                                    3,188                        1,839
                                                                      -------------                -------------

LOSS FROM OPERATIONS                                                           (880)                        (934)

OTHER INCOME (EXPENSE):
     Interest income                                                             40                            5
     Interest expense                                                           (60)                         (57)
     Other expense                                                               (1)                          (1)
                                                                      -------------                -------------

                  Total other expense                                           (21)                         (53)
                                                                      -------------                -------------

LOSS FROM CONTINUING OPERATIONS
     BEFORE PROVISION FOR INCOME TAXES                                         (901)                        (987)

     Provision for income taxes                                                  --                           --
                                                                      -------------                -------------

LOSS FROM CONTINUING OPERATIONS                                                (901)                        (987)

LOSS FROM DISCONTINUED OPERATIONS                                                --                          (26)
                                                                      -------------                -------------

NET LOSS                                                              $        (901)               $      (1,013)
                                                                      =============                =============

NET LOSS PER COMMON SHARE:
         Basic and diluted
     Loss from continuing operations                                  $        (.01)               $        (.02)
     Loss from discontinued operations                                $          --                $          --
                                                                      -------------                -------------
     Total                                                            $        (.01)               $        (.02)
                                                                      =============                =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
     Basic and diluted                                                  146,920,823                   62,934,158
                                                                      =============                =============


        The accompanying notes are an integral part of these condensed consolidated financial statements.



                                     SIMTEK CORPORATION
                        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         (unaudited)
                                   (Amounts in thousands)

                                                                                Three Months Ended March 31,
                                                                                ----------------------------
                                                                                  2006               2005
                                                                                  ----               ----
                                                                              (As Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:

     Net loss                                                                   $  (901)           $(1,013)
     Loss from discontinued operations                                               --                 26
     Adjustments to reconcile net loss to net cash used in operating
         Activities:
         Depreciation and amortization                                              107                111
         Expense related to stock options                                           119                 --
         Amortization of non-competition agreement                                  451                 --
         Net change in allowance accounts                                           353                 49
         Deferred financing fees                                                      8                  4
         Changes in assets and liabilities:
          (Increase) decrease in:
              Accounts receivable                                                (1,387)               981
              Inventory                                                            (943)              (500)
              Prepaid expenses and other                                            567                 44
          Increase (decrease) in:
              Accounts payable                                                      224               (255)
              Accrued expenses                                                     (178)                22
                                                                                -------            -------
         Net cash used in operating activities of continuing operations          (1,580)              (531)
         Net cash provided by operating activities of discontinued
              operations                                                             --                  4
                                                                                -------            -------
         Net cash used in operating activities                                   (1,580)              (527)
                                                                                -------            -------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of equipment and furniture, net                                      (157)              (186)
     Purchase of certain assets from ZMD                                            (38)                --
                                                                                -------            -------
     Net cash used in investing activities of continuing operations                (195)              (186)
     Net cash used in investing activities of discontinued operations                --                (23)
                                                                                -------            -------
     Net cash used in investing activities                                         (195)              (209)
                                                                                -------            -------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on capital lease obligation                                           (13)               (13)
     Funds receiving from December 2005 equity financing, net                     1,874                 --
     Warrants issued for license rights                                             965                 --
     Exercise of stock options                                                       --                 58
                                                                                -------            -------
     Net cash provided by financing activities                                    2,826                 45
                                                                                -------            -------

Effect of exchange rate changes on cash                                              (3)                --
                                                                                -------            -------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                           1,048               (691)
CASH AND CASH EQUIVALENTS, beginning of period                                    1,766              2,147
                                                                                -------            -------
CASH AND CASH EQUIVALENTS, end of period                                        $ 2,814            $ 1,456
                                                                                =======            =======
Cash paid for interest                                                          $    56            $    57
                                                                                =======            =======


     The accompanying notes are an integral part of these condensed consolidated financial statements.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   Basis of Presentation

     The consolidated financial statements include the accounts of Simtek and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated. The financial statements included herein are presented in accordance with the requirements of Form 10-Q and consequently do not include all of the disclosures normally made in the registrant's annual Form 10-K filing. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report and Form 10-K, Annual Report and Amendment #1 to Form 10-K and Annual Report and Amendment #2 to Form 10-K for Simtek Corporation ("Simtek" or the "Company") filed on April 7, 2006, April 28, 2006, and December 11, 2006, respectively for fiscal year 2005.

     In the opinion of management, the unaudited financial statements reflect all adjustments of a normal recurring nature necessary to present a fair statement of the results of operations for the respective interim periods. The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full fiscal year.

     Stock-Based Compensation
     ------------------------

     Adoption of SFAS 123(R)
     Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standard 123(R) "Share-Based Payment" ("SFAS 123(R)") using the modified prospective transition method. In addition, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 "Share-Based Payment" ("SAB 107") in March, 2005, which provides supplemental SFAS 123(R) application guidance based on the views of the SEC. Under the modified prospective transition method, compensation cost recognized in the quarterly period ended March 31, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted beginning January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). In accordance with the modified prospective transition method, results for prior periods have not been restated.

         The adoption of SFAS 123(R) resulted in stock compensation expense for the quarterly period ended March 31, 2006 of $119,000 to loss from continuing operations and loss before income taxes. The Company did not recognize a tax benefit from the stock compensation expense because the Company considers it is more likely than not that the related deferred tax assets, which have been reduced by a full valuation allowance, will not be realized. The following table summarizes the effects of the share-based compensation resulting from the application of SFAS No. 123(R) to options granted under the Company's stock option plan.

                                                                  Three Months
                                                                      Ended
                                                                  March 31, 2006
                                                                  --------------

(In thousands except per share amounts)
- ---------------------------------------
Research and development                                            $      39
Sales and marketing                                                        16
General and administrative                                                 64
                                                                    ---------
Share-based compensation effect on loss from continuing
     operations before provision for income taxes                   $     119
Provision for income taxes                                                  -
                                                                    ---------
Net share-based compensation effects on net loss                    $     119
                                                                    =========

Share-based compensation effects on basic and diluted loss
     per common share                                               $       -
                                                                    =========
Share-based compensation effects on cash flow from operations       $     119
                                                                    =========

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The Black-Scholes option-pricing model was used to estimate the option fair values. The option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was calculated based upon actual historical stock price movements over the most recent periods ending March 31, 2006 equal to the expected option term. In accordance with SFAS No. 123(R), the Company adjusts share-based compensation on a quarterly basis for changes to the estimate of expected forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments in the first quarter of 2006 was insignificant. The expected option term was calculated using the "simplified" method permitted by SAB 107.

     SFAS 123(R) requires tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options ("excess tax benefits") to be classified and reported as both an operating cash outflow and a financing cash inflow upon adoption of SFAS 123(R). As discussed in Note 8 - Taxes from the Company's report on Form 10-K, Amendment #1 to Form 10-K and Amendment #2 to Form 10-K for the period ending December 31, 2005, as a result of the Company's net operating losses, the excess tax benefits that would otherwise be available to reduce income taxes payable have the effect of increasing the Company's net operating loss carry forwards. Accordingly, because the Company is not able to realize these excess tax benefits, such benefits have not been recognized in the condensed statement of cash flow for the quarterly period ended March 31, 2006.

Pro-Forma Stock Compensation Expense for the Quarterly Period Ended March 31,
2005

     Prior to January 1, 2006, as permitted under the SFAS No. 123, Accounting for Stock-Based Compensation, the Company accounted for its stock-based compensation in accordance with the provisions of Accounting Principles Board
(APB) Opinion No. 25, Accounting for Stock Issued to Employees. As such, compensation expense was recorded on the date of grant if the current market price of the underlying stock exceeds the exercise price. Certain pro forma net loss and EPS disclosures for employee stock option grants are included below as if the fair value method as defined in SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method. Had compensation cost been determined based on the fair value at the grant dates for awards under employee stock based compensation plans consistent with the fair value method for the quarter ending March 31, 2005, the Company's net loss and EPS would have been increased to the pro forma amounts indicated below.

                                                                  Three Months
                                                                  ------------
                                                                 Ended March 31,
                                                                 ---------------
                                                                      2005
                                                                      ----
(In thousands except per share amounts)

Net loss as reported                                               $ (1,013)
     Add: Stock based compensation included in reported
     Net loss                                                             -
     Deduct: Fair value of stock based compensation                    (141)
                                                                   --------
     Proforma net loss                                             $ (1,154)
                                                                   ========

Net loss as reported - basic and diluted                           $   (.02)
Proforma net loss - basic and diluted                              $   (.02)

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



     In accordance with the modified prospective transition method of SFAS 123(R), the prior comparative quarterly results have not been restated.

Stock Options as of the Quarterly Period Ended March 31, 2006

     The Company adopted a Non-Qualified Stock Option Plan in 1994, as amended, that authorizes 18,600,000 non-qualified stock options that may be granted to directors, employees, and consultants. The plan permits the issuance of non-statutory options and provides for a minimum exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant. The maximum term of options granted under the plans are 10 years and options granted to employees expire three months after the termination of employment. In 2004, the Non-Qualified Stock Option Plan was extended for 10 more years. None of the options may be exercised during the first six months of the option term.

         The following table summarizes stock options outstanding and changes during the quarterly period ended March 31, 2006:

                                                                                   Outstanding Options
                                                                -------------------------------------------------------------
                                                                                                   Weighted
                                                                                                    Average
                                                                                                   Remaining
                                                                                    Weighted      Contractual       Aggregate
                                                                Number of            Average         Term           Intrinsic
                                                                  Shares         Exercise Price   (in years)          Value
                                                                ---------        --------------   -----------       ----------
Options outstanding at January 1, 2006.............             7,969,363             $0.62
  Granted..........................................               640,000              0.27
  Exercised........................................                     -                 -                                -
  Cancelled or forfeited...........................              (120,000)            (1.25)
                                                                ---------
Options outstanding at March 31, 2006..............             8,489,363             $0.56          3.63
                                                                =========             =====          ====           =========

Options exercisable at March 31, 2006..............             5,193,252             $0.65          3.63
                                                                =========             =====          ====           =========

     There were no options exercised in the period ended March 31, 2006. Shares available for grant under the Plan as of March 31, 2006 were 5,665,017.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



Stock options outstanding and currently exercisable at March 31, 2006 are as follows:


                           Outstanding                                                      Exercisable
    --------------------------------------------------------------------------- ------------------------------------
                                        Weighted Average
                         ------------------------------------------------------
                                               Remaining          Weighted
                             Number        Contractual Life       Average            Number         Weighted Average
      Exercise Price       Outstanding         in Months       Exercise Price      Exercisable       Exercise Price
    ------------------- ------------------ ------------------ ----------------- ------------------ ------------------
     $0.14-$0.35           1,780,188             34             $     0.23          1,140,188        $     0.20

     $0.365-$0.60          3,267,716             53             $     0.46          1,403,251        $     0.45

     $0.62-$0.90           2,364,125             59             $     0.66          1,572,479        $     0.66

     $1.125-$1.53            927,334             37             $     1.26            927,334        $     1.26

     $1.90                   150,000             59             $     1.90            150,000        $     1.90
                             -------                                                  -------

                           8,489,363                                                5,193,252
                           =========                                                =========


     Total estimated unrecognized compensation cost from unvested stock options as of March 31, 2006 was approximately $1 million, which is expected to be recognized over the next three years.

        The weighted average per share fair value of stock options granted during the quarterly periods ending March 31, 2006 and 2005 was $0.1727 and $0.3856, respectively. The fair value was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                        2006            2005
                                                    -------------   ------------
     Volatility                                           85%            83%
     Expected option term                              4  years        4 years
     Risk-free interest rate                             4.59%          3.54%
     Expected dividend yield                               0%             0%


     Modifications of Stock Options Granted

     In May 2005, the Company accelerated vesting of certain unvested and out-of-the-money stock options previously awarded to employees and officers. Because the price of the Company's common stock was $0.57 on the day of acceleration, the options, which are exercisable at $0.62 and above, had no economic value on the date of acceleration. As a result of the acceleration, options to purchase approximately 1.7 million shares of Simtek common stock are now exercisable. Options held by non-employee directors were excluded from the vesting acceleration.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     Non-competition Agreement
     -------------------------

     In December 2005, the Company entered into a non-competition agreement with Zentrum Mikroelektronik Dresden AG ("ZMD") as part of the acquisition of ZMD's nvSRAM product line. The Company assigned a value of $8,910,000 to the non-competition agreement in December 2005. The value assigned to the non-competition agreement is being amortized on a straight-line basis over its five-year life. The Company recorded an expense, for the amortization, of approximately $451,000 to sales and marketing for the three months ended March 31, 2006.

     Goodwill
     --------

     Goodwill represents the excess of the total amount paid to ZMD for the nvSRAM assets acquired on December 30, 2005 and the fair value assigned to specific assets. This amount will not be amortized, but will be reviewed for impairment on a periodic basis. As of March 31, 2006 no impairment of value has been recorded.

     Accumulated other comprehensive income (loss)
     ---------------------------------------------

     The functional currency for Simtek GmbH is the local currency, the Euro. Assets and Liabilities for this foreign operation are translated at the exchange rate in effect at the balance sheet date, and income and expenses are translated at average exchange rates prevailing during the period. Translation gains or losses are included within shareholders' equity as part of accumulated other comprehensive income (loss).


2.   Correction of Previously Reported Amounts

     As more fully described in Notes 2 and 6 to the Consolidated Financial Statements included in Simtek Corporation's Amendment No. 2 on Form 10-K/A filed on December 11, 2006 for fiscal year 2005, on December 30, 2005, the Company sold 68,750,000 shares of its common stock, subject to certain registration rights. Management initially concluded that the net proceeds of $10,332,000 ($8,459,000 received on December 30, 2006 and $1,873,000 received on January 3,
2006) should be recorded as Temporary Equity due to the potential penalties associated with the registration rights agreement. Management has subsequently determined that the transaction should have been recorded in Shareholders' Equity.

     The following table reflects the amounts as previously reported and as restated:

                                                  March 31, 2006              December 31, 2005
                                                As                            As
                                             Reported        Restated      Reported      Restated
     (Amounts in thousands)
     Consolidated Balance Sheet:
     Temporary Equity                        $ 10,332        $      -      $  8,459      $      -
     Common Stock                            $    782        $  1,470      $    782      $  1,470
     Additional paid-in capital              $ 49,366        $ 59,010      $ 48,282      $ 56,053
     Total shareholders' equity              $  3,043        $ 13,375      $  2,860      $ 11,319


                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


3.   Change in Accounting Principle

     The Company originally recorded the receipt of the non-refundable prepaid royalties received from Cypress on March 24, 2006 as a liability to be recognized as revenue in the future based upon shipments of products by Cypress to its customers (See Note 8 below). However, the Company subsequently determined that the non-refundable prepaid royalties are more appropriately accounted for as minimum royalty payments as described in Staff Accounting Bulletin 101 "Revenue Recognition in Financial Statements." All of the revenue recognition criteria contained in Statement of Financial Accounting Concepts No. 5 "Recognition and Measurement in Financial Statements of Business Enterprises" have been met. Under the previous method of accounting, if Cypress does not actually sell product, Simtek would never recognize the revenue. Since Simtek fulfilled all of its obligations prior to receipt of the payment, the non-refundable payments are more properly accounted for as minimum royalty payments and recorded as revenue when received.

     The following table reflects the amounts as previously reported in Simtek's Form 10-Q filed on May 15, 2006 and as restated in its Form 10-Q/A filed on August 4, 2006 with the Securities and Exchange Commission:



                                             As Reported     As Restated     As Restated
                                              on May 14,     on August 4,        on
                                                 2006            2006      December 11, 2006
       (Amounts in thousands)
       Consolidated Balance Sheet:

       Prepaid royalties                     $     1,035     $      --       $
       Total liabilities                     $     8,430     $   7,395       $   7,395
       Accumulated deficit                   $   (48,127)    $ (47,092)      $ (47,092)
       Total shareholders' equity            $     2,008     $   3,043       $  13,375

       Consolidated Statement of Operations:

       Royalty revenue                       $        --     $   1,035       $   1,035
       Total revenue                         $     4,743     $   5,778       $   5,778
       Gross profit                          $     1,273     $   2,308       $   2,308
       Loss from operations                  $    (1,915)    $    (880)      $    (880)
       Net loss                              $    (1,936)    $    (901)      $    (901)


                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


4.   Liquidity

     During the three months ended March 31, 2006 and the twelve months ended December 31, 2005, the Company incurred a net loss of approximately $1,936,000 and $5,785,000, respectively and has an accumulated deficit of $48,127,000 as of March 31, 2006. The Company was also not in compliance with its debentures throughout 2005 and the first three months of 2006, but was successful in obtaining waivers through April 1, 2007 from the debenture holders. The Company will issue the debenture holders a total of 50,000 warrants for receipt of the waiver. The Company has working capital of approximately $4,846,000 as of March 31, 2006.

     The Company operates in a volatile industry, whereby its average selling prices and product costs are influenced by competitive factors. Furthermore, the Company continues to incur significant research and development costs for product development. These factors create pressures on sales, costs, earnings and cash flows, which will impact liquidity.

     If the Company is unable to achieve profitable operations in 2006 it may result in increased liquidity pressure on the Company, whereby it might be required to enter into debt or equity arrangements that may not be as otherwise favorable to the Company.

5.   Revenue Recognition

     Revenue Recognition - Product sales revenue is recognized when a valid purchase order has been received with a fixed price and the products are shipped to customers FOB origin (Colorado Springs, Colorado or Dresden, Germany), including distributors. Based on historic business with the majority of the Company's customers and, in the case of new customers, the Company is reasonably assured that collectibility on our shipments will occur. Customers receive a one-year product warranty and sales to distributors are subject to a limited product exchange program and a price protection in the event of changes in the Company's product price. The Company provides a reserve for possible product returns, product price protection and warranty costs at the time the sale is recognized. The Company has a detailed procedure to ensure that its estimates for reserves are reasonable and reliable. The reserve for product returns is based on the actual inventory value of the Company's semiconductor products held by its distributors. The Company's distributors are permitted to rotate up to 5% of their stock every six months with the stipulation that they must submit a replacement order of equal dollar value to the stock that they are returning. The reserve for price protection is used when the Company authorizes special pricing to one of its distributors for a specific customer. To date, the estimates have not been materially different from the credits we have issued under these reserves.

     Revenue from royalties related to non-refundable prepaid royalty payments is recognized upon receipt. Revenue from royalties related to sales of products by license partners is recognized upon the notification to us of shipment of product from the Company's technology license partners to direct customers.

6.   Inventories

     The Company records inventory using the lower of cost (first-in, first-out) or market. Inventory at March 31, 2006 and December 31, 2005 included:

                                           March 31, 2006     December 31, 2005
     (In Thousands)

     Raw Materials                            $    67             $    33
     Work in progress                           1,476               1,096
     Finished Goods                             1,588               1,056
                                              -------             -------
                                                3,131               2,185
     Less reserves for excess inventory          (559)               (117)
                                              -------             -------
                                              $ 2,572             $ 2,068
                                              =======             =======

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


7.   Convertible Debentures

     On July 1, 2002, the Company received funding of $3,000,000 in a financing transaction with Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth & Investment Trust PLC and BFSUS Special Opportunities Trust PLC. RENN Capital Group, Inc. is the agent for the RENN investment funds. One of the Company's directors holds the position of Senior Vice President of RENN Capital Group. The $3,000,000 funding consists of convertible debentures with a 7-year term at a 7.5% per annum interest rate. Each fund equally invested $1,000,000. The holder of the debenture shall have the right, at any time, to convert all, or in multiples of $100,000, any part of the Debenture into fully paid and nonassessable shares of Simtek Corporation common stock. The debentures were originally convertible into Simtek common stock at $0.312 per share, which was in excess of the market price per share on July 1, 2002. Through March 31, 2006, the Company was not in compliance with two of the covenants set forth in the loan agreement. These covenants relate to the interest coverage ratio and debt to equity ratio. On May 10, 2006, the Company received a waiver for the two covenants through April 1, 2007. The Company will issue the debenture holders a total of 50,000 warrants for receipt of the waiver. However, significant variances in future actual operations from the Company's current estimates could result in the reclassification of this note to current liabilities. The Convertible Debentures allows for an adjustment in the conversion price, if the Company issues Common Stock in connection with an equity financing, where the sale price is less than the conversion price of $0.312. This occurred in December 2005 in connection with the common stock sale of $11,000,000 at a price of $0.16 per share. Pursuant to the terms of the 2002 convertible debentures, the Company agreed with the RENN Capital Group that the conversion price would be reduced to $0.22 per share. Based on the conversion rate of $0.22 per share, each RENN investment fund is entitled to 4,545,455 shares upon conversion.

      On June 28, 2005, the Company received a waiver from the debenture holders extending until July 1, 2006 the commencement date for principal payments of the $3 million aggregate principal amount 7.5% convertible debentures issued by the Company in 2002. The original terms of the debentures required the Company to make monthly principal payments of $10 per $1,000 of the then remaining principal amount, beginning on June 28, 2005. The Company will still be required to make interest payments. Under the terms of the waiver, monthly principal payments of $13.33 per $1,000 of the then remaining outstanding principal amount will commence on July 1, 2006. The final maturity date remains as June 28, 2009. As consideration for the extension, the Company has issued to the debenture holders warrants to purchase 200,000 shares of Simtek common stock at $0.50 per share, a premium to the market price on the date of the waiver. The Company estimated the value of the warrants at the time of grant, using the Black Scholes option-pricing model, to be approximately $62,000. The Company recognized $4,000 as additional interest expense for the three months ending March 31, 2006.

8.   Non-Refundable Prepaid Royalties

     On March 24, 2006, the Company entered into a Development and License Agreement with Cypress pursuant to which, among other things, Cypress agreed to license certain intellectual property from the Company to develop and manufacture standard, custom and embedded nvSRAM products and Cypress has agreed to pay to the Company $4,000,000 in non-refundable pre-paid royalties of which $2 million was paid upon signing of the agreement and $1 million is payable on each of June 30, 2006 and December 31, 2006. In addition, the Company licensed rights to use certain intellectual property from Cypress for use in its products. As part of the Development and License Agreement, the Company agreed to issue to Cypress warrants to purchase 20 million shares of the Company's common stock for $0.75 per share. The warrants have a ten year life. The warrants will be issued upon receipt of each of the prepaid royalty amounts. As of March 31, 2006, the Company received $2,000,000 from Cypress in pre-paid royalties. In addition, the Company has issued warrants to purchase 10 million shares of common stock. The value of the warrants issued of $965,000 was determined by an independent valuation firm and has been recorded as an increase in additional paid in capital. The net balance of the non-refundable prepaid royalties of $1,035,000 was recognized as revenue at the time the payment was received.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


9.   Geographic Concentration

     Sales of the Company's semiconductor products by location for the three months ended March 31, 2006 and 2005 were as follows:

                                                          Three Months Ended
                                                                 March 31,
                                                          ----------------------
                                                          2006              2005
                                                          ----              ----

     United States                                         19%               28%
     Europe                                                28%               17%
     Far East                                              44%               44%
     All Others                                             9%               11%
                                                          ----              ----
                                                          100%              100%
                                                          ====              ====

10.  Accumulated Other Comprehensive Income (Loss)

     Accumulated other comprehensive income (loss) net of tax is as follows:


                                                  Foreign Currency
                                               Translation Adjustment

         Balance at January 1, 2006                  $       -
         Current period change                               -
                                                     ---------
         Balance March 31, 2006                      $       -


11.   Discontinued Operation

     On August 30, 2005, the Company, along with the Company's wholly-owned subsidiary, Q-DOT, Inc. ("Q-DOT"), entered into an Asset Purchase Agreement with Hittite Microwave Corporation ("Hittite") and a wholly-owned subsidiary of Hittite, HMC Acquisition Corporation ("HMC Acquisition"), whereby substantially all of the assets of Q-DOT were sold to HMC Acquisition in exchange for a cash payment of approximately $2.2 million. The Company realized a net gain of approximately $1,687,000. In addition, Hittite assumed certain future obligations of Q-DOT, including obligations related to Q-DOT's real estate lease and certain software license agreements. Incident to the Asset Purchase Agreement, the parties also entered an Escrow Agreement, whereby $200,000 of the purchase price was placed in escrow for one year to secure certain indemnification obligations of Simtek and Q-DOT. In addition, the parties entered into a Confidentiality, Non-Disclosure and Restrictive Covenant Agreement, whereby, among other things, Simtek and Q-DOT agreed not to compete against Hittite and HMC Acquisition for a period of four years with respect to certain businesses relating to Q-DOT's operations.

     In accordance with SFAS No. 144, the consolidated financial statements of the Company have been recast to present this business as a discontinued operation. Accordingly, the revenues, the costs and expenses and assets and liabilities of the discontinued operation have been excluded from the respective captions in the accompanying Consolidated Statements of Operations and Consolidated Balance Sheets. In addition, certain of the Notes to the Consolidated Financial Statements have been recast for all periods to reflect the discontinuance of this operation.

                               SIMTEK CORPORATION


ITEM 2 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis in this quarterly report on Form 10-Q/A is intended to provide greater details of the results of operations and financial condition of our Company. The following discussion should be read in conjunction with our condensed consolidated financial statements and notes thereto and other financial data included elsewhere herein. Certain statements under this caption constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The reader should not place undue reliance on these forward looking statements for many reasons including those risks discussed in this document. In addition, when used in this quarterly report, the words "believes," "anticipates," "expects," "plans," "intends" and similar expressions are intended to identify forward-looking statements. Forward-looking statements and statements of expectations, plans and intent are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements, as a result, among other things, of changes in technology, customer requirements and needs. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the related disclosures. Our accounting policies are discussed in Note 1 of the Notes to Consolidated Financial Statements included in our 2005 Form 10-K as amended on Form 10-K/A filed with the Securities and Exchange Commission on December 11, 2006. The estimates used by us are based upon our historical experiences combined with our understanding of current facts and circumstances. Certain of our accounting polices are considered critical as they are both important to the portrayal of our financial condition and the results of our operations and require significant or complex judgments on our part. We believe that the following represent the critical accounting policies of Simtek as described in Financial Reporting Release No. 60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies, which was issued by the Securities and Exchange Commission: inventories; deferred income taxes; allowance for doubtful accounts; and, allowance for sales returns.

     The valuation of inventories involves complex judgments on our part. Excess finished goods inventories are a natural component of market demand of semiconductor devices. We continually evaluate and balance the levels of inventories based on sales projections, current orders scheduled for future delivery and historical product demand. While certain finished goods items will sell out, quantities of other finished goods items will remain. These finished goods are reserved as excess inventory. We believe we have adequate controls with respect to the amount of finished goods inventories that are anticipated to become excess. While we believe this process produces a fair valuation of inventories, changes in general economic conditions of the semiconductor industry could materially affect valuation of our inventories.

     The allowance for doubtful accounts reflects a reserve that reduces customer accounts receivable to the net amount estimated to be collectible. Estimating the credit worthiness of customers and the recoverability of customer accounts requires management to exercise considerable judgment. In estimating uncollectible amounts, we consider factors such as industry specific economic conditions, historical customer performance and anticipated customer performance. While we believe our processes to be adequate to effectively quantify our exposure to doubtful accounts, changes in industry or specific customer conditions may require us to adjust our allowance for doubtful accounts.

                               SIMTEK CORPORATION



     We record an allowance for sales returns as a net adjustment to customer accounts receivable. The allowance for sales returns consists of two separate segments, distributor stock rotation and distributor price reductions. When we record the allowance, the net method reduces customer accounts receivables and gross sales. Generally, we calculate the stock rotation portion of the allowance based upon actual reported distributor inventory levels. The contracts we have with certain of our distributors generally allow them to return to us a 5% percent of their inventory every 6 months, in exchange for inventory that better meets their demands. At times, our distributors reduce the selling price of a specific device in order to meet competition related to a specific end customer program, which we support through a credit back to the distributor for that specific program. When this occurs, we record an allowance for potential credit that our distributors will be requesting. This allowance is based on approved pricing changes, inventory affected and historical data. We believe that our processes to adequately predict our allowance for sales returns are effective in quantifying our exposures due to industry or specific customer conditions.

     We record an allowance that directly relates to the warranty of our products for one year. The allowance for warranty return reduces our gross sales. This allowance is calculated by looking at annual revenues and historical rates of our products returned due to warranty issues. While we believe this process adequately predicts our allowance for warranty returns, changes in the manufacturing or design of our product could materially affect valuation of our warranties.

     We assess the impairment of long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Factors that we consider in deciding when to perform an impairment review include significant under-performance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in our use of the assets. Recoverability of assets that will continue to be used in our operations is measured by comparing the carrying amount of the assets to our estimate of the related future net cash flows. If the asset's carrying amount is not recoverable through the related cash flows, the asset is considered to be impaired. The impairment is measured by the difference between the asset's carrying amount and its fair value, based on the best information available, including market prices or discounted cash flows.

     Goodwill represents the excess of the purchase price over the fair value of identifiable net tangible and intangible assets acquired in the acquisition of the nvSRAM assets from ZMD. Goodwill is required to be tested for impairment. We performed goodwill impairment testing as of March 31, 2006, and determined that no impairment existed at that date. This assessment requires estimates of future revenue, operating results and cash flows, as well as estimates of critical valuation inputs such as discount rates, terminal values and similar data. We will continue to perform periodic and annual impairment analyses of goodwill. As a result of such impairment analyses, impairment charges may be recorded and may have a material adverse impact on our financial position and operating results. Additionally, we may make strategic business decisions in future periods which impact the fair value of goodwill, which could result in significant impairment charges. There can be no assurance that future goodwill impairments will not occur.

     We have recorded a valuation allowance on deferred tax assets. Future operations may change our estimate in connection with potential utilization of these assets.

Overview

     Total revenue for the three months ended March 31, 2006 was $5.8 million, including $1.0 million of royalty revenue. Total unit shipments of our semiconductor memory products increased for the three months ended March 31, 2006 as compared to the three months ended March 31, 2005. Our net product

                               SIMTEK CORPORATION


revenue was $4,743,000 for the three months ended March 31, 2006 up from the $2,976,000 for the comparable period of 2005, an approximate 59% increase. This increase was due primarily to increased product demand and the addition of revenue from customers previously serviced by ZMD prior to the acquisition of the nvSRAM product line from ZMD in December 2005.

     An approximate decrease of 3% in product gross margin percentage and increased operating expenses had an impact on our profitability for the three months ended March 31, 2006 compared to the three months ended March 31, 2005. The increase in operating expenses includes non-cash charges of $448,000 for amortization of the non-compete agreement with ZMD and $119,000 for expenses related to employee stock options, plus first-time operating expenses of $225,000 for our European subsidiary, Simtek GmbH.

     Consolidated revenue, from our product sales, for the first quarter of 2006 of $4,745,000 compared to $2,794,000 in the fourth quarter of 2005, an increase of 70 percent, reflecting the effects of adding the nvSRAM business that was acquired from ZMD, as well as increasing customer demand. During the first quarter of 2006, we recorded royalty revenue of $1,035,000 received from Cypress. Net loss for the first quarter of 2006 was $901,000, or $0.01 per share, compared to a net loss of $1,851,000, or $0.02 per share, in the fourth quarter of 2005. Net loss in the first quarter includes non-cash charges of $448,000 for amortization of the non-compete agreement with ZMD, and $119,000 for expenses related to employee stock options, plus "first-time" operating expenses of approximately $225,000 for Simtek GmbH. There were no comparable charges in the fourth quarter of 2005 for these three first-quarter 2006 charges.

Results of Operations:

     Revenues

     The following table sets forth our net revenues for semiconductor devices by product markets for the three months ended March 31, 2006 and 2005 (in thousands):

                                                               Three Months Ended
                                                                     March 31,
                                                     ---------------------------------------
                                                        2006           2005         Variance
                                                        ----           ----         --------
     Commercial                                       $  3,951      $   2,407       $  1,544
     High-end industrial and military                      792            569       $    223
                                                      --------      ---------       --------

     Total Semiconductor Revenue                      $  4,743      $   2,976       $  1,767
                                                      ========      =========       ========

     Commercial revenues include revenue generated from our 0.8-micron products built from silicon wafers received from Chartered Semiconductor or purchased as finished units from ZMD, and from our 0.25-micron products built from silicon wafers received from Dongbu Electronics (DBE). Commercial revenues increased by $1,544,000 for the three months ended March 31, 2006 as compared to the three months ended March 31, 2005. As stated previously, this increase was due primarily to increased product demand and the addition of revenue from customers previously serviced by ZMD prior to the acquisition of the nvSRAM product line from ZMD in December 2005. Other factors affecting the increase were an increase in unit shipments partially offset by a slight decrease in average selling prices, which was primarily due to increased price competition at our largest, high-volume customers and their subcontractors. Unit shipments increased due to increased product demand and the addition of the product line purchased at the end of 2005.

     High-end industrial and military product revenues accounted for an increase of approximately $223,000 for the three months ended March 31, 2006 as compared to the same period in 2005. The increase was due to the addition of new customer demand for our products and increased pricing to certain of our customers for industrial and military products.

                               SIMTEK CORPORATION


     One distributor and one direct customer together accounted for approximately 23% of our revenue for the quarter ended March 31, 2006. Products sold to distributors are sold without material recourse. Distributors sell our products to various end customers. If one of these distributors was to terminate its relationship with us, we believe that there would not be a material impact on our product sales, as we believe that we would be able to service these various end customers through other distributors.

Cost of Sales and Gross Profit

     We recorded cost of sales of $3,470,000 and $2,071,000 for the three months ended March 31, 2006 and 2005, respectively. These costs reflect an approximate 3% decrease in gross margin percentages for our semiconductor products, for the three months ended March 31, 2006 as compared to the same period in 2005. Actual product gross margin percentages for the three months ended March 31, 2006 and March 31, 2005 were 27% and 30% respectively. This decrease reflects the lower average selling prices described above, partially offset by reduced costs of the 1 megabit device.

Research and Development

     We believe that continued investments in new product development are required for us to remain competitive in the markets we serve. In 2005, our research and development department continued its efforts on the development, testing and qualification of our 1-megabit 3-volt nvSRAM with DBE. In September 2005, we qualified our 1-megabit products for use in the commercial and industrial markets. Final qualification of the smaller 256-kilobit and 256-kilobit with real time clock, and the 1-megabit version with real time clock, built on the 0.25-micron process at DBE is expected in the second quarter of 2006.

     During the first quarter of 2006, we continued the development of our next generation nvSRAM product family, in conjunction with Cypress, pursuant to the terms of the May 5, 2005 development agreement. This new product family will be based on Cypress' 0.13-micron "S8" process and we expect it will include memory densities up to and beyond 4-megabits. In the first quarter of 2006 we achieved our third major milestone under the development agreement, as scheduled. There were no similar expenses in the first quarter of 2005.

         As part of our strategic product development activities, on March 24, 2006, Simtek entered into a License and Development Agreement with Cypress which expands the agreement the two companies signed in May 2005. Under the terms of the new agreement:

o Cypress will retain the right to include nvSRAM functionality on future programmable system-on-chip (PSoC(TM)) and customized integrated circuits originally granted in the May 2005 agreement, and now with clearly defined royalty payments to Simtek for the use of its SONOS-based nvSRAM intellectual property;

o Simtek is granted the right to use certain intellectual property of Cypress in developing future generation nvSRAM products, including the jointly developed 0.13u SONOS-based CMOS process, advanced SRAM IP, design-related IP, design-for-manufacturability know-how; and other IP related to Cypress' advanced CMOS manufacturing processes and procedures;

o Simtek and Cypress agree to broad manufacturing support terms that will provide Simtek with a range of industry-leading manufacturing skills and know-how to enable cost-effective manufacturing of leading-edge SONOS nvSRAMs;

o Simtek and Cypress will extend the deployment of Simtek's proprietary nvSRAM technology, and work to establish SONOS as the preferred technology for high reliability, high endurance, and scaleable non-volatile products at 65nm and below;

o Simtek and Cypress will jointly develop and market a family of products utilizing Simtek's patented SONOS-based non-volatile technology for production using Cypress's advanced manufacturing processes.

                               SIMTEK CORPORATION


     Upon signing the agreement, Simtek received $2 million from Cypress, and will receive additional payments of $1 million on June 30, 2006 and December 31, 2006. The agreement also calls for Simtek to issue warrants to Cypress to purchase a total of 20 million shares of its common stock, 10 million of which were already issued upon the execution of the agreement, 5 million of which are expected to be issued on June 30, 2006 upon the payment by Cypress of certain royalties and 5 million of which are expected to be issued on December 31, 2006 upon the payment by Cypress of certain royalties. The warrants have, or will have, an exercise price of $0.75 per share. Simtek believes that this new agreement will accelerate the timing of expanding nvSRAM adoption in new markets and shorten future product development cycle time. Please read Note 8 to the Condensed Consolidated Financial Statements for a discussion of the accounting treatment for the transactions related to this agreement.

     Total research and development expenses were $1,545,000 for the three months ended March 31, 2006 as compared to $1,145,000 for the same period in 2005.The $400,000 increase for the three month period was primarily related to an increase of $315,000 related to the co-development with Cypress and $80,000 related to final development of the 256-kilobit nvSRAM products built at DBE.

Administration

     Total administration expenses were $699,000 for the three months ended March 31, 2006 as compared to $293,000 for the same period in 2005.

     The $406,000 increase was due primarily to increases in payroll and payroll related costs of $162,000, accounting and legal fees of $88,000, travel of $41,000, contract services of $38,000, expense related to employee and director stock options of $64,000 and miscellaneous expenses of $13,000. The increase in payroll and payroll overhead costs were due to additional headcount and the management restructure that began in May 2005. The increase in professional services was primarily due to increased legal and accounting fees, which were related to increased activity related to agreements with personnel and increased securities work. The increase of $64,000 in employee and director stock option expense was due to the requirement of expensing costs related to stock option grants under FAS 123. See Note 1 to the Notes to the Condensed Consolidated Financial Statements above.

Sales and Marketing

     Total sales and marketing expenses were $944,000 for the three months ended March 31, 2006 as compared to $401,000 for the same period in 2005.

     The $543,000 increase was due primarily to amortization of the non-compete agreement with ZMD of $448,000, an increase in payroll and payroll overhead costs of $67,000, expense related to employee stock options of $16,000 and miscellaneous other expenses. The increase in payroll and payroll overhead costs were due to changes in sales and marketing personnel.

Net Loss from Continuing Operations

     We recorded a loss from continuing operations of $901,000 and $987,000 for the three months ended March 31, 2006 and 2005, respectively. The decrease of $86,000 for the three-month period reflects the revenue and expense items discussed above.

Liquidity and Capital Resources

     As of March 31, 2006, we had a net working capital of $5,881,000 as compared to a net working capital of $3,591,000 as of December 31, 2005.

     As discussed previously, on March 24, 2006, we entered into a Development and License Agreement with Cypress pursuant to which, among other things, Cypress has agreed to license certain intellectual property from us to develop and manufacture standard, custom, and embedded nvSRAM products. Cypress will pay to Simtek royalties across all products they develop and sell which include intellectual property licensed from Simtek. We agreed to license from Cypress certain of their intellectual property for use in our design efforts. We agreed with Cypress to co-develop certain nvSRAM products and Cypress has agreed to pay us $4 million in pre-paid royalties, $2 million of which was received at the

                               SIMTEK CORPORATION


time the contract was executed. The remaining $2 million will be paid in $1 million payments the first of which is scheduled for June 30, 2006, and the final one scheduled for December 31, 2006. In addition, we agreed with Cypress to work together to develop new products and processes. Please read Note 8 to the Condensed Consolidated Financial Statements for a discussion of the accounting treatment for the transactions related to this agreement.

     Cash flows used in operating activities for the three months ended March 31, 2006 were $1,580,000 compared to $531,000 in the same period in 2005, an increase of $1,049,000 as compared to the same period in 2005. The net change is due to the decreased net loss, the increase in accounts receivable (compared to a decrease in the 2005 period), a larger increase in inventory, which were partially offset by the non-cash charges in 2006. The increase in inventory for the three months ended March 31, 2006 was due primarily to higher volume of silicon wafers and units in process, which will support future revenue.

     Cash flows used in investing activities decreased for the three months ended March 31, 2006 by approximately $14,000 as compared to the same period in 2005.

     The increase of $2,781,000 in cash flows provided by financing activities was primarily due to the receipt of funds related to the sale of common stock completed on December 30, 2005, for which some funds were received on January 3, 2006 and the value of the warrants issued to Cypress for the Development and License Agreement.

Short-term liquidity.

     Our cash balance at March 31, 2006 was $2,814,000.

     Our future liquidity will depend on our revenue growth and our ability to sell our products at positive gross margins and control of our operating expenses. Through December 31, 2006, we expect to spend approximately $9,000,000, for operating expenses assuming revenue growth. We expect to meet these capital needs from sales revenues, the funds still due to us from Cypress under the Joint Development and License Agreement and, to the extent we do not have sufficient revenues, from our existing cash reserves.

Long-term liquidity.

     Based on current revenue, cost and profitability projections, current working capital, plus the additional prepaid royalties due from Cypress, the Company believes that it has adequate capital to sustain its operations for the foreseeable future. However, the Company is also negotiating with a bank to provide an accounts receivable based credit facility to provide additional capital if needed.

                               SIMTEK CORPORATION



ITEM 3   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in financial and commodity market prices and rates. We are exposed to market risk in the areas of changes in United States interest rates and changes in foreign currency exchange rates as measured against the United States dollar. These exposures are directly related to our normal operating activities. We currently have no derivative financial instruments.

     Interest payable on our convertible debentures is fixed at 7.5% over the term of the debentures. As such, changes in interest rates will not affect future expenses or cash flows.

     We manage interest income by investing our excess cash in cash equivalents bearing variable interest rates, which are tied to various market indices. We do not believe that near-term changes in interest rates will result in a material effect on future earnings, fair values or cash flows.

     We do not speculate in the foreign exchange market and do not manage exposures that arise in the normal course of business related to fluctuations in foreign currency exchange rates by entering into offsetting positions through the use of foreign exchange forward contracts.

     Average selling prices of our products have not increased significantly as a result of inflation during the past several years, primarily due to intense competition within the semiconductor industry. The effect of inflation on our costs of production has been minimized through improvements in production efficiencies. We anticipate that these factors will continue to minimize the effects of any foreseeable inflation and other price pressures within the industry and markets in which we participate.

                               SIMTEK CORPORATION



ITEM 4   CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures.

Harold Blomquist, who serves as the Company's chief executive officer, and Brian Alleman, who serves as the Company's chief financial officer, after evaluating the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by this quarterly report (the "Evaluation Date") concluded that as of the Evaluation Date, the Company's disclosure controls and procedures were effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported as specified in the SEC's rules and forms and to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is accumulated and communicated to our management to allow timely decisions regarding required disclosure. As noted in the Explanatory Note at the beginning of this Form 10-Q/A and as noted in Note 2 to the Condensed Consolidated Financial Statements contained in this Form 10-Q/A, the Company has reclassified $10,332,000 from Temporary Equity to Shareholders Equity. In light of the reclassification described above, the Company's chief executive officer and chief financial officer have reevaluated the Company's disclosure controls and procedures as of the Evaluation Date to determine whether the reclassification changes their conclusion. Based on this reevaluation, the Company's chief executive officer and chief financial officer have determined that the reclassification does not change their conclusion.

(b) Changes in internal control over financial reporting.

There were no changes in the Company's internal control over financial reporting during the three months ended March 31, 2006, that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting.

                               SIMTEK CORPORATION



                           PART II. OTHER INFORMATION

Item 1.  Legal Proceedings - None

Item 1A. Risk Factors - None

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds - None

Item 3.  Defaults upon Senior Securities - None

Item 4.  Submission of Matters to a Vote of Security Holders - None

Item 5. Other Information. The following information was not required to be disclosed on Form 8-K during the quarter ended March 31, 2006, but rather is included in this Quarterly Report on Form 10-Q pursuant to Exchange Act Rule 14a-5(f). The Company expects to hold its annual meeting of shareholders on June 29, 2006, subject to the discretion of our Board of Directors to change such date based on changed circumstances. As a consequence of having advanced the date of the annual meeting of shareholders by more than 30 days from the date of the previous annual meeting, the deadline for the Company's receipt of stockholder proposals for inclusion in the proxy statement is a reasonable time before we begin to print and mail the proxy solicitation materials, as disclosed in the proxy statement for the 2005 annual meeting. Also as disclosed in the proxy statement for the 2005 annual meeting, a shareholder proposal or nomination for director for consideration at the 2006 annual meeting but not included in the proxy statement and proxy must be received by the Company no later than 30 days prior to the first anniversary of the initial notice of the 2005 annual meeting, provided that such proposal need not be given more than 50 days prior to the first anniversary of the initial notice of the 2005 annual meeting.

Item 6.  Exhibits

         10.1 License and Development Agreement, dated March 24, 2006, by and between the Company and Cypress Semiconductor Corporation, incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on March 30, 2006

         10.2 Amended and Restated Registration Rights Agreement, dated March 24, 2006, by and between the Company and Cypress Semiconductor Corporation, incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on March 30, 2006

         31.1 Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of Principal Executive Officer

         31.2 Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of Principal Financial Officer

         32.1 Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of Principal Executive Officer

         32.2 Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of Principal Financial Officer

                               SIMTEK CORPORATION



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       SIMTEK CORPORATION
                                       (Registrant)



December 11, 2006                       By: /s/ Harold Blomquist
                                           -------------------------------------
                                           HAROLD BLOMQUIST
                                           Chief Executive Officer and President





December 11, 2006                       By: /s/ Brian Alleman
                                           -------------------------------------
                                           BRIAN ALLEMAN
                                           Chief Financial Officer

                                                                    Exhibit 31.1

                                 CERTIFICATIONS

I, Harold Blomquist, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Simtek Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

         (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

         (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.



Date: December 11, 2006

                                          /s/Harold Blomquist
                                          --------------------------------------
                                          Harold Blomquist
                                          Chief Executive Officer and President

                                                                    Exhibit 31.2

                                 CERTIFICATIONS

I, Brian Alleman, certify that:

1.   I have reviewed this Quarterly Report on Form 10-Q/A of Simtek Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.



Date: December 11, 2006

                                              /s/Brian Alleman
                                              ----------------------------------
                                              Brian Alleman
                                              Chief Financial Officer

                                                                    Exhibit 32.1

             CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRESIDENT

                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Harold Blomquist, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Simtek Corporation on Form 10-Q/A for the quarterly period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Simtek Corporation.



/s/Harold Blomquist
-------------------------------------
Harold Blomquist
Chief Executive Officer and President

December 11, 2006

                                                                    Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Brian Alleman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Simtek Corporation on Form 10-Q/A for the quarterly period ended
March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Simtek Corporation.



/s/Brian Alleman
-----------------------
Brian Alleman
Chief Financial Officer

December 11, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 10-Q/A
                       ----------------------------------

(Mark One)

[X] Quarterly report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the Quarter ended June 30, 2006
                                       OR
[ ] Transition report pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934


                         Commission file number 0-19027



                               SIMTEK CORPORATION
             (Exact name of registrant as specified in its charter)
                -------------------------------------------------



         Delaware                                      84-1057605
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)



                        4250 Buckingham Drive, Suite 100,
                        Colorado Springs, Colorado 80907
               (Address of principal executive offices) (Zip Code)


                                 (719) 531-9444

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
subject to such filing requirements for the past 90 days.   Yes   X     No
                                                                -----      -----

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated
Filer [ ]                 Accelerated Filer [ ]        Non-accelerated Filer [X]

Indicate by check mark whether the registrant is a shell company (as defined in
Rule 12b-2 of the Exchange Act).   Yes         No   X
                                       -----      -----

The total number of shares of Common Stock issued and outstanding as of December 5, 2006 was 16,147,746, after giving effect to the one for ten reverse stock split completed on October 5, 2006.

                                Explanatory Note

We are filing this Amendment No. 1 on Form 10-Q/A to Simtek Corporation's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, which was originally filed with the Securities and Exchange Commission (the "SEC") on August 11, 2006 (the "Original Form 10-Q") to reflect the reclassification of $10,332,000 from Temporary Equity to Shareholders' Equity. Simtek Corporation originally concluded that the net proceeds from the sale of 68,750,000 shares of its common stock on December 30, 2005 should be recorded as Temporary Equity because of certain provisions in the Registration Rights Agreement entered into as part of the December 30, 2005 transaction. However, upon further review, management has determined that the transaction should be recorded in Shareholders' Equity.

Part I of this Form 10-Q/A contains more information about this restatement in "Note 2 Correction of Previously Reported Amounts", which note accompanies the condensed consolidated financial statements in Item 1 of Part I.

This Form 10-Q/A speaks as of June 30, 2006, and except as noted herein, we have not materially modified or updated the disclosures herein for events that occurred at a later date. Events occurring after the date of the Original Form 10-Q, and other disclosures necessary to reflect subsequent events, have been addressed, in accordance with applicable disclosure requirements, in our Form 8-Ks filed after June 30, 2006 will be addressed, in accordance with applicable disclosure requirements, in our Form 10-Q for the three months ended September 30, 2006 of our periodic filings filed after June 30, 2006.

                               SIMTEK CORPORATION

                                      INDEX
                  Form 10-Q For the Quarter Ended June 30, 2006

PART 1. FINANCIAL INFORMATION

     ITEM 1                                                                 Page
                                                                            ----
          Condensed Consolidated Balance Sheets as of June 30, 2006
          and December 31, 2005                                               4

          Condensed Consolidated Statements of Operations for the
          three months and six months ended June 30, 2006 and 2005            5

          Condensed Consolidated Statements of Cash Flows for the
          six months ended June 30, 2006 and 2005                             6

          Notes to Condensed Consolidated Financial Statements             7-14

     ITEM 2

          Management's Discussion and Analysis of Financial
          Condition and Results of Operations                                15

     ITEM 3
          Quantitative and Qualitative Disclosures about Market Risk         23

     ITEM 4
          Controls and Procedures                                            24

PART 2. OTHER INFORMATION

    ITEM 1       Legal Proceedings                                           25

    ITEM 1A      Risk Factors                                                25

    ITEM 2       Unregistered Sales of Equity Securities
                 and Use of Proceeds                                         25

    ITEM 3       Defaults Upon Senior Securities                             25

    ITEM 4       Submission of Matters to a Vote of Security Holders         25

    ITEM 5       Other Information                                           25

    ITEM 6       Exhibits                                                    25

SIGNATURES                                                                   26



                                                SIMTEK CORPORATION
                                       CONSDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands, except par value and share amounts)

                                     ASSETS
                                                                             June 30, 2006       December 31, 2005
                                                                             -------------       -----------------
                                                                             (As Restated)         (As Restated)
                                                                              (Unaudited)
CURRENT ASSETS:

     Cash and cash equivalents                                                  $  2,265             $  1,766
     Restricted investments                                                        1,975                2,281
     Accounts receivable - trade, net                                              3,955                1,456
     Inventory, net                                                                3,979                2,068
     Prepaid expenses and other current assets                                       387                   99
     Deposits                                                                         --                  600
                                                                                --------             --------
         Total current assets                                                     12,561                8,270
EQUIPMENT AND FURNITURE, net                                                         803                  571
DEFERRED FINANCING COSTS AND DEBT ISSUANCE COSTS                                     143                  111
GOODWILL                                                                             992                  876
NON-COMPETITION AGREEMENT                                                          8,016                8,910
OTHER ASSETS                                                                          43                   20
                                                                                --------             --------
     TOTAL ASSETS                                                               $ 22,558             $ 18,758
                                                                                ========             ========
                       LIABILITES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                                           $  4,539             $  2,822
     Accrued expenses                                                              1,157                1,419
     Accrued vacation payable                                                        200                  145
     Accrued wages                                                                   282                   40
     Obligation under capital leases                                                  --                   13
     Notes payable                                                                   558                   --
     Debentures, current                                                             480                  240
                                                                                --------             --------
         Total current liabilities                                                 7,216                4,679
DEBENTURES, NET OF CURRENT                                                         2,520                2,760
                                                                                --------             --------
     Total liabilities                                                             9,736                7,439
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Preferred stock, $1.00 par value; 2,000,000 shares authorized,
         none issued                                                                  --                   --
     Common stock, $.01 par value; 300,000,000 shares authorized,
         147,331,577 and 147,321,577 shares issued and outstanding at June 30,
         2006 and 146,920,823 and 146,910,823 shares issued and outstanding at
         December 31, 2005                                                         1,474                1,470
     Additional paid-in capital                                                   59,831               56,053
     Treasury stock, at cost; 10,000 shares                                          (13)                 (13)
     Accumulated deficit                                                         (48,545)             (46,191)
     Accumulated other comprehensive income:
         Cumulative translation adjustment                                            75                   --
                                                                                --------             --------
         Total shareholders' equity                                               12,822               11,319
                                                                                --------             --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $ 22,558             $ 18,758
                                                                                ========             ========


                The accompanying notes are an integral part of these financial statements.


                                                 SIMTEK CORPORATION
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                     (Unaudited)
                                (Amounts in thousands, except share and per share amounts)


                                                           Three Months Ended June 30,                Six Months Ended June 30,
                                                       -----------------------------------        ----------------------------------
                                                            2006                 2005                 2006                2005
                                                            ----                 ----                 ----                ----
REVENUE:
     Product sales, net                                $       6,443        $       2,204        $      11,186        $       5,180
     Royalty revenue                                             483                   --                1,518                   --
                                                       -------------        -------------        -------------        -------------
         Total revenue                                         6,926                2,204               12,704                5,180
     Cost of sales                                             4,567                1,675                8,037                3,683
                                                       -------------        -------------        -------------        -------------

GROSS PROFIT                                                   2,359                  529                4,667                1,497

OPERATING EXPENSES:
     Research and development costs                            1,682                1,917                3,227                3,126
     Sales and marketing                                       1,038                  444                1,983                  844
     General and administrative                                1,059                  987                1,757                1,274
                                                       -------------        -------------        -------------        -------------
           Total operating expenses                            3,779                3,348                6,967                5,244
                                                       -------------        -------------        -------------        -------------
LOSS FROM CONTINUING OPERATIONS                               (1,420)              (2,819)              (2,300)              (3,747)

OTHER INCOME (EXPENSE):
     Interest income                                              36                    7                   76                   12
     Interest expense                                            (74)                 (57)                (134)                (114)
     Other expense                                                 5                   --                    4                   (1)
                                                       -------------        -------------        -------------        -------------

           Total other expense                                   (33)                 (50)                 (54)                (103)
                                                       -------------        -------------        -------------        -------------

LOSS FROM CONTINUING OPERATIONS
     BEFORE PROVISION FOR INCOME TAXES                        (1,453)              (2,869)              (2,354)              (3,850)
     Provision for income taxes                                   --                   --                   --                   --
                                                       -------------        -------------        -------------        -------------
LOSS FROM CONTINUING OPERATIONS                               (1,453)              (2,869)              (2,354)              (3,850)
LOSS FROM DISCONTINUED OPERATIONS                                 --                  (36)                  --                  (68)
                                                       -------------        -------------        -------------        -------------
NET LOSS                                               $      (1,453)       $      (2,905)       $      (2,354)       $      (3,918)
                                                       =============        =============        =============        =============

NET LOSS PER COMMON SHARE:
     Basic and diluted
     Loss from continuing operations                   $        (.01)       $        (.05)       $        (.02)       $        (.06)
     Loss from discontinued operations                          (.00)                (.00)                (.00)                (.00)
                                                       -------------        -------------        -------------        -------------
     Total                                             $        (.01)       $        (.05)       $        (.02)       $        (.06)
                                                       =============        =============        =============        =============

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
     Basic and diluted                                   147,044,131           63,226,984          147,044,131           65,299,377
                                                       =============        =============        =============        =============


                        The accompanying notes are an integral part of these financial statements.



                                          SIMTEK CORPORATION
                            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (unaudited)
                                        (Amounts in thousands)

                                                                                      Six Months Ended June 30,
                                                                                      -------------------------
                                                                                        2006             2005
                                                                                        ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                         $(2,354)         $(3,918)
     Income from discontinued operations                                                   --               68
     Adjustments to reconcile net loss to net cash used in operating
         Activities:
         Depreciation and amortization                                                    219              216
         Expense related to stock options                                                 278               --
         Issuance of common stock per compensation
              agreements                                                                   53              139
         Amortization of non-competition agreement                                        894               --
         Net change in allowance accounts                                                 428              170
         Deferred financing fees                                                           21               10
         Changes in assets and liabilities:
          (Increase) decrease in:
              Accounts receivable                                                      (2,530)           1,439
              Inventory                                                                (2,345)             388
              Prepaid expenses and other                                                  294              257
          Increase (decrease) in:
              Accounts payable                                                          1,704             (509)
              Accrued expenses                                                            658              573
                                                                                      -------          -------
         Net cash used in operating activities of continuing operations                (2,680)          (1,167)
         Net cash used in operating activities of discontinued operations                  --             (234)
                                                                                      -------          -------
         Net cash used in operating activities                                         (2,680)          (1,401)
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of equipment and furniture, net                                            (448)            (201)
     Purchase of certain assets from ZMD                                                 (116)              --
                                                                                      -------          -------
     Net cash used in investing activities of continuing operations                      (564)            (201)
     Net cash used in investing activities of discontinued operations                      --              (35)
                                                                                      -------          -------
     Net cash used in investing activities                                               (564)            (236)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on capital lease obligation                                                 (13)             (25)
     Funds received from December 2005 equity financing, net                            1,874               --
     Warrants issued for license rights                                                 1,478               --
     Equity financing, net                                                                 --            3,945
     Transfer to restricted investment                                                     --           (3,000)
     Proceeds from sale of common stock                                                    --              108
     Payments from restricted investment                                                  306               --
     Exercise of stock options                                                             47              183
                                                                                      -------          -------
         Net cash provided by financing activities                                      3,692            1,211
                                                                                      -------          -------
Effect of exchange rate changes on cash                                                    51               --
                                                                                      -------          -------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                   499             (426)
CASH AND CASH EQUIVALENTS, beginning of period                                          1,766            2,147
                                                                                      -------          -------
CASH AND CASH EQUIVALENTS, end of period                                              $ 2,265          $ 1,721
                                                                                      =======          =======
Cash Paid for interest                                                                $   121          $   114
                                                                                      =======          =======
Warrants issued for debt issuance cost                                                $    53          $    --
                                                                                      =======          =======


                The accompanying notes are an integral part of these financial statements.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   Basis of Presentation

     The consolidated financial statements include the accounts of Simtek and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated. The financial statements included herein are presented in accordance with the requirements of Form 10-Q and consequently do not include all of the disclosures normally made in the registrant's annual Form 10-K filing. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report and Form 10-K, Annual Report and Amendment #1 to Form 10-K and Annual Report and Amendment #2 to Form 10-K for Simtek Corporation ("Simtek" or the "Company") filed on April 7, 2006, April 28, 2006, and December 11, 2006, respectively for fiscal year 2005.

     In the opinion of management, the unaudited financial statements reflect all adjustments of a normal recurring nature necessary to present a fair statement of the results of operations for the respective interim periods. The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full fiscal year.

     Stock-Based Compensation
     ------------------------

     Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standard 123(R) "Share-Based Payment" ("SFAS 123(R)") using the modified prospective transition method. In addition, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 "Share-Based Payment" ("SAB 107") in March, 2005, which provides supplemental SFAS 123(R) application guidance based on the views of the SEC. Under the modified prospective transition method, compensation cost recognized in the three and six month periods ending June 30, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted beginning January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). In accordance with the modified prospective transition method, results for prior periods have not been restated.

     The adoption of SFAS 123(R) resulted in stock compensation expense for the three months and six months ended June 30, 2006 of $159,000 and $278,000, respectively to loss from continuing operations and loss before income taxes. The Company did not recognize a tax benefit from the stock compensation expense because the Company considers it is more likely than not that the related deferred tax assets, which have been reduced by a full valuation allowance, will not be realized. The following table summarizes the effects of the share-based compensation resulting from the application of SFAS No. 123(R) to options granted under the Company's stock option plan.

                                                                  Three Months               Six Months
                                                                        Ended                   Ended
                                                                  June 30, 2006             June 30, 2006
                                                                  -------------             -------------

(In thousands except per share amounts)
Research and development                                             $      47                 $      86
Sales and marketing                                                         23                        39
General and administrative                                                  89                       153
                                                                     ---------                 ---------
Share-based compensation effect on loss from continuing
     operations before provision for income taxes                    $     159                 $     278
Provision for income taxes                                                   -                         -
                                                                     ---------                 ---------
Net share-based compensation effects on net loss                     $     159                 $     278
                                                                     =========                 =========

Share-based compensation effects on basic and diluted loss
     per common share                                                $       -                 $     .01
                                                                     =========                 =========
Share-based compensation effects on cash flow from
     operations                                                      $     159                 $     278
                                                                     =========                 =========

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The Black-Scholes option-pricing model was used to estimate the option fair values. The option-pricing model requires a number of assumptions, of which the most significant are expected stock price volatility and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was calculated based upon actual historical stock price movements over the most recent periods ending June 30, 2006 equal to the expected option term. In accordance with SFAS No. 123(R), the Company adjusts share-based compensation on a quarterly basis for changes to the estimate of expected forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments in the three and six months ended June 30, 2006 was insignificant. The expected option term was calculated using the "simplified" method permitted by SAB 107.

         SFAS 123(R) requires tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options ("excess tax benefits") to be classified and reported as both an operating cash outflow and a financing cash inflow upon adoption of SFAS 123(R). As discussed in Note 8 - Taxes from the Company's report on Form 10-K, Amendment #1 to Form 10-K and Amendment #2 to Form 10-K for the period ending December 31, 2005, as a result of the Company's net operating losses, the excess tax benefits that would otherwise be available to reduce income taxes payable have the effect of increasing the Company's net operating loss carry forwards. Accordingly, because the Company is not able to realize these excess tax benefits, such benefits have not been recognized in the condensed statement of cash flow for the six months ended June 30, 2006.

Pro-Forma Stock Compensation Expense for the three and six months Ended June 30, 2005

     Prior to January 1, 2006, as permitted under the SFAS No. 123, Accounting for Stock-Based Compensation, the Company accounted for its stock-based compensation in accordance with the provisions of Accounting Principles Board
(APB) Opinion No. 25, Accounting for Stock Issued to Employees. As such, compensation expense was recorded on the date of grant if the current market price of the underlying stock exceeded the exercise price. Certain pro forma net loss and EPS disclosures for employee stock option grants are included below as if the fair value method as defined in SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method. Had compensation cost been determined based on the fair value at the grant dates for awards under employee stock based compensation plans consistent with the fair value method for the three and six months ending June 30, 2005, the Company's net loss and EPS would have been increased to the pro forma amounts indicated below.

                                                                    Three Months        Six Months
                                                                   Ended June 30,     Ended June 30,
                                                                   --------------     --------------
                                                                        2005               2005
                                                                        ----               ----
(In thousands except per share amounts)
Net loss as reported                                                  $(2,905)           $(3,918)
     Add: Stock based compensation included in reported
     Net loss                                                              --                 --
     Deduct: Fair value of stock based compensation                      (373)              (746)
                                                                      -------            -------
     Proforma net loss                                                $(3,278)           $(4,664)
                                                                      =======            =======

Net loss as reported - basic and diluted                              $  (.05)           $  (.06)
Proforma net loss - basic and diluted                                 $  (.06)           $  (.07)

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     In accordance with the modified prospective transition method of SFAS 123(R), the prior comparative quarterly results have not been restated.

Stock Options as of the three and six month periods ended June 30, 2006

     The Company adopted a Non-Qualified Stock Option Plan in 1994, as amended, that authorizes 20,600,000 non-qualified stock options that may be granted to directors, employees, and consultants. The plan permits the issuance of non-statutory options and provides for a minimum exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant. The maximum term of options granted under the plans are 10 years and options granted to employees expire three months after the termination of employment. In 2004, the Non-Qualified Stock Option Plan was extended for 10 more years.

     The following table summarizes stock options outstanding and changes during the six months ended June 30, 2006:

                                                                                   Outstanding Options
                                                                 -----------------------------------------------------------
                                                                                                    Weighted
                                                                                                    Average
                                                                                                   Remaining
                                                                                    Weighted      Contractual     Aggregate
                                                                   Number           Average           Term        Intrinsic
                                                                 of Shares       Exercise Price    (in years)      Value(1)
                                                                 ---------       --------------   ------------    ----------
Options outstanding at January 1, 2006........................   7,969,363           $0.62
  Granted.....................................................   3,560,850            0.32
  Exercised...................................................    (272,020)          (0.17)                          $ 45

  Cancelled or forfeited......................................    (311,779)          (0.96)
                                                                ----------           -----
Options outstanding at June 30, 2006..........................  10,946,414           $0.52            3.869
                                                                ==========           =====            =====
Options exercisable at June 30, 2006..........................   5,204,992           $0.65            3.869
                                                                ==========           =====            =====


(1) Represents the difference between the exercise price and the value of Simtek stock at the time of exercise.

Stock options outstanding and currently exercisable at June30, 2006 are as follows:

                           Outstanding                                                 Exercisable
- ------------------------------------------------------------------            ------------------------------
                                   Weighted Average
                      --------------------------------------------

                                           Remaining          Weighted                          Weighted
                         Number         Contractual Life       Average          Number           Average
Exercise Price        Outstanding          in Months        Exercise Price    Exercisable     Exercise Price
- --------------        -----------       ----------------    --------------    -----------    ---------------
$0.14-$0.35           3,677,239               45               $  0.29           907,275          $ 0.22

$0.365-$0.60          3,987,716               53               $  0.44         1,716,560          $ 0.45

$0.62-$0.90           2,234,125               56               $  0.66         1,533,823          $ 0.66

$1.125-$1.50            822,334               29               $  1.24           822,334          $ 1.24

$1.53-$1.90             225,000               57               $  1.78           225,000          $ 1.78
                        -------                                                ---------
                     10,946,414                                                5,204,992
                     ==========                                                =========

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     Total estimated unrecognized compensation cost from unvested stock options as of June 30, 2006 was approximately $1.5 million, which is expected to be recognized over the next four years.

     The weighted average per share fair value of stock options granted during the three months ending June 30, 2006 and 2005 were $0.34 and $0.59, respectively. The weighted average per share fair value stock options granted during the six months ending June 30, 2006 and 2005 were $0.32 and $0.60, respectively. The fair value was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

                                           Three Months Ended                  Six Months Ended
                                                June 30,                           June 30,
                                           2006           2005                2006         2005
                                           -------------------                -----------------
     Volatility                            79.05%         84.70%              80.97%       83.80%
     Expected option term                  5 years        4 years             4.67 years   4 years
     Risk-free interest rate               4.92%          3.70%               4.81%        3.60%
     Expected dividend yield                 0%             0%                  0%           0%

     Modifications of Stock Options Granted
     --------------------------------------

     In May 2005, the Company accelerated vesting of certain unvested and out-of-the-money stock options previously awarded to employees and officers. Because the price of the Company's common stock was $0.57 on the day of acceleration, the options, which are exercisable at $0.62 and above, had no economic value on the date of acceleration. As a result of the acceleration, options to purchase approximately 1.7 million shares of Simtek common stock are now exercisable. Options held by non-employee directors were excluded from the vesting acceleration.

     Non-competition Agreement
     -------------------------

     In December 2005, the Company entered into a non-competition agreement with Zentrum Mikroelektronik Dresden AG ("ZMD") as part of the acquisition of ZMD's nvSRAM product line. The Company assigned a value of $8,910,000 to the non-competition agreement in December 2005. The value assigned to the non-competition agreement is being amortized on a straight-line basis over its five-year life. The Company recorded an expense for the amortization of approximately $894,000 to sales and marketing for the six months ended June 30, 2006.

     Goodwill
     --------

     Goodwill represents the excess of the total amount paid to ZMD for the nvSRAM assets acquired on December 30, 2005 and the fair value assigned to specific assets. This amount will not be amortized, but will be reviewed for impairment on a periodic basis. As of June 30, 2006 no impairment of value has been recorded.

     Accumulated other comprehensive income (loss)
     ---------------------------------------------

     The functional currency for Simtek GmbH is the local currency, the Euro. Assets and liabilities for this foreign operation are translated at the exchange rate in effect at the balance sheet date, and income and expenses are translated at average exchange rates prevailing during the period. Translation gains or losses are included within shareholders' equity as part of accumulated other comprehensive income (loss). As of June 30, 2006, the Company recorded approximately $75,000 in comprehensive income.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


2.       Correction of Previously Reported Amounts

     As more fully described in Notes 2 and 6 to the Consolidated Financial Statements included in Simtek Corporation's Amendment No. 2 on Form 10-K/A filed on December 11, 2006 for fiscal year 2005, on December 30, 2005, the Company sold 68,750,000 shares of its common stock, subject to certain registration rights. Management initially concluded that the net proceeds of $10,332,000 ($8,459,000 received on December 30, 2006 and $1,873,000 received on January 3,
2006) should be recorded as Temporary Equity due to the potential penalties associated with the registration rights agreement. Management has subsequently determined that the transaction should have been recorded in Shareholders' Equity.

     The following table reflects the amounts as previously reported and as restated:

                                                   June 30, 2006              December 31, 2005
                                                As                            As
                                             Reported        Restated      Reported      Restated
    (Amounts in thousands)
    Consolidated Balance Sheet:
    Temporary Equity                         $ 10,332        $      -      $   8,459     $       -
    Common Stock                             $    786        $  1,474      $     782     $   1,470
    Additional paid-in capital               $ 50,187        $ 59,831      $  48,282     $  56,053
    Total shareholders' equity               $  2,490        $ 12,822      $   2,860     $  11,319


3.  Liquidity

     During the three and six months ended June 30, 2006 and the twelve months ended December 31, 2005, the Company incurred net losses from continuing operations of approximately $1,453,000, $2,354,000 and $5,785,000, respectively and has an accumulated deficit of $48,545,000 as of June 30, 2006. The Company was also not in compliance with its debentures throughout 2005 and the first six months of 2006, but was successful in obtaining waivers through July 1, 2007 from the debenture holders. The Company has working capital of approximately $5,345,000 as of June 30, 2006.

     The Company operates in a volatile industry, whereby its average selling prices and product costs are influenced by competitive factors. Furthermore, the Company continues to incur significant research and development costs for product development. These factors create pressures on sales, costs, earnings and cash flows, which will impact liquidity.

     If the Company is unable to achieve profitable operations in the near term, it may result in increased liquidity pressure on the Company, whereby it might be required to enter into debt or equity arrangements that may not be favorable to the Company.

4.   Recent Accounting Pronouncements

     In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments ("SFAS 155"), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. The statement also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006. We do not expect the adoption of SFAS 155 to have an impact on our results of operations or financial condition.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


5.   Revenue Recognition

     Revenue Recognition - Product sales revenue is recognized when a valid purchase order has been received with a fixed price and the products are shipped to customers FOB origin (Colorado Springs, Colorado or Dresden, Germany), including distributors. Based on historic business with the majority of the Company's customers and, in the case of new customers, the Company is reasonably assured that collectibility on our shipments will occur. Customers receive a one-year product warranty and sales to distributors are subject to a limited product exchange program and a price protection in the event of changes in the Company's product price. The Company provides a reserve for possible product returns, product price protection and warranty costs at the time the sale is recognized. The Company has a detailed procedure to ensure that its estimates for reserves are reasonable and reliable. The reserve for product returns is based on the actual inventory value of the Company's semiconductor products held by its distributors. The Company's distributors are permitted to rotate up to 5% of their stock every six months with the stipulation that they must submit a replacement order of equal dollar value to the stock that they are returning. The reserve for price protection is used when the Company authorizes special pricing to one of its distributors for a specific customer. To date, the estimates have not been materially different from the credits the Company has issued under these reserves.

     Revenue from royalties related to non-refundable prepaid royalty payments is recognized upon receipt. Revenue from royalties related to sales of products by license partners is recognized upon the notification to us of shipment of product from the Company's technology license partners to direct customers.

6.   Inventories

     The Company records inventory using the lower of cost (first-in, first-out) or market. Inventory at June 30, 2006 and December 31, 2005 included:

                                             June 30, 2006    December 31, 2005

     (In thousands)
     Raw Materials                             $     57           $      33
     Work in progress                             3,012               1,096
     Finished Goods                               1,473               1,056
                                               --------           ---------
                                                  4,542               2,185
     Less reserves for excess inventory            (563)               (117)
                                               --------           ---------
                                               $  3,979           $   2,068
                                               ========           =========


7.   Notes Payable

     On June 2, 2006, the Company secured a $3.6 million revolving line of credit by entering into an Account Purchase Agreement (the "Agreement") with Wells Fargo Bank, National Association ("Wells Fargo"). Pursuant to the Agreement, the Company may sell up to $3.6 million of eligible accounts receivable to Wells Fargo. Advances of the purchase price for the eligible receivables will be at an agreed upon discount to the face value of the eligible receivable. The amount actually collected on any receivable by Wells Fargo that is beyond the advance will be forwarded to the Company, less certain discounts and fees retained by Wells Fargo (including a minimum fee of $7,500 per month for the term of the Agreement). To secure the Company's obligations under the Agreement, the Company granted Wells Fargo a security interest in certain of the Company's property. The Agreement has a term of two years, but may be terminated at any time by the Company upon 60 days' written notice. As of June 30, 2006, the Company had financed receivables with Wells Fargo for approximately $558,000.

8.   Convertible Debentures

     On July 1, 2002, the Company received funding of $3,000,000 in a financing transaction with Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth & Investment Trust PLC and BFSUS Special Opportunities Trust PLC. RENN Capital Group, Inc. is the agent for the RENN investment funds. One of the Company's directors holds the position of Senior Vice President of RENN Capital Group. The $3,000,000 funding consists of convertible debentures with a 7-year term at a 7.5% per annum interest rate. Each fund equally invested $1,000,000. The holder of the debenture shall have the right, at any time, to convert all, or in multiples of $100,000, any part of the Debenture into fully paid and nonassessable shares of Simtek Corporation common stock. The debentures were originally convertible into Simtek common stock at $0.312 per share, which was in excess of the market price per share on July 1, 2002. At March 31, 2006, the Company was not in compliance with two of the covenants set forth in the loan agreement. In order to obtain a waiver for the covenants, the Company issued the debenture holders a total of 50,000 warrants for receipt of the waiver. Through June 30, 2006, the Company was not in compliance with two of the covenants set forth in the loan agreement. These covenants relate to the interest coverage ratio and debt to equity ratio. On August 10, 2006, the Company received a waiver for the two covenants through July 1, 2007. However, significant variances in future actual operations from the Company's current estimates could result in the reclassification of this note to current liabilities. The Convertible Debentures allows for an adjustment in the conversion price, if the Company issues Common Stock in connection with an equity financing, where the sale price is less than the conversion price of $0.312. This occurred in December 2005 in connection with the common stock sale of $11,000,000 at a price of $0.16 per share. Pursuant to the terms of the 2002 convertible debentures, the Company agreed with the RENN Capital Group that the conversion price would be reduced to $0.22 per share. Based on the conversion rate of $0.22 per share, each RENN investment fund is entitled to 4,545,455 shares upon conversion.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     On June 28, 2005, the Company received a waiver from the debenture holders extending until July 1, 2006 the commencement date for principal payments of the $3 million aggregate principal amount. The original terms of the debentures required the Company to make monthly principal payments of $10 per $1,000 of the then remaining principal amount, beginning on June 28, 2005. The Company will still be required to make interest payments. Under the terms of the waiver, monthly principal payments of $13.33 per $1,000 of the then remaining outstanding principal amount were to commence on July 1, 2006. The final maturity date remains as June 28, 2009. As consideration for the extension, the Company has issued to the debenture holders warrants to purchase 200,000 shares of Simtek common stock at $0.50 per share, a premium to the market price on the date of the waiver. The Company estimated the value of the warrants at the time of grant, using the Black Scholes option-pricing model, to be approximately $62,000. The Company recognized $8,000 as additional interest expense for the six months ending June 30, 2006. On July 24, 2006, each of the debenture holders converted $100,000 of the amount due into 454,545 shares of the Company's common stock in lieu of the Company making the principal payment it was required to make on July 1, 2006.

9.   Non-Refundable Prepaid Royalties

     On March 24, 2006, the Company entered into a License and Development Agreement with Cypress pursuant to which, among other things, Cypress agreed to license certain intellectual property from the Company to develop and manufacture standard, custom and embedded nvSRAM products and Cypress has agreed to pay to the Company $4,000,000 in non-refundable pre-paid royalties of which $2 million was paid upon signing of the agreement and $1 million was paid on June 30, 2006 and $1 million will be paid on December 31, 2006. In addition, the Company licensed rights to use certain intellectual property from Cypress for use in its products. As part of the License and Development Agreement, the Company agreed to issue Cypress warrants to purchase 20 million shares of the Company's common stock for $0.75 per share. The warrants have a ten year life. The warrants will be issued upon receipt of each of the prepaid royalty amounts. As of June 30, 2006, the Company had received $3,000,000 from Cypress in pre-paid royalties, in exchange for which the Company has issued warrants to purchase 15 million shares of common stock. The value of the warrants issued of $1,482,000 was determined by an independent valuation firm and has been recorded as an increase in additional paid in capital. The net balance of the non-refundable prepaid royalties of $1,035,000 for the March 31, 2006 payment and $483,000 for the June 30, 2006 payment were recognized as revenue at the time the payments were received.

10.   Geographic Concentration

     Sales of the Company's semiconductor products by location for the three month and six month periods ended June 30, 2006 and 2005 were as follows:

                          Three Months Ended                 Six Months Ended
                                June 30,                         June 30,
                          -----------------                ------------------
                           2006        2005                2006          2005
                           ----        ----                ----          ----

     United States           18%        24%                   19%          26%
     Europe                  29%        21%                   29%          19%
     Far East                42%        42%                   43%          44%
     All Others              11%        13%                    9%          11%
                            ----       ----                  ----         ----
                            100%       100%                  100%         100%
                            ====       ====                  ====         ====

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


11.  Accumulated Other Comprehensive Income (Loss)

     Accumulated other comprehensive income (loss) net of tax is as follows:


                                                 Foreign Currency
                                               Translation Adjustment

     Balance at January 1, 2006                     $       -
     Current period change                                 75
                                                    ---------
     Balance June 30, 2006                          $      75
                                                    =========

12.  Discontinued Operation

     On August 30, 2005, the Company, along with the Company's wholly-owned subsidiary, Q-DOT, Inc. ("Q-DOT"), entered into an Asset Purchase Agreement with Hittite Microwave Corporation ("Hittite") and a wholly-owned subsidiary of Hittite, HMC Acquisition Corporation ("HMC Acquisition"), whereby substantially all of the assets of Q-DOT were sold to HMC Acquisition in exchange for a cash payment of approximately $2.2 million. The Company realized a net gain of approximately $1,687,000. In addition, Hittite assumed certain future obligations of Q-DOT, including obligations related to Q-DOT's real estate lease and certain software license agreements. Incident to the Asset Purchase Agreement, the parties also entered an Escrow Agreement, whereby $200,000 of the purchase price was placed in escrow for one year to secure certain indemnification obligations of Simtek and Q-DOT. In addition, the parties entered into a Confidentiality, Non-Disclosure and Restrictive Covenant Agreement, whereby, among other things, Simtek and Q-DOT agreed not to compete against Hittite and HMC Acquisition for a period of four years with respect to certain businesses relating to Q-DOT's operations.

     In accordance with SFAS No. 144, the consolidated financial statements of the Company have been recast to present this business as a discontinued operation. Accordingly, the revenues, the costs and expenses and assets and liabilities of the discontinued operation have been excluded from the respective captions in the accompanying Consolidated Statements of Operations and Consolidated Balance Sheets. In addition, certain of the Notes to the Consolidated Financial Statements have been recast for all periods to reflect the discontinuance of this operation.

                               SIMTEK CORPORATION

ITEM 2 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis in this quarterly report on Form 10-Q/A is intended to provide greater details of the results of operations and financial condition of our Company. The following discussion should be read in conjunction with our condensed consolidated financial statements and notes thereto and other financial data included elsewhere herein. Certain statements under this caption constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The reader should not place undue reliance on these forward looking statements for many reasons including those risks discussed in this document. In addition, when used in this quarterly report, the words "believes," "anticipates," "expects," "plans," "intends" and similar expressions are intended to identify forward-looking statements. Forward-looking statements and statements of expectations, plans and intent are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements, as a result, among other things, of changes in technology, customer requirements and needs. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the related disclosures. Our accounting policies are discussed in Note 1 of the Notes to Consolidated Financial Statements included in our 2005 Form 10-K as amended on Form 10-K/A filed with the Securities and Exchange Commission on December 11, 2006. The estimates used by us are based upon our historical experiences combined with our understanding of current facts and circumstances. Certain of our accounting polices are considered critical as they are both important to the portrayal of our financial condition and the results of our operations and require significant or complex judgments on our part. We believe that the following represent the critical accounting policies of Simtek as described in Financial Reporting Release No. 60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies, which was issued by the Securities and Exchange Commission: inventories; deferred income taxes; allowance for doubtful accounts; and, allowance for sales returns.

     Product sales revenue is recognized when a valid purchase order has been received with a fixed price and the products are shipped to customers FOB origin (Colorado Springs, Colorado or Dresden, Germany), including distributors. Based on historic business with the majority of our customers and, in the case of new customers, we are reasonably assured that collectibility on our shipments will occur.

     Revenue from royalties related to non-refundable prepaid royalty payments is recognized upon receipt. Revenue from royalties related to sales of products by license partners is recognized upon the notification to us of shipment of product from out technology license partners to direct customers.

     The allowance for doubtful accounts reflects a reserve that reduces customer accounts receivable to the net amount estimated to be collectible. Estimating the credit worthiness of customers and the recoverability of customer accounts requires management to exercise considerable judgment. In estimating uncollectible amounts, we consider factors such as industry specific economic conditions, historical customer performance and anticipated customer performance. While we believe our processes to be adequate to effectively quantify our exposure to doubtful accounts, changes in industry or specific customer conditions may require us to adjust our allowance for doubtful accounts.

                               SIMTEK CORPORATION


     We record an allowance for sales returns as a net adjustment to customer accounts receivable. The allowance for sales returns consists of two separate segments, distributor stock rotation and distributor price reductions. When we record the allowance, the net method reduces customer accounts receivables and gross sales. Generally, we calculate the stock rotation portion of the allowance based upon actual reported distributor inventory levels. The contracts we have with certain of our distributors generally allow them to return to us 5% percent of their inventory every 6 months, in exchange for inventory that better meets their demands. At times, our distributors reduce the selling price of a specific device in order to meet competition related to a specific end customer program, which we support through a credit back to the distributor for that specific program. When this occurs, we record an allowance for potential credit that our distributors will be requesting. This allowance is based on approved pricing changes, inventory affected and historical data. We believe that our processes to adequately predict our allowance for sales returns are effective in quantifying our exposures due to industry or specific customer conditions.

     We record an allowance that directly relates to the warranty of our products for one year. The allowance for warranty return reduces our gross sales. This allowance is calculated by looking at annual revenues and historical rates of our products returned due to warranty issues. While we believe this process adequately predicts our allowance for warranty returns, changes in the manufacturing or design of our product could materially affect valuation of our warranties.

     The valuation of inventories involves complex judgments on our part. Excess finished goods inventories are a natural component of market demand of semiconductor devices. We continually evaluate and balance the levels of inventories based on sales projections, current orders scheduled for future delivery and historical product demand. While certain finished goods items will sell out, quantities of other finished goods items will remain. These finished goods are reserved as excess inventory. We believe we have adequate controls with respect to the amount of finished goods inventories that are anticipated to become excess. While we believe this process produces a fair valuation of inventories, changes in general economic conditions of the semiconductor industry could materially affect valuation of our inventories.

     We assess the impairment of long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Factors that we consider in deciding when to perform an impairment review include significant under-performance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in our use of the assets. Recoverability of assets that will continue to be used in our operations is measured by comparing the carrying amount of the assets to our estimate of the related future net cash flows. If the asset's carrying amount is not recoverable through the related cash flows, the asset is considered to be impaired. The impairment is measured by the difference between the asset's carrying amount and its fair value, based on the best information available, including market prices or discounted cash flows.

     Goodwill represents the excess of the purchase price over the fair value of identifiable net tangible and intangible assets acquired in the acquisition of the nvSRAM assets from ZMD. Goodwill is required to be tested for impairment. This assessment requires estimates of future revenue, operating results and cash flows, as well as estimates of critical valuation inputs such as discount rates, terminal values and similar data. We will continue to perform periodic and annual impairment analyses of goodwill. As a result of such impairment analyses, impairment charges may be recorded and may have a material adverse impact on our financial position and operating results. Additionally, we may make strategic business decisions in future periods which impact the fair value of goodwill, which could result in significant impairment charges. There can be no assurance that future goodwill impairments will not occur.

     We have recorded a valuation allowance on deferred tax assets. Future operations may change our estimate in connection with potential utilization of these assets.

                               SIMTEK CORPORATION


Overview

     Total revenue for the three and six months ended June 30, 2006 was $6.9 million and $12.7 million, respectively, including $.5 million and $1.5 million of royalty revenue for the three and six months, respectively. Total unit shipments of our semiconductor memory products increased in both the three and six month periods compared to the 2005 periods. Our net product revenue was $6,443,000 and $11,186,000 for the three and six months ended June 30, 2006, respectively, up from $2,204,000 and $5,180,000 for the comparable periods of 2006, an approximate 192% and 115% increase, respectively. This increase was due primarily to increased product demand and the addition of revenue from customers previously serviced by ZMD prior to the acquisition of the nvSRAM product line from ZMD in December 2005.

     Increased operating expenses had an impact on our profitability for the three and six months ended June 30, 2006 compared to the three and six months ended June 30, 2005. The increase in operating expenses includes non-cash charges of $446,000 and $894,000 for amortization of the non-compete agreement with ZMD and $159,000 and $278,000 for expenses related to employee stock options, for the three and six months ended June 30, 2006, respectively. Operating expenses also included first-time operating expenses of $269,000 and $494,000 for our European subsidiary, Simtek GmbH, for the three and six months ended June 30, 2006, respectively.

Results of Operations:

     Revenues

         The following table sets forth our net revenues for semiconductor devices by product markets for the three and six months ended June 30, 2006 and 2005 (in thousands):

                                           Three Months Ended                      Six Months Ended
                                                June 30,                               June 30,
                                      ----------------------------          -----------------------------
                                       2006       2005     Variance          2006        2005    Variance
                                       ----       ----     --------          ----        ----    --------
     Commercial                       $ 6,032   $ 1,810    $ 4,222        $ 9,983     $ 4,217     $ 5,766
     High-end industrial and
      military                            411       394    $    17        $ 1,203     $   963     $   240
                                      -------   -------    -------        -------     -------     -------
     Total Semiconductor
      Revenue                         $ 6,443   $ 2,204    $ 4,239        $11,186     $ 5,180     $ 6,006
                                       ======   =======    =======        =======     =======     =======

     Commercial revenues include revenue generated from our 0.8-micron products built from silicon wafers received from Chartered Semiconductor or purchased as finished units from ZMD, and from our 0.25-micron products built from silicon wafers received from Dongbu Electronics (DBE). Commercial revenues increased by $4,222,000 and $5,766,000 for the three and six months ended June 30, 2006 as compared to the three and six months ended June 30, 2005. As stated previously, this increase was due primarily to increased unit demand and the addition of revenue from customers previously serviced by ZMD prior to the acquisition of the nvSRAM product line from ZMD in December 2005.

     High-end industrial and military product revenues accounted for an increase of approximately $17,000 and $240,000 for the three and six months ended June 30, 2006 as compared to the same period in 2005. The increase was due to the addition of new customer demand for our products and increased pricing to certain of our customers for industrial and military products.

                               SIMTEK CORPORATION



The following table sets forth the unit volumes for each period in thousands of units:

                                           Three Months Ended                      Six Months Ended
                                                June 30,                               June 30,
                                      ----------------------------          -----------------------------
                                       2006       2005     Variance          2006        2005    Variance
                                       ----       ----     --------          ----        ----    --------

         0.8 micron 256K devices       1,421      337      1,084          2,525        746        1,779
         0.25 micron devices              69       17         52             91         35           56
         Other devices                   441      188        253            718        405          313
                                      ------    -----     ------         ------     ------       ------

         Total Units                   1,931      542      1,389          3,334      1,186        2,148
                                      ======    =====     ======         ======     ======       ======

     Two distributors accounted for approximately 24% and 26% of our revenue for the three and six months ended June 30, 2006, respectively. Products sold to distributors are sold without material recourse. Distributors sell our products to various end customers. If one of these distributors was to terminate its relationship with us, we believe that there would not be a material impact on our product sales, as we believe that we would be able to service these various end customers through other distributors.


Cost of Sales and Gross Profit

     We recorded cost of sales of $4,567,000 and $8,037,000 for the three and six months ended June 30, 2006, respectively as compared to $1,675,000 and $3,683,000 for the comparable periods in 2005. The resulting product gross margin percentages for the three and six months ended June 30, 2006 were 29% and 28%, respectively and 24% and 29% for the three and six months ended June 30, 2005, respectively. The overall improvement in gross margin percentages is due to; (i) increased volume; (ii) higher overall average selling prices; and (iii) cost reductions in the 1 megabit device. We expect to see gross margins increase in the next several quarters, as average selling prices continue to increase, unit costs for all 0.25 micron devices continues to be reduced, and the benefits of moving final test operations offshore to more cost effective locations. In fact, in June 2006, we successfully transferred final testing of our highest volume devices to the Philippines and expect to see the cost benefit in the third quarter of 2006.

Research and Development

     In order to maintain our growth, we must continue to invest in new product development and to increase the percentage of the overall nvRAM market that our products serve. In July 2006, we completed full qualification of the 1 megabit device with real time clock and the 0.25 micron 256 kilobit device both with and without the real time clock feature. Thus all of our 0.25 micron based products are fully qualified. We anticipate that we will continue to invest in the next several months in continued cost reductions, yield enhancements, and back end test efficiencies.

     In May 2005, we began joint development of our next generation nvSRAM product family, in conjunction with Cypress, pursuant to the terms of the May 5, 2005 development agreement. This new product family will be based on Cypress' 0.13-micron "S8" process and we expect it will include memory densities up to and beyond 4-megabits. In the first half of 2006 we achieved our third major milestone under the development agreement, as scheduled. For the three months and six months ended June 30, 2006, we recognized expenses related to the Cypress development of $328,000 and $642,000, respectively. In 2005, the expense was $49,000 for both periods.

         As part of our strategic product development activities, on March 24, 2006, Simtek entered into a License and Development Agreement with Cypress which expands the agreement the two companies signed in May 2005. Under the terms of the new agreement:

                               SIMTEK CORPORATION



     o Cypress will retain the right to include nvSRAM functionality on future programmable system-on-chip (PSoC(TM)) and customized integrated circuits originally granted in the May 2005 agreement, and now with clearly defined royalty payments to Simtek for the use of its SONOS-based nvSRAM intellectual property;

     o Simtek is granted the right to use certain intellectual property of Cypress in developing future generation nvSRAM products, including the jointly developed 0.13u SONOS-based CMOS process, advanced SRAM intellectual property, design-related intellectual property, design-for-manufacturability know-how and other intellectual property related to Cypress' advanced CMOS manufacturing processes and procedures;

     o Simtek and Cypress agree to broad manufacturing support terms that will provide Simtek with a range of industry-leading manufacturing skills and know-how to enable cost-effective manufacturing of leading-edge SONOS nvSRAMs;

     o Simtek and Cypress will extend the deployment of Simtek's proprietary nvSRAM technology, and work to establish SONOS as the preferred technology for high reliability, high endurance, and scaleable non-volatile products at 65nm and below;

     o Simtek and Cypress will jointly develop and market a family of products utilizing Simtek's patented SONOS-based non-volatile technology for production using Cypress's advanced manufacturing processes.

     Upon signing the agreement, Simtek received $2 million from Cypress. Simtek also received an additional payment of $1 million on June 30, 2006 and will receive an additional payment of $1 million on December 31, 2006. The agreement also calls for Simtek to issue warrants to Cypress to purchase a total of 20 million shares of its common stock, 10 million of which were already issued upon the execution of the agreement, 5 million of which were issued on June 30, 2006 upon the payment by Cypress of certain royalties and 5 million of which are expected to be issued on December 31, 2006 upon the payment by Cypress of certain royalties. The warrants have, or will have, an exercise price of $0.75 per share. Simtek believes that this new agreement will accelerate the timing of expanding nvSRAM adoption in new markets and shorten future product development cycle time. Please read Note 9 to the Condensed Consolidated Financial Statements for a discussion of the accounting treatment for the transactions related to this agreement.

     Total research and development expenses were $1,682,000 and $3,227,000 for the three and six months ended June 30, 2006, respectively, as compared to $1,917,000 and $3,126,000 for the three and six months ended June 30, 2005, respectively.

     The $235,000 decrease for the three month period was due to primarily a decrease in product development costs of $736,000 which was offset by increases in costs related to the joint development with Cypress discussed previously; additional payroll related costs of $248,000, including the engineering staff at Simtek GmbH and expenses related to stock options; and increased travel of $43,000 for engineers traveling to and from Simtek GmbH. The decrease in product development costs was due to the one-time charge related to our .25 micron product that we recorded in the three month period ending June 30, 2005.

     The $101,000 increase for the six month period was primarily due to a decrease of $720,000 for the charges related to the development of our .25 micron product as discussed above and a decrease of $112,000 related to leased software expense. These decreases were partially offset by increases in payroll related costs of $319,000, travel of $58,000 and $593,000 in costs related to the co-development with Cypress.

                               SIMTEK CORPORATION


General and Administration

     Total general and administration expenses were $1,059,000 and $1,757,000 for the three and six months ended June 30, 2006, respectively, as compared to $987,000 and $1,274,000, respectively, for the same periods in 2005.

     The $72,000 increase for the three month period was primarily due to increases in payroll related costs of $327,000, accounting and legal expenses of $86,000, contract services of $114,000, travel of $32,000 and other miscellaneous expenses of $41,000. These increases were offset by a decrease in one-time costs related to separation and employment agreements of $527,000 that were recorded in the three months ending June 30, 2005. The increases in audit and legal expenses and contract services were primarily related to costs incurred for our annual shareholder meeting, and securities work. The increase in payroll related costs were related to increased headcount in both of our Colorado Springs and Germany offices and expenses related to stock option grants.

     The $483,000 increase for the six month period was primarily due to increases of $586,000 in payroll related costs, $174,000 in legal and audit fees, contract services of $116,000, travel of $76,000, bad debt expense of $25,000 and other miscellaneous expenses of $24,000. The increases were partially offset by a decrease of $517,000 in one-time costs related to separation and employment agreements that were incurred in the first six months of 2005. The increases in legal and audit fees and contract services were primarily related to expenses related to our shareholder meeting, securities work and fees associated with the license agreement entered into with Cypress in March 2006. The increases in payroll and payroll overhead costs were due to increased headcount in both of our Colorado Springs and Germany offices and for the expenses related to stock option grants.

Sales and Marketing

     Total sales and marketing expenses were $1,038,000 and $1,983,000 for the three and six months ended June 30, 2006, respectively, as compared to $444,000 and $844,000, respectively, for the same periods in 2005.

     The $594,000 and $1,139,000 increases for the three and six month periods were due to the amortization of the non-compete agreement discussed in Note 1 to the Condensed Consolidated Financial Statements, increase in payroll related costs and an increase in sales commissions. The increase in payroll related costs were directly related to increased headcount and the increase in sales commissions was related to the higher revenue.

Loss from Continuing Operations

     We recorded a net loss, from continuing operations, of $1,453,000 and $2,354,000 for the three and six months ended June 30, 2006, respectively, as compared to $2,869,000 and $3,850,000 for the three and six months ended June 30, 2005, respectively. The decreases of $1,416,000 and $1,496 for the three and six month periods reflect the revenue and expense items discussed above.

Liquidity and Capital Resources

     As of June 30, 2006, we had a net working capital of $5,345,000 as compared to a net working capital of $3,591,000 as of December 31, 2005.

     As discussed previously, on March 24, 2006, we entered into a License and Development Agreement with Cypress pursuant to which, among other things, Cypress has agreed to license certain intellectual property from us to develop and manufacture standard, custom, and embedded nvSRAM products. Cypress agreed

                               SIMTEK CORPORATION


to pay to Simtek royalties across all products they develop and sell which include intellectual property licensed from Simtek. We agreed to license from Cypress certain of their intellectual property for use in our design efforts. We agreed with Cypress to co-develop certain nvSRAM products and Cypress has agreed to pay us $4 million in nonrefundable prepaid royalties, $2 million of which was received at the time the contract was executed. On June 30, 2006, we received the second installment of $1,000,000 and the remaining $1 million is scheduled to be paid on December 31, 2006. In addition, we agreed with Cypress to work together to develop new products and processes. Please read Note 9 to the Condensed Consolidated Financial Statements for a discussion of the accounting treatment for the transactions related to this agreement.

         Cash flows used in operating activities for the six months ended June 30, 2006 were $2,680,000 compared to $1,239,000 in the same period in 2005, an increase of $1,441,000. The net increase is primarily due to investment in working capital to support revenue growth. The key components of the cash (uses) and sources in working capital are as follows, in thousands of dollars:

                                  Six Months Ended June 30,
                               2006         2005        Change
                            ---------    ---------    ----------
Accounts receivable         $ (2,530)    $  1,439     $ (3,969)

Inventory                   $ (2,345)    $    388     $ (2,733)

Accounts payable            $  1,704     $   (509)    $  2,213

The increase in working capital was partially off set by the reduction in net loss for the 2006 period of $2.4 million from $3.9 million in the 2005 period and the amortization of the non-compete agreement in 2006 of $0.9 million.

     Cash flows used in investing activities increased for the six months ended June 30, 2006 by approximately $360,000 as compared to the same period in 2005. The increase was primarily the result of the purchase of equipment and furniture for our facility in Germany and test equipment for our research and development.

     The increase of $3,692,000 in cash flows provided by financing activities was primarily due to the receipt of funds related to the sale of common stock completed on December 30, 2005, for which some funds were received on January 3, 2006 and the value assigned to the warrants issued to Cypress under the License and Development Agreement.

Short-term liquidity.

     Our unrestricted cash balance at June 30, 2006 was $2,265,000.

     Our future liquidity will depend on our revenue growth and our ability to sell our products at positive gross margins and control of our operating expenses. Through December 31, 2006, we expect to spend approximately $9,000,000, for operating expenses assuming revenue growth. We expect to meet these cash needs from sales revenues, the funds still due to us from Cypress under the License and Development Agreement and, to the extent we do not have sufficient revenues, from our existing cash reserves and credit facility with Wells Fargo.

                                SIMTEK CORPORATION


  Long-term liquidity.

     The Company has experienced significant revenue growth over the six months ended June 30, 2006 and expects that growth trend to continue for the foreseeable future. The time period from when we pay for our silicon wafers to when we get paid by our customers can be as long as six months. Thus we need to invest in inventory well in advance of receipt of payment from customers. If revenue continues to grow at a significant rate, we may need to raise additional capital to support that growth. While we currently have no specific plans to do so, such additional capital may include expansion of our credit facility, additional senior debt, or a private placement or public offering of our equity.

                               SIMTEK CORPORATION


ITEM 3   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in financial and commodity market prices and rates. We are exposed to market risk in the areas of changes in United States interest rates and changes in foreign currency exchange rates as measured against the United States dollar. These exposures are directly related to our normal operating activities. We currently have no derivative financial instruments.

     Interest payable on our convertible debentures is fixed at 7.5% over the term of the debentures. As such, changes in interest rates will not affect future expenses or cash flows.

     We manage interest income by investing our excess cash in cash equivalents bearing variable interest rates, which are tied to various market indices. We do not believe that near-term changes in interest rates will result in a material effect on future earnings, fair values or cash flows.

     We do not speculate in the foreign exchange market and do not manage exposures that arise in the normal course of business related to fluctuations in foreign currency exchange rates by entering into offsetting positions through the use of foreign exchange forward contracts.

     Average selling prices of our products have not increased significantly as a result of inflation during the past several years, primarily due to intense competition within the semiconductor industry. The effect of inflation on our costs of production has been minimized through improvements in production efficiencies. We anticipate that these factors will continue to minimize the effects of any foreseeable inflation and other price pressures within the industry and markets in which we participate.

                               SIMTEK CORPORATION



ITEM 4   CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures.

Harold Blomquist, who serves as the Company's chief executive officer, and Brian Alleman, who serves as the Company's chief financial officer, after evaluating the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by this quarterly report (the "Evaluation Date") concluded that as of the Evaluation Date, the Company's disclosure controls and procedures were effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported as specified in the SEC's rules and forms and to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is accumulated and communicated to our management to allow timely decisions regarding required disclosure. As noted in the Explanatory Note at the beginning of this Form 10-Q/A and as noted in Note 2 to the Condensed Consolidated Financial Statements contained in this Form 10-Q/A, the Company has reclassified $10,332,000 from Temporary Equity to Shareholders Equity. In light of the reclassification described above, the Company's chief executive officer and chief financial officer have reevaluated the Company's disclosure controls and procedures as of the Evaluation Date to determine whether the reclassification changes their conclusion. Based on this reevaluation, the Company's chief executive officer and chief financial officer have determined that the reclassification does not change their conclusion.


(b) Changes in internal control over financial reporting.

There were no changes in the Company's internal control over financial reporting during the three months ended June 30, 2006, that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting.

                               SIMTEK CORPORATION


PART II. OTHER INFORMATION

Item 1.  Legal Proceedings -None

Item 1A. Risk Factors - None

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds

On May 26, 2006, Simtek issued to the following individuals, who are directors of Simtek, as compensation for serving as directors of Simtek under Simtek's standard compensation arrangement for directors, the following amounts of shares of Simtek common stock: Robert Keeley (33,757); Alfred Stein (33,757); Ronald Sartore (33,757); Robert Pearson (33,757); and Harold Blomquist (3,706), which shares, due to the nature of such issuances, were granted to the above-listed directors in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. On May 26, 2006, Simtek issued to Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and BFSUS Special Opportunities Trust PLC warrants to purchase a total of 200,000 shares of Simtek common stock, which warrants were granted in exchange for the agreement by such funds to subordinate to Wells Fargo their first priority security interest in Simtek's assets in connection with the $3.6 million revolving line of credit entered into by Simtek with Wells Fargo Bank on June 2, 2006. Also on May 26, 2006, Simtek issued to Renaissance Capital Growth and Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and BFSUS Special Opportunities Trust PLC warrants to purchase a total of 50,000 shares of Simtek common stock, which warrants were granted in exchange for the agreement by such funds to waive compliance by Simtek with certain covenants of the 7.5% convertible debentures. The May 26, 2006 warrants, which have an exercise price of $0.33 per share and a term of five years, were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as each of such funds is an accredited investor, there was no general solicitation and each of such funds had access to material information of Simtek.

Item 3.  Defaults upon Senior Securities - None

Item 4. Submission of Matters to a Vote of Security Holders.

We held our annual meeting of shareholders on June 29, 2006, the results of which we reported in a Current Report on Form 8-K filed on July 10, 2006, which Form 8-K is incorporated by reference herein.

Item 5.  Other Information - None

Item 6.  Exhibits

         10.1 Employment Agreement, dated April 25, 2006, by and between the Company and Brian P. Alleman, incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on May 1, 2006.

         10.2 Preliminary agreement between the Company and Ronald Sartore, incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on May 30, 2006.

         10.3 Account Purchase Agreement, effective June 2, 2006, by and between the Company and Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division, incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on June 8, 2006.

         31.1 Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of Principal Executive Officer

         31.2 Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of Principal Financial Officer

         32.1 Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of Principal Executive Officer

         32.2 Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of Principal Financial Officer

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SIMTEK CORPORATION
                                  (Registrant)



December 11, 2006                  By: /s/Harold Blomquist
                                       -----------------------------------------
                                       HAROLD BLOMQUIST
                                       Chief Executive Officer, President




December 11, 2006                  By: /s/Brian Alleman
                                       -----------------------------------------
                                       BRIAN ALLEMAN
                                       Chief Financial Officer

                                                                    Exhibit 31.1

                                 CERTIFICATIONS

I, Harold Blomquist, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Simtek Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

         (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

         (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.



Date: December 11, 2006

                                          /s/Harold Blomquist
                                          --------------------------------------
                                          Harold Blomquist
                                          Chief Executive Officer and President

                                                                    Exhibit 31.2

                                 CERTIFICATIONS

I, Brian Alleman, certify that:

1.   I have reviewed this Quarterly Report on Form 10-Q/A of Simtek Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.



Date: December 11, 2006

                                              /s/Brian Alleman
                                              ----------------------------------
                                              Brian Alleman
                                              Chief Financial Officer

                                                                    Exhibit 32.1

             CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRESIDENT

                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Harold Blomquist, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Simtek Corporation on Form 10-Q/A for the quarterly period ended June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Simtek Corporation.



/s/Harold Blomquist
-------------------------------------
Harold Blomquist
Chief Executive Officer and President

December 11, 2006

                                                                    Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Brian Alleman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Simtek Corporation on Form 10-Q/A for the quarterly period ended
June 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Simtek Corporation.



/s/Brian Alleman
-----------------------
Brian Alleman
Chief Financial Officer

December 11, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-Q/A

                       ----------------------------------

(Mark One)

[X] Quarterly report pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for the Quarter ended September 30, 2006
                                       OR
[ ] Transition report pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934

                         Commission file number 0-19027


                               SIMTEK CORPORATION
             (Exact name of registrant as specified in its charter)

             ------------------------------------------------------


          Delaware                                     84-1057605
 (State or other jurisdiction               (I.R.S. Employer Identification No.)
 of incorporation or organization)


                        4250 Buckingham Drive, Suite 100,
                        Colorado Springs, Colorado 80907
               (Address of principal executive offices) (Zip Code)


                                 (719) 531-9444


Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been
subject to such filing requirements for the past 90 days. Yes  X   No
                                                              ---     ---

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]   Accelerated Filer [ ]    Non-accelerated Filer [X]


The total number of shares of Common Stock issued and outstanding as of December 5, 2006 was 16,147,746, after giving effect to the one for ten reverse stock split completed on October 5, 2006.

                                Explanatory Note

We are filing this Amendment No. 1 on Form 10-Q/A to Simtek Corporation's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, which was originally filed with the Securities and Exchange Commission (the "SEC") on November 14, 2006 (the "Original Form 10-Q") to reflect the reclassification of $14,847,000 from Temporary Equity to Shareholders' Equity. Simtek Corporation originally concluded that the net proceeds from its December 30, 2005 sale of 68,750,000 (pre-reverse split) shares of its common stock and its September 21, 2006 sale of 11,531,654 (pre-reverse split) should be recorded as Temporary Equity because of certain provisions in the Registration Rights Agreements entered into as part of both financing transactions. However, upon further review, management has determined that both transactions should be recorded in Shareholders' Equity.

Part I of this Form 10-Q/A contains more information about this restatement in "Note 2 Correction of Previously Reported Amounts", Note which accompanies the condensed consolidated financial statements in Item 1 of Part I.

This Form 10-Q/A speaks as of September 30, 2006, and except as noted herein, we have not materially modified or updated the disclosures herein for events that occurred at a later date. Events occurring after the date of the Original Form 10-Q, and other disclosures necessary to reflect subsequent events, have been addressed, in accordance with applicable disclosure requirements, in our Form 8-Ks filed after September 30, 2006 or will be addressed, in accordance with applicable disclosure requirements, in our Form 10-K for the twelve months ended December 31, 2006.

                               SIMTEK CORPORATION

                                      INDEX
                    For the Quarter Ended September 30, 2006

PART 1. FINANCIAL INFORMATION

     ITEM 1                                                                 Page
                                                                            ----
        Condensed Consolidated Balance Sheets as of September 30,
        2006 and December 31, 2005                                             4

        Condensed Consolidated Statements of Operations for the
        three months and nine months ended September 30, 2006 and 2005         5

        Condensed Consolidated Statements of Cash Flows for the Nine
        months ended September 30, 2006 and 2005                               6

        Notes to Condensed Consolidated Financial Statements                7-16

     ITEM 2

        Management's Discussion and Analysis of Financial Condition
        and Results of Operations                                             17

     ITEM 3

        Quantitative and Qualitative Disclosures about Market Risk            25

     ITEM 4

        Controls and Procedures                                               26

PART 2. OTHER INFORMATION

     ITEM 1    Legal Proceedings                                              27

     ITEM 1A   Risk Factors                                                   27

     ITEM 2    Unregistered Sales of Equity Securities and
               Use of Proceeds                                                30

     ITEM 3    Defaults Upon Senior Securities                                30

     ITEM 4    Submission of Matters to a Vote of Security Holders            30

     ITEM 5    Other Information                                              30

     ITEM 6    Exhibits                                                       30

SIGNATURES                                                                    31



                                        SIMTEK CORPORATION
                               CONDENSED CONSOLIDATED BALANCE SHEETS
                     (Amounts in thousands, except par value and share amounts)

                                             ASSETS
                                             ------
                                                                         September 30, 2006      December 31, 2005
                                                                         ------------------      -----------------
                                                                            (As Restated)          (As Restated)
                                                                             (Unaudited)
CURRENT ASSETS:
     Cash and cash equivalents                                              $       3,653          $      1,766
     Restricted investments                                                         1,775                 2,281
     Accounts receivable - trade, net                                               5,051                 1,456
     Inventory, net                                                                 5,394                 2,068
     Prepaid expenses and other current assets                                        401                    99
     Deposits                                                                           -                   600
                                                                            -------------          ------------
         Total current assets                                                      16,274                 8,270
EQUIPMENT AND FURNITURE, net                                                        1,128                   571
DEFERRED FINANCING COSTS AND DEBT ISSUANCE COSTS                                      127                   111
GOODWILL                                                                              992                   876
NON-COMPETITION AGREEMENT                                                           7,571                 8,910
OTHER ASSETS                                                                           41                    20
                                                                            -------------          ------------
     TOTAL ASSETS                                                           $      26,133          $     18,758
                                                                            =============          ============

                       LIABILITES AND SHAREHOLDERS' EQUITY
                       -----------------------------------

CURRENT LIABILITIES:
     Accounts payable                                                       $       3,287          $      2,822
     Accrued expenses                                                               1,237                 1,419
     Accrued vacation payable                                                         200                   145
     Accrued wages                                                                    230                    40
     Obligation under capital leases                                                    -                    13
     Line of credit                                                                   917                -
     Debentures, current                                                              480                   240
                                                                            -------------          ------------
         Total current liabilities                                                  6,351                 4,679
DEBENTURES, NET OF CURRENT                                                          2,220                 2,760
                                                                            -------------          ------------
     Total liabilities                                                              8,571                 7,439
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Preferred stock, $.0001 par value; 200,000 shares authorized,
         none issued                                                                    -                     -
     Common stock, $.0001 par value; 30,000,000 shares authorized,
         16,034,073 and 16,035,073 shares issued and outstanding
         at September 30, 2006 and 14,692,082 and 14,693,082 shares
         issued and outstanding at December 31, 2005                                    2                     2
     Additional paid-in capital                                                    66,276                57,509
     Treasury stock, at cost; 1,000 shares                                             (1)                   (1)
     Accumulated deficit                                                          (48,795)              (46,191)
     Accumulated other comprehensive income:
         Cumulative translation adjustment                                             80                      -
                                                                            -------------          ------------
         Total shareholders' equity                                                17,562                11,319
                                                                            -------------          ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $      26,133          $     18,758
                                                                            =============          ============


                         The accompanying notes are an integral part of these financial statements.


                                      SIMTEK CORPORATION
                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                         (Unaudited)
                      (Amounts in thousands, except share and per share amounts)


                                                    Three Months Ended                      Nine Months Ended
                                                       September 30,                          September 30,
                                             --------------------------------        --------------------------------
                                                  2006               2005                2006                2005
                                             ------------        ------------        ------------        ------------
REVENUE:
     Product sales, net                      $      8,251        $      2,412        $     19,436        $      7,591
     Royalty revenue                                   --                  --               1,518                  --
                                             ------------        ------------        ------------        ------------
         Total revenue                              8,251               2,412              20,954               7,591
     Cost of sales                                  4,979               1,807              13,016               5,490
                                             ------------        ------------        ------------        ------------
GROSS PROFIT                                        3,272                 605               7,938               2,101

OPERATING EXPENSES:
     Research and development costs                 1,351               1,572               4,578               4,697
     Sales and marketing                            1,250                 321               3,233               1,164
     General and administrative                       838                 412               2,595               1,759
                                             ------------        ------------        ------------        ------------
           Total operating expenses                 3,439               2,305              10,406               7,620
                                             ------------        ------------        ------------        ------------
LOSS FROM CONTINUING OPERATIONS                      (167)             (1,700)             (2,468)             (5,519)

OTHER INCOME (EXPENSE):
     Interest income                                   36                  45                 112                  56
     Interest expense                                (113)                (63)               (247)               (177)
     Exchange rate variance                            (7)                 --                  (4)                 --
     Other income (expense)                             2                  --                   2                  (1)
                                             ------------        ------------        ------------        ------------

           Total other expense                        (82)                (18)               (137)               (122)
                                             ------------        ------------        ------------        ------------

LOSS FROM CONTINUING OPERATIONS
     BEFORE PROVISION FOR INCOME TAXES               (249)             (1,718)             (2,605)             (5,641)
     Provision for income taxes                        --                  --                  --                  --
                                             ------------        ------------        ------------        ------------
LOSS FROM CONTINUING OPERATIONS                      (249)             (1,718)             (2,605)             (5,641)
INCOME FROM DISCONTINUED OPERATIONS
     (including gain on disposal of $1,689)            --               1,701                  --               1,706
                                             ------------        ------------        ------------        ------------

NET LOSS                                     $       (249)       $        (17)       $     (2,605)       $     (3,935)
                                             ============        ============        ============        ============

NET LOSS PER COMMON SHARE:
     Basic and diluted
     Loss from continuing operations         $       (.02)       $       (.24)       $       (.18)       $       (.84)
     Income (Loss) from discontinued
       operations                                    (.00)                .24                (.00)                .25
                                             ------------        ------------        ------------        ------------
     Total                                   $       (.02)       $       (.00)       $       (.18)       $       (.59)
                                             ============        ============        ============        ============
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
     Basic and diluted                         14,966,916           7,073,599          14,791,191           6,713,113
                                             ============        ============        ============        ============

                         The accompanying notes are an integral part of these financial statements.

                                         SIMTEK CORPORATION
                           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                             (unaudited)
                                        (Amounts in thousands)
                                                                               Nine Months Ended September 30,
                                                                               -------------------------------
                                                                                   2006               2005
                                                                                ----------          --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                    $(2,605)           $(3,935)
     Income from discontinued operations                                              --                (17)
     Adjustments to reconcile net loss to net cash used in operating
         Activities:
         Depreciation and amortization                                               361                326
         Expense related to stock options                                            417                 --
         Issuance of common stock per compensation
              agreements                                                              53                139
         Expense related to issuance of warrants                                      --                  5
         Gain from discontinued operations                                            --             (1,689)
         Amortization of non-competition agreement                                 1,339                 --
         Net change in allowance accounts                                            577                 64
         Deferred financing fees                                                      37                 12
         Changes in assets and liabilities:
          (Increase) decrease in:
              Accounts receivable                                                 (3,687)             1,447
              Inventory                                                           (3,799)               575
              Prepaid expenses and other                                             282               (163)
          Increase (decrease) in:
              Accounts payable                                                       461               (366)
              Accrued expenses                                                       996                663
                                                                                 -------            -------
         Net cash used in operating activities of continuing operations           (5,568)            (2,939)
         Net cash provided by operating activities of discontinued operations         --                104
                                                                                 -------            -------
         Net cash used in operating activities                                    (5,568)            (2,835)
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of equipment and furniture, net                                       (914)              (207)
     Proceeds from discontinued operations, net                                       --              1,867
     Purchase of certain assets from ZMD                                            (116)                --
                                                                                 -------            -------
     Net cash provided by (used in) investing activities of
       continuing operations                                                      (1,030)             1,660
     Net cash used in investing activities of discontinued operations                 --                (36)
                                                                                 -------            -------
     Net cash provided by (used in) investing activities                          (1,030)             1,624
CASH FLOWS FROM FINANCING ACTIVITIES:
     Payments on capital lease obligation                                            (13)               (37)
     Receipts from restricted cash                                                   200                 --
     Funds received from December 2005 equity financing, net                       1,874                 --
     Warrants issued for license rights                                            1,478                 --
     Equity financing, net                                                            --              3,944
     Transfer to restricted investment                                                --             (3,200)
     Proceeds from sale of common stock                                               --                108
     Payments from restricted investment                                             306                355
     Funds received from September 2006 equity financing, net                      4,515                 --
     Exercise of stock options                                                        78                197
                                                                                 -------            -------
         Net cash provided by financing activities                                 8,438              1,367
                                                                                 -------            -------
Effect of exchange rate changes on cash                                               47                 --
                                                                                 -------            -------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                            1,887                156
CASH AND CASH EQUIVALENTS, beginning of period                                     1,766              2,147
                                                                                 -------            -------
CASH AND CASH EQUIVALENTS, end of period                                         $ 3,653            $ 2,303
                                                                                 =======            =======
Cash Paid for interest                                                           $   222            $   172
                                                                                 =======            =======
Warrants issued for debt issuance cost                                           $    53            $    --
                                                                                 =======            =======
Conversion of debentures                                                         $   300            $    --
                                                                                 =======            =======

             The accompanying notes are an integral part of these financial statements.

                                            6

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.   Basis of Presentation

     The consolidated financial statements include the accounts of Simtek and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated. The financial statements included herein are presented in accordance with the requirements of Form 10-Q and consequently do not include all of the disclosures normally made in the registrant's annual Form 10-K filing. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report and Form 10-K, Annual Report and Amendment #1 to Form 10-K and Annual Report and Amendment #2 to Form 10-K for Simtek Corporation ("Simtek" or the "Company") filed on April 7, 2006, April 28, 2006, and December 11, 2006, respectively for fiscal year 2005.

     In the opinion of management, the unaudited financial statements reflect all adjustments of a normal recurring nature necessary to present a fair statement of the results of operations for the respective interim periods. The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. Results of operations for the interim periods are not necessarily indicative of the results of operations for the full fiscal year.

     On October 5, 2006, Simtek completed a 1 for 10 reverse stock split. All share and per share amounts have been restated to reflect the effect of the reverse stock split as if it had occurred as of the balance sheet date or as of the beginning of each fiscal period presented. In addition, on October 5, 2006, Simtek converted from a Colorado corporation to a Delaware corporation. This reincorporation had no effect on the consolidated financial statements.

     Stock-Based Compensation
     ------------------------

     Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standard 123(R) "Share-Based Payment" ("SFAS 123(R)") using the modified prospective transition method. In addition, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 107 "Share-Based Payment" ("SAB 107") in March, 2005, which provides supplemental SFAS 123(R) application guidance based on the views of the SEC. Under the modified prospective transition method, compensation cost recognized in the three and nine month periods ending September 30, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based payments granted beginning January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). In accordance with the modified prospective transition method, results for prior periods have not been restated.

     The adoption of SFAS 123(R) resulted in stock compensation expense for the three months and nine months ended September 30, 2006 of $139,000 and $417,000, respectively to loss from continuing operations and loss before income taxes. The Company did not recognize a tax benefit from the stock compensation expense because the Company considers it is more likely than not that the related deferred tax assets, which have been reduced by a full valuation allowance, will not be realized. The following table summarizes the effects of the share-based compensation resulting from the application of SFAS No. 123(R) to options granted under the Company's stock option plan.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                                    Three Months              Nine Months
                                                                        Ended                    Ended
                                                                  September 30, 2006        September 30, 2006
                                                                  ------------------        ------------------

(In thousands except per share amounts)
Research and development                                               $      43                 $     129
Sales and marketing                                                           20                        60
General and administrative                                                    76                       228
                                                                       ---------                 ---------
Share-based compensation effect on loss from continuing
     operations before provision for income taxes                      $     139                 $     417
Provision for income taxes                                                     -                          -
                                                                       ---------                 ----------
Net share-based compensation effects on net loss                       $     139                 $     417
                                                                       =========                 =========

Share-based compensation effects on basic and diluted loss
     per common share                                                  $     .01                 $      .03
                                                                       =========                 ==========
Share-based compensation effects on cash flow from
     operations                                                        $     139                 $     417
                                                                       =========                 =========

     The Black-Scholes option-pricing model was used to estimate the option fair values. The option-pricing model requires a number of assumptions, of which the most significant are expected stock price volatility and the expected option term (the amount of time from the grant date until the options are exercised or expire). Expected volatility was calculated based upon actual historical stock price movements over the most recent periods ending September 30, 2006 equal to the expected option term. In accordance with SFAS No. 123(R), the Company adjusts share-based compensation on a quarterly basis for changes to the estimate of expected forfeitures based on actual forfeiture experience. The effect of adjusting the forfeiture rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. The effect of forfeiture adjustments in the three and nine months ended September 30, 2006 was insignificant. The expected option term was calculated using the "simplified" method permitted by SAB 107.

     SFAS 123(R) requires tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options ("excess tax benefits") to be classified and reported as both an operating cash outflow and a financing cash inflow upon adoption of SFAS 123(R). As discussed in Note 8 - Taxes from the Company's report on Form 10-K, Amendment #1 to Form 10-K and Amendment #2 to Form 10-K for the period ending December 31, 2005, as a result of the Company's net operating losses, the excess tax benefits that would otherwise be available to reduce income taxes payable have the effect of increasing the Company's net operating loss carry forwards. Accordingly, because the Company is not able to realize these excess tax benefits, such benefits have not been recognized in the condensed statement of cash flow for the nine months ended September 30, 2006.

Pro-Forma Stock Compensation Expense for the three and nine months Ended September 30, 2005

     Prior to January 1, 2006, as permitted under the SFAS No. 123, Accounting for Stock-Based Compensation, the Company accounted for its stock-based compensation in accordance with the provisions of Accounting Principles Board
(APB) Opinion No. 25, Accounting for Stock Issued to Employees. As such, compensation expense was recorded on the date of grant if the current market price of the underlying stock exceeded the exercise price. Certain pro forma net loss and EPS disclosures for employee stock option grants are included below as if the fair value method as defined in SFAS No. 123 had been applied. Transactions in equity instruments with non-employees for goods or services are accounted for by the fair value method. Had compensation cost been determined based on the fair value at the grant dates for awards under employee stock based compensation plans consistent with the fair value method for the three and nine months ending September 30, 2005, the Company's net loss and net loss per share would have been increased to the pro forma amounts indicated below.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                                                                         Three Months              Nine Months
                                                                      Ended September 30,      Ended September 30,
                                                                      -------------------      -------------------
                                                                             2005                    2005
                                                                             ----                    ----
(In thousands except per share amounts)
Net loss as reported                                                    $       (17)            $    (3,935)
     Add: Stock based compensation included in reported
     Net loss                                                                     -                       -
     Deduct: Fair value of stock based compensation                            (363)                 (1,091)
                                                                        ------------            ------------
     Proforma net loss                                                  $      (380)            $    (5,026)
                                                                        ============            ============

Net loss as reported - basic and diluted                                $     (.00)             $     (.06)
Proforma net loss - basic and diluted                                   $     (.01)             $     (.07)

     In accordance with the modified prospective transition method of SFAS 123(R), the prior comparative quarterly results have not been restated.

Stock Options as of the three and nine month periods ended September 30, 2006

     The Company adopted a Non-Qualified Stock Option Plan in 1994, as amended, that authorizes 2,060,000 non-qualified stock options that may be granted to directors, employees, and consultants. The plan permits the issuance of non-statutory options and provides for a minimum exercise price equal to 100% of the fair market value of the Company's common stock on the date of grant. The maximum term of options granted under the plan are 10 years and options granted to employees expire three months after the termination of employment. In 2004, the Non-Qualified Stock Option Plan was extended for 10 more years.

     The following table summarizes stock options outstanding and changes during the nine months ended September 30, 2006:

                                                                                  Outstanding Options
                                                             ---------------------------------------------------------------
                                                                                                    Weighted
                                                                                                    Average
                                                                                                   Remaining
                                                                                    Weghted       Contractual     Aggregate
                                                                                    Average           Term        Intrinsic
                                                             Number of Shares    Exercise Price    (in years)      Value(1)
                                                             ----------------    --------------   ------------    ----------
Options outstanding at January 1, 2006...................         796,937            $6.20
  Granted................................................         428,585             3.46
  Exercised..............................................         (40,583)           (1.89)                          $ 68

  Cancelled or forfeited.................................         (31,678)           (9.46)
                                                                ---------            -----
Options outstanding at September 30, 2006................       1,153,261            $5.21            4.068
                                                                =========            =====            =====          ====
Options exercisable at September 30, 2006................         568,095            $6.34            4.068          $ 68
                                                                =========            =====            =====          ====

----------------

(1) Represents the difference between the exercise price and the value of Simtek stock at the time of exercise.

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



Stock options outstanding and currently exercisable at September 30, 2006 are as follows:


                        Outstanding                                              Exercisable
------------------------------------------------------------------     ------------------------------
                                  Weighted Average
                  ------------------------------------------------

                                     Remaining      Weighted                            Weighted
                     Number      Contractual Life    Average               Number        Average
Exercise Price    Outstanding       in Months       Exercise Price     Exercsisable   Exercise Price
--------------    -----------    ----------------   --------------     ------------   --------------
$1.40-$3.50         369,426             48            $   2.94            110,197        $   2.41

$3.65-$6.00         456,189             58            $   4.48            191,147        $   4.48

$6.20-$9.00         222,912             54            $   6.57            162,017        $   6.56

$11.25-$15.00        82,234             28            $  12.37             82,234        $  12.37

$15.30-$19.00        22,500             55            $  17.77             22,500        $  17.77
                  ---------                                               -------

                  1,153,261                                               568,095
                  =========                                               =======


     Total estimated unrecognized compensation cost from unvested stock options as of September 30, 2006 was approximately $1.5 million, which is expected to be recognized over the next four years.

     The weighted average per share fair value of stock options granted during the three months ending September 30, 2006 and 2005 were $3.00 and $2.30, respectively. The weighted average per share fair value stock options granted during the nine months ending September 30, 2006 and 2005 were $2.30 and $3.70, respectively. The fair value was estimated as of the grant date using the Black-Scholes option pricing model with the following assumptions:

                                                Three Months Ended                 Nine Months Ended
                                                   September 30,                      September 30,
                                                2006           2005                2006         2005
                                               ---------------------              -------------------
         Volatility                            79.38%       85.28%                80.22%       84.32%
         Expected option term                  5 years      4 years               4.80 years   4 years
         Risk-free interest rate               5.33%        4.00%                 5.02%        3.75%
         Expected dividend yield                 0%           0%                    0%           0%

     Modifications of Stock Options Granted

     In May 2005, the Company accelerated vesting of certain unvested and out-of-the-money stock options previously awarded to employees and officers. Because the price of the Company's common stock was $5.70 on the day of acceleration, the options, which are exercisable at $6.20 and above, had no economic value on the date of acceleration. As a result of the acceleration, options to purchase approximately 170,000 shares of Simtek common stock are now exercisable. Options held by non-employee directors were excluded from the vesting acceleration.

     Non-competition Agreement
     -------------------------

     In December 2005, the Company entered into a non-competition agreement with Zentrum Mikroelektronik Dresden AG ("ZMD") as part of the acquisition of ZMD's nvSRAM product line. The Company assigned a value of $8,910,000 to the non-competition agreement in December 2005. The value assigned to the

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


non-competition agreement is being amortized on a straight-line basis over its five-year life. The Company recorded an expense for the amortization of approximately $1,339,000 to sales and marketing for the nine months ended September 30, 2006.

     Goodwill
     --------

     Goodwill represents the excess of the total amount paid to ZMD for the nvSRAM assets acquired on December 30, 2005 and the fair value assigned to specific assets. This amount will not be amortized, but will be reviewed for impairment on a periodic basis. As of September 30, 2006 no impairment of value has been recorded.

     Accumulated other comprehensive income (loss)
     ---------------------------------------------

     The functional currency for Simtek GmbH is the local currency, the Euro. Assets and liabilities for this foreign subsidiary are translated at the exchange rate in effect at the balance sheet date, and income and expenses are translated at average exchange rates prevailing during the period. Translation gains or losses are included within shareholders' equity as part of accumulated other comprehensive income (loss). As of September 30, 2006, the Company recorded approximately $80,000 in comprehensive income.

2.   Correction of Previously Reported Amounts

     As more fully described in Notes 2 and 6 to the Consolidated Financial Statements included in Simtek Corporation's Amendment No. 2 on Form 10-K/A filed on December 11, 2006 for fiscal year 2005, on December 30, 2005, the Company sold 68,750,000 shares, pre-reverse split (6,875,000 post-reverse split) of its common stock, subject to certain registration rights. Management initially concluded that the net proceeds of $10,332,000 ($8,459,000 received on December 30, 2006 and $1,873,000 received on January 3, 2006) should be recorded as Temporary Equity due to the potential penalties associated with the registration rights agreement. In addition, on September 21, 2006 the company sold an additional 11,531,711 shares of common stock, pre-reverse split (1,153,171 post-reverse split) for $4,555,000. Management initially concluded that the net proceeds of $4,515,000 should be recorded as Temporary Equity due to the potential penalties associated with the registration rights agreement. Management has subsequently determined that both of the transactions should have been recorded in Shareholders' Equity.

         The following table reflects the amounts as previously reported and as restated:

                                        September 30, 2006             December 31, 2005
                                         As                            As
                                      Reported        Restated      Reported        Restated
    (Amounts in thousands)
    Consolidated Balance Sheet:
    Temporary Equity                  $ 14,847        $      -       $  8,459       $      -
    Common Stock                      $      1        $      2       $      1       $      2
    Additional paid-in capital        $ 51,430        $ 66,276       $ 49,051       $ 57,509
    Total shareholders' equity        $  2,715        $ 17,562       $  2,860       $ 11,319

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


3.   Liquidity

     During the three and nine months ended September 30, 2006 and the twelve months ended December 31, 2005, the Company incurred net losses from continuing operations of approximately $249,000, $2,605,000 and $7,490,000, respectively and has an accumulated deficit of $48,795,000 as of September 30, 2006. The Company was also not in compliance with its debentures throughout 2005 and the first nine months of 2006, but was successful in obtaining waivers through October 1, 2007 from the debenture holders. The Company has working capital of approximately $9,923,000 as of September 30, 2006.

     The Company operates in a volatile industry, whereby its average selling prices and product costs are influenced by competitive factors. Furthermore, the Company continues to incur significant research and development costs for product development. These factors create pressures on sales, costs, earnings and cash flows, which will impact liquidity.

     On September 21, 2006, the Company raised gross proceeds of $4,555,000 in a private placement. The Company issued 1,153,171 shares of our common stock at a per share price of $3.95 and 172,981 warrants to purchase common stock. The warrants have a per share exercise price of $5.40 and a five-year term. The Company anticipates using the proceeds for general working capital and to produce silicon wafers to support revenue growth.

4.   Recent Accounting Pronouncements

     In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions. The interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 is expected to have an immaterial impact on the Company's consolidated financial position, results of operations or cash flows.

     In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

     In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 ("SAB 108"). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The Company does not believe SAB 108 will have a material impact on its financial position or results from operations.

     In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments ("SFAS 155"), which amends SFAS No. 133, Accounting

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


for Derivative Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. The statement also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006. We do not expect the adoption of SFAS 155 to have an impact on our results of operations or financial condition.

5.   Revenue Recognition

     Revenue Recognition - Product sales revenue is recognized when a valid purchase order has been received with a fixed price and the products are shipped to customers FOB origin (Colorado Springs, Colorado or Dresden, Germany), including distributors. Based on historic business with the majority of the Company's customers and, in the case of new customers, the Company is reasonably assured that collectibility on our shipments will occur. Customers receive a one-year product warranty and sales to distributors are subject to a limited product exchange program and a price protection in the event of changes in the Company's product price. The Company provides a reserve for possible product returns, product price protection and warranty costs at the time the sale is recognized. The Company has a detailed procedure to ensure that its estimates for reserves are reasonable and reliable. The reserve for product returns is based on the actual inventory value of the Company's semiconductor products held by its distributors. The Company's distributors are permitted to rotate up to 5% of their stock every six months with the stipulation that they must submit a replacement order of equal dollar value to the stock that they are returning. The reserve for price protection is used when the Company authorizes special pricing to one of its distributors for a specific customer. To date, the estimates have not been materially different from the credits the Company has issued under these reserves.

     Revenue from royalties related to non-refundable prepaid royalty payments is recognized upon receipt. Revenue from royalties related to sales of products by license partners is recognized upon the notification to us of shipment of product from the Company's technology license partners to direct customers.

6.   Inventories

     The Company records inventory using the lower of cost (first-in, first-out) or market. Inventory at September 30, 2006 and December 31, 2005 included:

                                         September 30, 2006    December 31, 2005

     (In thousands)
     Raw Materials                            $      51            $      33
     Work in progress                             4,011                1,096
     Finished Goods                               1,932                1,056
                                              ---------            ---------
                                                  5,994                2,185
     Less reserves for excess inventory            (600)                (117)
                                              ---------            ----------
                                              $   5,394            $   2,068
                                              =========            =========


7.   Line of Credit

     On June 2, 2006, the Company secured a $3.6 million revolving line of credit by entering into an Account Purchase Agreement (the "Agreement") with Wells Fargo Bank, National Association ("Wells Fargo"). Pursuant to the Agreement, the Company may sell up to $3.6 million of eligible accounts

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


receivable to Wells Fargo. Advances are limited to 80% of the eligible receivables. The amount actually collected on any receivable by Wells Fargo that is beyond the advance will be forwarded to the Company, less certain discounts and fees retained by Wells Fargo (including a minimum fee of $7,500 per month for the term of the Agreement). To secure the Company's obligations under the Agreement, the Company granted Wells Fargo a security interest in certain of the Company's property. The Agreement has a term of two years, but may be terminated at any time by the Company upon 60 days' written notice. As of September 30, 2006, the Company had financed receivables with Wells Fargo for approximately $917,000.

8.   Convertible Debentures

     On July 1, 2002, the Company received funding of $3,000,000 in a financing transaction with Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC and US Special Opportunities Trust PLC. RENN Capital Group, Inc. is the agent for the RENN investment funds. One of the Company's directors holds the position of Senior Vice President of RENN Capital Group. The $3,000,000 funding consists of convertible debentures with a 7-year term at a 7.5% per annum interest rate. Each fund equally invested $1,000,000. The holder of the debenture shall have the right, at any time, to convert all, or in multiples of $100,000, any part of the Debenture into fully paid and nonassessable shares of Simtek Corporation common stock. The debentures were originally convertible into Simtek common stock at $3.12 per share, which was in excess of the market price per share on July 1, 2002. At March 31, 2006, the Company was not in compliance with two of the covenants set forth in the loan agreement. In order to obtain a waiver for the covenants, the Company issued the debenture holders a total of 5,000 warrants for receipt of the waiver. Through September 30, 2006, the Company was not in compliance with two of the covenants set forth in the loan agreement. These covenants relate to the interest coverage ratio and debt to equity ratio. On November 10, 2006, the Company received a waiver for the two covenants through October 1, 2007. However, significant variances in future actual operations from the Company's current estimates could result in the reclassification of this note to current liabilities. The Convertible Debentures allows for an adjustment in the conversion price, if the Company issues Common Stock in connection with an equity financing, where the sale price is less than the conversion price of $3.12. This occurred in December 2005 in connection with the common stock sale of $11,000,000 at a price of $1.60 per share. Pursuant to the terms of the 2002 convertible debentures, the Company agreed with the RENN Capital Group that the conversion price would be reduced to $2.20 per share. Based on the conversion rate of $2.20 per share, each RENN investment fund is entitled to 409,091 shares upon conversion.

     On June 28, 2005, the Company received a waiver from the debenture holders extending until July 1, 2006 the commencement date for principal payments of the $3 million aggregate principal amount. The original terms of the debentures required the Company to make monthly principal payments of $10 per $1,000 of the then remaining principal amount, beginning on June 28, 2005. The Company will still be required to make interest payments. Under the terms of the waiver, monthly principal payments of $13.33 per $1,000 of the then remaining outstanding principal amount were to commence on July 1, 2006. The final maturity date remains as June 28, 2009. As consideration for the extension, the Company has issued to the debenture holders warrants to purchase 20,000 shares of Simtek common stock at $5.00 per share, a premium to the market price on the date of the waiver. The Company estimated the value of the warrants at the time of grant, using the Black Scholes option-pricing model, to be approximately $62,000. The Company recognized $12,000 as additional interest expense for the nine months ending September 30, 2006. On July 24, 2006, each of the debenture holders converted $100,000 of the amount due into 45,455 shares of the Company's common stock in lieu of the Company making the principal payment it was required to make on July 1, 2006.

9.   Non-Refundable Prepaid Royalties

     On March 24, 2006, the Company entered into a License and Development Agreement with Cypress pursuant to which, among other things, Cypress agreed to license certain intellectual property from the Company to develop and

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


manufacture standard, custom and embedded nvSRAM products and Cypress has agreed to pay to the Company $4,000,000 in non-refundable pre-paid royalties of which $2 million was paid upon signing of the agreement and $1 million was paid on June 30, 2006 and $1 million will be paid on December 31, 2006. In addition, the Company licensed rights to use certain intellectual property from Cypress for use in its products. As part of the License and Development Agreement, the Company agreed to issue Cypress warrants to purchase 2 million shares of the Company's common stock for $7.50 per share. The warrants have a ten year life. The warrants will be issued upon receipt of each of the prepaid royalty amounts. As of September 30, 2006, the Company had received $3,000,000 from Cypress in pre-paid royalties, in exchange for which the Company has issued warrants to purchase 1.5 million shares of common stock. The value of the warrants issued of $1,482,000 was determined by an independent valuation firm and has been recorded as an increase in additional paid in capital. The net balance of the non-refundable prepaid royalties of $1,035,000 for the March 31, 2006 payment and $483,000 for the June 30, 2006 payment were recognized as revenue at the time the payments were received.

10.   Geographic Concentration

     Sales of the Company's semiconductor products by location for the three month and nine month periods ended September 30, 2006 and 2005 were as follows:

                            Three Months Ended                Nine Months Ended
                               September 30,                    September 30,
                               -------------                    -------------
                          2006             2005             2006           2005
                          ----             ----             ----           ----

     United States          29%             29%              23%            27%
     Europe                 23%             20%              27%            19%
     Far East               41%             43%              42%            44%
     All Others              7%              8%               8%            10%
                          -----           -----            -----          -----
                           100%            100%             100%           100%
                          =====           =====            =====          =====


11.  Accumulated Other Comprehensive Income (Loss)

     Accumulated other comprehensive income (loss) net of tax is as follows:


                                                  Foreign Currency
                                               Translation Adjustment

         Balance at January 1, 2006                  $       -
         Current period change                              80
                                                     ---------
         Balance September 30, 2006                  $      80
                                                     =========

12.      Discontinued Operation

     On August 30, 2005, the Company, along with the Company's wholly-owned subsidiary, Q-DOT, Inc. ("Q-DOT"), entered into an Asset Purchase Agreement with Hittite Microwave Corporation ("Hittite") and a wholly-owned subsidiary of Hittite, HMC Acquisition Corporation ("HMC Acquisition"), whereby substantially all of the assets of Q-DOT were sold to HMC Acquisition in exchange for a cash payment of approximately $2.2 million. The Company realized a net gain of approximately $1,689,000. In addition, Hittite assumed certain future obligations of Q-DOT, including obligations related to Q-DOT's real estate lease and certain software license agreements. Incident to the Asset Purchase Agreement, the parties also entered an Escrow Agreement, whereby $200,000 of the purchase price was placed in escrow for one year to secure certain indemnification obligations of Simtek and Q-DOT. In addition, the parties entered into a Confidentiality, Non-Disclosure and Restrictive Covenant Agreement, whereby, among other things, Simtek and Q-DOT agreed not to compete

                               SIMTEK CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


against Hittite and HMC Acquisition for a period of four years with respect to certain businesses relating to Q-DOT's operations. On September 1, 2006, the Company received the $200,000 that was placed in the escrow account.

     In accordance with SFAS No. 144, the consolidated financial statements of the Company have been recast to present this business as a discontinued operation. Accordingly, the revenues, the costs and expenses and assets and liabilities of the discontinued operation have been excluded from the respective captions in the accompanying Consolidated Statements of Operations and Consolidated Balance Sheets. In addition, certain of the Notes to the Consolidated Financial Statements have been recast for all periods to reflect the discontinuance of this operation.

                               SIMTEK CORPORATION


ITEM 2 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis in this quarterly report on Form 10-Q/A is intended to provide greater details of the results of operations and financial condition of our Company. The following discussion should be read in conjunction with our condensed consolidated financial statements and notes thereto and other financial data included elsewhere herein. Certain statements under this caption constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The reader should not place undue reliance on these forward looking statements for many reasons including those risks discussed in this document. In addition, when used in this quarterly report, the words "believes," "anticipates," "expects," "plans," "intends" and similar expressions are intended to identify forward-looking statements. Forward-looking statements and statements of expectations, plans and intent are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward-looking statements, as a result, among other things, of changes in technology, customer requirements and needs. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and the related disclosures. Our accounting policies are discussed in Note 1 of the Notes to Consolidated Financial Statements included in our 2005 Form 10-K as amended on Form 10-K/A filed with the Securities and Exchange Commission on December 11, 2006. The estimates used by us are based upon our historical experiences combined with our understanding of current facts and circumstances. Certain of our accounting polices are considered critical as they are both important to the portrayal of our financial condition and the results of our operations and require significant or complex judgments on our part. We believe that the following represent the critical accounting policies of Simtek as described in Financial Reporting Release No. 60, Cautionary Advice Regarding Disclosure About Critical Accounting Policies, which was issued by the Securities and Exchange Commission: inventories; deferred income taxes; allowance for doubtful accounts; and, allowance for sales returns.

     Product sales revenue is recognized when a valid purchase order has been received with a fixed price and the products are shipped to customers FOB origin (Colorado Springs, Colorado or Dresden, Germany), including distributors. Based on historic business with the majority of our customers and, in the case of new customers, we are reasonably assured that collectibility on our shipments will occur.

     Revenue from royalties related to non-refundable prepaid royalty payments is recognized upon receipt. Revenue from royalties related to sales of products by license partners is recognized upon the notification to us of shipment of product from our technology license partners to direct customers and collectibility is reasonable assured.

     The allowance for doubtful accounts reflects a reserve that reduces customer accounts receivable to the net amount estimated to be collectible. Estimating the credit worthiness of customers and the recoverability of customer accounts requires management to exercise considerable judgment. In estimating uncollectible amounts, we consider factors such as industry specific economic conditions, historical customer performance and anticipated customer performance. While we believe our processes to be adequate to effectively quantify our exposure to doubtful accounts, changes in industry or specific customer conditions may require us to adjust our allowance for doubtful accounts.

                               SIMTEK CORPORATION



     We record an allowance for sales returns as a net adjustment to customer accounts receivable. The allowance for sales returns consists of two separate segments, distributor stock rotation and distributor price reductions. When we record the allowance, the net method reduces customer accounts receivables and gross sales. Generally, we calculate the stock rotation portion of the allowance based upon actual reported distributor inventory levels. The contracts we have with certain of our distributors generally allow them to return to us 5% percent of their inventory every 6 months, in exchange for inventory that better meets their demands. At times, our distributors reduce the selling price of a specific device in order to meet competition related to a specific end customer program, which we support through a credit back to the distributor for that specific program. When this occurs, we record an allowance for potential credit that our distributors will be requesting. This allowance is based on approved pricing changes, inventory affected and historical data. We believe that our processes to adequately predict our allowance for sales returns are effective in quantifying our exposures due to industry or specific customer conditions.

     We record an allowance that directly relates to the warranty of our products for one year. The allowance for warranty return reduces our gross sales. This allowance is calculated by looking at annual revenues and historical rates of our products returned due to warranty issues. While we believe this process adequately predicts our allowance for warranty returns, changes in the manufacturing or design of our product could materially affect valuation of our warranties.

     The valuation of inventories involves complex judgments on our part. Excess finished goods inventories are a natural component of market demand of semiconductor devices. We continually evaluate and balance the levels of inventories based on sales projections, current orders scheduled for future delivery and historical product demand. While certain finished goods items will sell out, quantities of other finished goods items will remain. These finished goods are reserved as excess inventory. We believe we have adequate controls with respect to the amount of finished goods inventories that are anticipated to become excess. While we believe this process produces a fair valuation of inventories, changes in general economic conditions of the semiconductor industry could materially affect valuation of our inventories.

     We assess the impairment of long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Factors that we consider in deciding when to perform an impairment review include significant under-performance of the business in relation to expectations, significant negative industry or economic trends, and significant changes or planned changes in our use of the assets. Recoverability of assets that will continue to be used in our operations is measured by comparing the carrying amount of the assets to our estimate of the related future net cash flows. If the asset's carrying amount is not recoverable through the related cash flows, the asset is considered to be impaired. The impairment is measured by the difference between the asset's carrying amount and its fair value, based on the best information available, including market prices or discounted cash flows.

     Goodwill represents the excess of the purchase price over the fair value of identifiable net tangible and intangible assets acquired in the acquisition of the nvSRAM assets from ZMD. Goodwill is required to be tested for impairment. This assessment requires estimates of future revenue, operating results and cash flows, as well as estimates of critical valuation inputs such as discount rates, terminal values and similar data. We will continue to perform periodic and annual impairment analyses of goodwill. As a result of such impairment analyses, impairment charges may be recorded and may have a material adverse impact on our financial position and operating results. Additionally, we may make strategic business decisions in future periods which impact the fair value of goodwill, which could result in significant impairment charges. There can be no assurance that future goodwill impairments will not occur.

     We have recorded a valuation allowance on deferred tax assets. Future operations may change our estimate in connection with potential utilization of these assets.

                               SIMTEK CORPORATION



Overview

     Total revenue for the three and nine months ended September 30, 2006 was $8.3 million and $21.0 million, respectively, including $1.5 million of royalty revenue for the nine months ended September 30, 2006. Total unit shipments of our semiconductor memory products increased in both the three and nine month periods compared to the 2005 periods. Our net product revenue was $8,251,000 and $19,436,000 for the three and nine months ended September 30, 2006, respectively, up from $2,412,000 and $7,591,000 for the comparable periods of 2005, an approximate 242% and 156% increase, respectively. This increase was due primarily to increased product demand and the addition of revenue from customers previously serviced by ZMD prior to the acquisition of the nvSRAM product line from ZMD in December 2005.

     Increased operating expenses had an impact on our profitability for the three and nine months ended September 30, 2006 compared to the three and nine months ended September 30, 2005. The increase in operating expenses includes non-cash charges of $446,000 and $1,339,000 for amortization of the non-compete agreement with ZMD and $139,000 and $417,000 for expenses related to employee stock options, for the three and nine months ended September 30, 2006, respectively. Operating expenses also included first-time operating expenses of $580,000 and $1,074,000 for our European subsidiary, Simtek GmbH, for the three and nine months ended September 30, 2006, respectively.

     Simtek reported a net loss for the three months ended September 30, 2006 of $249,000. However, excluding the amortization of the non-compete agreement with ZMD of $446,000 and expense related to stock options of $139,000, Simtek achieved a net profit of $317,000 for the quarter. This non-GAAP measure of financial performance is important because it highlights the progress Simtek has made in improving its operating results. The non-GAAP results are also directly comparable to the third quarter of 2005 in which Simtek posted a loss from continuing operations of $1,718,000.

Results of Operations:

     Revenues

     The following table sets forth our net revenues for semiconductor devices by product markets for the three and nine months ended September 30, 2006 and 2005 (in thousands):

                                            Three Months Ended                      Nine Months Ended
                                               September 30,                          September 30,
                                       ------------------------------        ------------------------------
                                         2006       2005     Variance          2006       2005     Variance
                                         ----       ----     --------          ----       ----     --------
      Commercial                       $ 7,754    $  2,171    $ 5,583        $17,736    $ 6,387     $11,349
      High-end industrial and
       military                            497         241    $   256        $ 1,700    $ 1,204     $   496
                                       -------    --------    -------        -------    -------     -------

      Total Semiconductor
       Revenue                         $ 8,251    $  2,412    $ 5,839        $19,436    $ 7,591     $11,845
                                       =======    ========    =======        =======    =======     =======

     Commercial revenues include revenue generated from our 0.8-micron products built from silicon wafers received from Chartered Semiconductor or purchased as finished units from ZMD, and from our 0.25-micron products built from silicon wafers received from Dongbu Electronics (DBE). Commercial revenues increased by $5,583,000 and $11,349,000 for the three and nine months ended September 30, 2006 as compared to the three and nine months ended September 30, 2005. As stated previously, this increase was due primarily to increased unit demand and the addition of revenue from customers previously serviced by ZMD prior to the acquisition of the nvSRAM product line from ZMD in December 2005.

                               SIMTEK CORPORATION




     High-end industrial and military product revenues accounted for an increase of approximately $256,000 and $496,000 for the three and nine months ended September 30, 2006 as compared to the same period in 2005. The increase was due to the addition of new customer demand for our products and increased pricing to certain of our customers for industrial and military products.

The following table sets forth the unit volumes for each period in thousands of units:

                                            Three Months Ended                      Nine Months Ended
                                               September 30,                          September 30,
                                       ------------------------------        ------------------------------
                                         2006       2005     Variance          2006       2005     Variance
                                         ----       ----     --------          ----       ----     --------

       0.8 micron 256K devices          1,551        407       1,144          4,076      1,153      2,923
       0.25 micron devices                178         37         141            269         73        196
       Other devices                      469        166         303          1,187        571        616
                                        -----       ----       -----          -----      -----      -----

       Total Units                      2,198        610       1,588          5,532      1,797      3,735
                                        =====       ====       =====          =====      =====      =====

     One distributor and two direct customers accounted for approximately 36% and 28% of our revenue for the three and nine months ended September 30, 2006, respectively. Products sold to distributors are sold without material recourse. Distributors sell our products to various end customers. If this distributor was to terminate its relationship with us, we believe that there would not be a material impact on our product sales, as we believe that we would be able to service these various end customers through other distributors.

Cost of Sales and Gross Profit

     We recorded cost of sales of $4,979,000 and $13,016,000 for the three and nine months ended September 30, 2006, respectively as compared to $1,807,000 and $5,490,000 for the comparable periods in 2005. The resulting product gross margin percentages for the three and nine months ended September 30, 2006 were 40% and 33%, respectively and 25% and 28% for the three and nine months ended September 30, 2005, respectively. The overall improvement in gross margin percentages is due to: (i) increased volume; (ii) higher overall average selling prices; and (iii) continued cost reductions in the 1 megabit device. We expect to see gross margins increase in the next several quarters, as average selling prices continue to increase, unit costs for all 0.25 micron devices continues to be reduced, and the benefits of moving final test operations offshore to more cost effective locations.

Research and Development

     In order to maintain our growth, we must continue to invest in new product development and to increase the percentage of the overall nvRAM market that our products serve. In July 2006, we completed full qualification of the 1 megabit device with real time clock and the 0.25 micron 256 kilobit device both with and without the real time clock feature. Thus all of our 0.25 micron based products are fully qualified. We anticipate that we will continue to invest in the next several months in continued cost reductions, yield enhancements, and back end test efficiencies.

     In May 2005, we began joint development of our next generation nvSRAM product family, in conjunction with Cypress, pursuant to the terms of the May 5, 2005 development agreement. This new product family will be based on Cypress' 0.13-micron "S8" process and we expect it will include memory densities up to and beyond 4-megabits. In the first half of 2006 we achieved our third major

                               SIMTEK CORPORATION



milestone under the development agreement, as scheduled. For the three and nine months ended September 30, 2006, we recognized expenses related to the Cypress development of $0 and $642,000, respectively. In 2005, the expense was $564,000 and $612,000 for the three and nine month periods, respectively.

     As part of our strategic product development activities, on March 24, 2006, Simtek entered into a License and Development Agreement with Cypress which expands the agreement the two companies signed in May 2005. Under the terms of the new agreement:

     o Cypress will retain the right to include nvSRAM functionality on future programmable system-on-chip (PSoC(TM)) and customized integrated circuits originally granted in the May 2005 agreement, now with clearly defined royalty payments to Simtek for the use of its SONOS-based nvSRAM intellectual property;

     o Simtek is granted the right to use certain intellectual property of Cypress in developing future generation nvSRAM products, including the jointly developed 0.13u SONOS-based CMOS process, advanced SRAM intellectual property, design-related intellectual property, design-for-manufacturability know-how and other intellectual property related to Cypress' advanced CMOS manufacturing processes and procedures;

     o Simtek and Cypress agree to broad manufacturing support terms that will provide Simtek with a range of industry-leading manufacturing skills and know-how to enable cost-effective manufacturing of leading-edge SONOS nvSRAMs;

     o Simtek and Cypress will extend the deployment of Simtek's proprietary nvSRAM technology, and work to establish SONOS as the preferred technology for high reliability, high endurance, and scaleable non-volatile products at 65nm and below;

     o Simtek and Cypress will jointly develop and market a family of products utilizing Simtek's patented SONOS-based non-volatile technology for production using Cypress's advanced manufacturing processes.

     Upon signing the agreement, Simtek received $2 million from Cypress. Simtek also received an additional payment of $1 million on June 30, 2006 and will receive an additional payment of $1 million on December 31, 2006. The agreement also calls for Simtek to issue warrants to Cypress to purchase a total of 2 million shares of its common stock, 1 million of which were already issued upon the execution of the agreement, 500,000 of which were issued on June 30, 2006 upon the payment by Cypress of certain royalties and 500,000 of which are expected to be issued on December 31, 2006 upon the payment by Cypress of certain royalties. The warrants have, or will have, an exercise price of $7.50 per share. Simtek believes that this new agreement will accelerate the timing of expanding nvSRAM adoption in new markets and shorten future product development cycle time. Please read Note 9 to the Condensed Consolidated Financial Statements for a discussion of the accounting treatment for the transactions related to this agreement.

     Total research and development expenses were $1,351,000 and $4,578,000 for the three and nine months ended September 30, 2006, respectively, as compared to $1,572,000 and $4,697,000 for the three and nine months ended September 30, 2005, respectively.

     The $221,000 decrease for the three month period was primarily due to a decrease in product development costs of $641,000 which included decreased costs related to the joint development with Cypress discussed previously. The decrease was offset by an increase in payroll related costs of $252,000, including the engineering staff at Simtek GmbH and expenses related to stock options, equipment related expenses of $148,000 and travel of $17,000 for engineers traveling to and from Simtek GmbH. The decrease in product development costs was due to the timing of costs related to the joint development with Cypress

     The $119,000 decrease for the nine month period was primarily due to a decrease of $768,000 for the charges related to the development of our .25

                               SIMTEK CORPORATION




micron product that we incurred in 2005 and a decrease of $61,000 related to contract services. These decreases were partially offset by increases in payroll related costs of $571,000, and travel of $72,000.

General and Administration

     Total general and administration expenses were $838,000 and $2,595,000 for the three and nine months ended September 30, 2006, respectively, as compared to $412,000 and $1,759,000, respectively, for the same periods in 2005.

     The $426,000 increase for the three month period was primarily due to increases in payroll related costs of $80,000, accounting and legal expenses of $215,000, contract services of $14,000, travel of $28,000 and other miscellaneous expenses of $89,000. The increases in audit and legal expenses and contract services were primarily related to costs incurred for our securities related work. The increase in payroll related costs were related to increased headcount in both our Colorado Springs and Germany offices and expenses related to stock option grants.

     The $836,000 increase for the nine month period was primarily due to increases of $498,000 in payroll related costs, $363,000 in legal and audit fees, contract services of $81,000, travel of $103,000, bad debt expense of $30,000 and other miscellaneous expenses of $81,000. The increases were partially offset by a decrease of $320,000 in one-time costs related to separation and employment agreements that were incurred in the first six months of 2005. The increases in legal and audit fees and contract services were primarily related to expenses related to our shareholder meeting, securities related work and the license agreement entered into with Cypress in March 2006. The increases in payroll and payroll overhead costs were due to increased headcount in both our Colorado Springs and Germany offices and for the expenses related to stock option grants.

Sales and Marketing

     Total sales and marketing expenses were $1,250,000 and $3,233,000 for the three and nine months ended September 30, 2006, respectively, as compared to $321,000 and $1,164,000, respectively, for the same periods in 2005.

     The increases for the three and nine month periods were due to the amortization of the non-compete agreement discussed in Note 1 to the Condensed Consolidated Financial Statements of $446,000 and $1,339,000, increase in payroll related costs of $310,000 and $523,000, respectively, and an increase in sales commissions of $146,000 and $181,000, respectively. The increase in payroll related costs were directly related to increased headcount and the increase in sales commissions was related to the higher revenue.

Loss from Continuing Operations

     We recorded a net loss, from continuing operations, of $249,000 and $2,605,000 for the three and nine months ended September 30, 2006, respectively, as compared to $1,718,000 and $5,641,000 for the three and nine months ended September 30, 2005, respectively. The decreases of $1,469,000 and $3,036,000 for the three and nine month periods reflect the revenue and expense items discussed above.

Liquidity and Capital Resources

     As of September 30, 2006, we had a net working capital of $9,923,000 as compared to a net working capital of $3,591,000 as of December 31, 2005.

                               SIMTEK CORPORATION




     On September 21, 2006, we raised gross proceeds of $4,555,000 in a private placement. We issued 1,153,171 shares of our common stock at a per share price of $3.95 and 172,981 warrants to purchase common stock. The warrants have a per share exercise price of $5.40 and a five-year term. We anticipate using the proceeds for general working capital and to produce silicon wafers to support revenue growth.

     As discussed previously, on March 24, 2006, we entered into a License and Development Agreement with Cypress pursuant to which, among other things, Cypress has agreed to license certain intellectual property from us to develop and manufacture standard, custom, and embedded nvSRAM products. Cypress agreed to pay to Simtek royalties across all products they develop and sell which include intellectual property licensed from Simtek. We agreed to license from Cypress certain of their intellectual property for use in our design efforts. We agreed with Cypress to co-develop certain nvSRAM products and Cypress has agreed to pay us $4 million in nonrefundable prepaid royalties, $2 million of which was received at the time the contract was executed. On June 30, 2006, we received the second installment of $1,000,000 and the remaining $1 million is scheduled to be paid on December 31, 2006. In addition, we agreed with Cypress to work together to develop new products and processes. Please read Note 9 to the Condensed Consolidated Financial Statements for a discussion of the accounting treatment for the transactions related to this agreement.

     Cash flows used in operating activities from continuing operations for the nine months ended September 30, 2006 were $5,568,000 compared to $2,939,000 in the same period in 2005, an increase of $2,629,000. The net increase is primarily due to investment in working capital to support revenue growth. The key components of the cash (uses) and sources in working capital are as follows, in thousands of dollars:

                              2006        2005      Change
                            --------    --------   --------
Accounts receivable         $(3,687)    $ 1,447    $(5,134)
                                        $
Inventory                   $(3,799)    $   575    $(4,374)
Accounts payable            $   466     $  (366)   $   832


     The increase in working capital was partially off set by the reduction in net loss for the 2006 period of $2.6 million from $3.9 million in the 2005 period, the amortization of the non-compete agreement in 2006 of $1.3 million and the $1.7 million gain from discontinued operations in the 2005 period.

     Cash flows used in investing activities from continuing operations increased for the nine months ended September 30, 2006 by approximately $2,690,000 as compared to the same period in 2005. The increase was primarily the result of the purchase of equipment and furniture for our facility in Germany and test equipment for our research and development, which was offset by proceeds from discontinued operations of $1.9 million recorded in the 2005 period.

     The increase of $7,071,000 in cash flows provided by financing activities from continuing operations was primarily due to the net proceeds from our September 2006 equity financing of $4.55 million, the value assigned to the warrants issued to Cypress under the License and Development Agreement and receipt of funds related to the sale of common stock completed on December 30, 2005, for which some funds were received on January 3, 2006.

                               SIMTEK CORPORATION




Short-term liquidity.

     Our unrestricted cash balance at September 30, 2006 was $3,653,000.

     Our future liquidity will depend on our revenue growth and our ability to generate cash flow from operations. Through December 31, 2006, we expect to spend approximately $4,000,000, for operating expenses and working capital. We expect to meet these cash needs from cash generated by operations, the funds still due to us from Cypress under the Joint Development and License Agreement, and from our existing cash reserves and credit facility with Wells Fargo. Management believes that the current cash reserves and additional cash generated from operations will be sufficient to meet the cash flow needs for at least the next twelve months.

Long-term liquidity.

     The Company has experienced significant revenue growth over the nine months ended September 30, 2006 and expects that growth trend to continue for the foreseeable future. With the improved financial results and current cash and credit reserves, management believes that it has sufficient capital to meet its operating cash requirements. However, should the company identify possible strategic opportunities, it may need to raise additional capital to exploit such opportunities. While the Company has no specific plans, management is constantly looking for new strategic product and technology opportunities that may provide significant revenue growth in the future.

                               SIMTEK CORPORATION



ITEM 3   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in financial and commodity market prices and rates. We are exposed to market risk in the areas of changes in United States interest rates and changes in foreign currency exchange rates as measured against the United States dollar. These exposures are directly related to our normal operating activities. We currently have no derivative financial instruments.

     Interest payable on our convertible debentures is fixed at 7.5% over the term of the debentures. As such, changes in interest rates will not affect future expenses or cash flows.

     We manage interest income by investing our excess cash in cash equivalents bearing variable interest rates, which are tied to various market indices. We do not believe that near-term changes in interest rates will result in a material effect on future earnings, fair values or cash flows.

     We do not speculate in the foreign exchange market and do not manage exposures that arise in the normal course of business related to fluctuations in foreign currency exchange rates by entering into offsetting positions through the use of foreign exchange forward contracts.

     Average selling prices of our products have not increased significantly as a result of inflation during the past several years, primarily due to intense competition within the semiconductor industry. The effect of inflation on our costs of production has been minimized through improvements in production efficiencies. We anticipate that these factors will continue to minimize the effects of any foreseeable inflation and other price pressures within the industry and markets in which we participate.

                               SIMTEK CORPORATION



ITEM 4   CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures.

Harold Blomquist, who serves as the Company's chief executive officer, and Brian Alleman, who serves as the Company's chief financial officer, after evaluating the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by this quarterly report (the "Evaluation Date") concluded that as of the Evaluation Date, the Company's disclosure controls and procedures were effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported as specified in the SEC's rules and forms and to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is accumulated and communicated to our management to allow timely decisions regarding required disclosure. As noted in the Explanatory Note at the beginning of this Form 10-Q/A and as noted in Note 2 to the Condensed Consolidated Financial Statements contained in this Form 10-Q/A, the Company has reclassified $14,847,000 from Temporary Equity to Shareholders Equity. In light of the reclassification described above, the Company's chief executive officer and chief financial officer have reevaluated the Company's disclosure controls and procedures as of the Evaluation Date to determine whether the reclassification changes their conclusion. Based on this reevaluation, the Company's chief executive officer and chief financial officer have determined that the reclassification does not change their conclusion.

(b) Changes in internal control over financial reporting.

There were no changes in the Company's internal control over financial reporting during the three months ended September 30, 2006, that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting.

                               SIMTEK CORPORATION



PART II. OTHER INFORMATION

Item 1.    Legal Proceedings -None

Item 1A. Risk Factors - The following new risk factors (each of which has been previously disclosed) represent material changes from the old risk factors set forth in Simtek's 10-K:

--------------------------------------------------------------  ------------------------------------------------------------
                       Old Risk Factor                                              New Risk Factor
--------------------------------------------------------------  ------------------------------------------------------------
LIMITED OPERATING CAPITAL AND ABILITY TO RAISE ADDITIONAL       OUR LIMITED OPERATING CAPITAL AND OUR ABILITY TO RAISE
MONEY MAY HARM OUR ABILITY TO DEVELOP AND MARKET PRODUCTS       ADDITIONAL MONEY MAY HARM OUR ABILITY TO DEVELOP AND MARKET
                                                                OUR PRODUCTS AS AS WELL AS SUPPORT FUTURE REVENUE GROWTH

     We require significant capital for product development,         To date, we have required significant capital for product
subcontracted production, and marketing.  We have funded        development, subcontracted production and  marketing. We have
these needs from the sale of products, the sale of product      funded these from the sale of products, the sale of product
and technology licenses, from royalties, as well as             and technology licenses and from royalties as well as from
from the sale of our convertible debt and equity                the sale of our convertible debt and equity securities.
securities.
                                                                     In recent months, we have experienced significant
     We have not seen any significant increase in product       revenue growth. In order to support that growth, we must
sales in the past year and gross margins are less than          order more silicon wafers than we have historically. The
anticipated.  Our cash requirements have been difficult to      cash required for inventory purchases, including silicon
meet. We cannot guarantee that we will be able to achieve an    wafers, has been greater than the cash generated from
increase in product sales and gross margins. We may need        sales. Therefore, our cash requirements have been
more capital in the future to develop new products. We are      difficult to maintain. We may need more capital in the
not sure that we will be able to raise more capital on          future to develop new products and support higher revenue.
reasonable terms, if at all. If we cannot, then we may not      We cannot guarantee that we will be able to raise more
be able to develop and market new products. The development,    capital on reasonable terms, if at all. If we cannot, then
subcontracted production and marketing of existing products     we may not be able to purchase  adequate amounts of inventory
may also suffer, causing our financial position and stock       to support revenue growth or to develop and market new
price to deteriorate.                                           products, causing our financial position and stock price
                                                                to deteriorate.

-------------------------------------------------------------- ------------------------------------------------------------
WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE THE ASSETS
ACQUIRED FROM ZMD ON DECEMBER 30, 2005                         [Intentionally Omitted (i.e., risk factor deleted)]

     On December 30, 2005, we closed our acquisition from ZMD of certain intellectual property and assets related to ZMD's nvSRAM product line. We may be unable to integrate successfully into our operations the assets acquired from ZMD, including:
     o by a failure to gain customer agreement to purchase products from us or to qualify our designs or processes;
     o by a failure to coordinate international operations, relationships and facilities, which may be subject to additional constraints imposed by geographic distance, local laws and regulations; and
     o by a failure to implement and maintain uniform standards, internal controls, business processes, procedures, policies and information systems.

     Our failure to meet any of these challenges could
cause us to fail to realize any accretive benefits of
the acquisition of the assets from ZMD and could seriously
harm our results of operations.
-------------------------------------------------------------- ------------------------------------------------------------


                                       27


                               SIMTEK CORPORATION



-------------------------------------------------------------- ------------------------------------------------------------
WE MAY BE UNABLE TO RETAIN AN EFFECTIVE FOCUS IN OUR
INDUSTRY OR RETAIN CUSTOMERS FOLLOWING THE ACQUISITION OF      [Intentionally Omitted (i.e., risk factor deleted)]
ASSETS FROM ZMD

     The challenges to us as a result of the acquisition of certain intellectual property and assets from ZMD on December 30, 2005 include:
     o communicating a strategic vision to the market regarding us and executing on that strategic vision;
     o implementing sales and marketing efforts to effectively communicate to customers our capabilities;
     o overcoming possible concerns of certain customers about not having two sources of supply for the products they previously purchased from both ZMD and us;
     o gaining acceptance from former ZMD customers for our designs, products or processes; and
     o overcoming any perceived adverse changes in business focus, including demonstrating to customers that the acquisition of certain assets from ZMD will not result in an adverse change in customer service standards or business focus and helping customers conduct business easily with us going forward.

     The failure to meet any of these challenges could seriously hinder our plans for product development as well as business and market expansion following the acquisition of certain intellectual property and assets from ZMD.

-------------------------------------------------------------- ------------------------------------------------------------
                                                                    The Registration Rights Agreement entered into as
[Intentionally Omitted (i.e., risk factor did not exist)]      part of the September 21, 2006 Securities Purchase
                                                               Agreement amounting to $4,555,000 contained a provision
                                                               whereby the investors therein would receive certain
                                                               amounts of penalty shares if certain procedures are not
                                                               followed or an effective Registration Statement is not
                                                               maintained for the shares purchased by, and the shares
                                                               issuable under the warrants issued to, the investors. The
                                                               penalties are 2% of the shares purchased for each month
                                                               that a breach occurs. We cannot assure you that we will be able to follow the required procedures or obtain or
                                                               maintain such effective Registration Statement.

-------------------------------------------------------------- ------------------------------------------------------------
                                                               OUR CERTIFICATE OF INCORPORATION AND DELAWARE LAW MAY
[Intentionally Omitted (i.e., risk factor did not exist)]      OPERATE AS ANTI-TAKEOVER PROTECTIONS AND THUS MAY
                                                               DISCOURAGE TAKEOVER ATTEMPTS AND/OR DEPRESS THE MARKET
                                                               PRICE OF OUR COMMON STOCK

                                                                    We have opted to be governed, in our Delaware certificate
                                                               of incorporation, by Section 203 of the Delaware General
                                                               Corporation Law, which provides for a three-year moratorium on certain business combination transactions with "interested stockholders" (generally, persons who beneficially own
-------------------------------------------------------------- ------------------------------------------------------------



                                       28


                               SIMTEK CORPORATION


-------------------------------------------------------------- ------------------------------------------------------------
                                                               15% or more of the corporation's outstanding voting stock).
                                                               Although we believe that Section 203 will encourage any
                                                               potential acquirer to negotiate with our board of directors,
                                                               Section 203 also might have the effect of limiting the
                                                               ability of a potential acquirer to make a two-tiered bid
                                                               for the company in which all stockholders would not be treated equally. In addition, Section 203 gives the board the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for our common stock over the then-current market price.
                                                               Section 203 would also discourage certain potential acquirers who are unwilling to comply with its provisions.

                                                                     Because a proposed amendment to our certificate of
                                                               incorporation may not be submitted to a vote of shareholders without the approval of the board of directors, amending or removing any provisions in our certificate of incorporation that have anti-takeover effects requires the consent of the board of directors, which in turn may have anti-takeover
                                                               effects.

-------------------------------------------------------------- ------------------------------------------------------------
                                                               THE REVERSE SPLIT MAY NOT RESULT IN AN INCREASE IN THE
[Intentionally Omitted (i.e., risk factor did not exist)]      STOCK PRICE AND MAY NOT LEAD TO ANY OF THE BENEFITS
                                                               (INCLUDING QUALIFICATION FOR LISTING ON AMEX OR THE NASDAQ
                                                               CAPITAL MARKET) THAT WE INTENDED IN DECIDING TO EFFECT
                                                               SUCH REVERSE SPLIT

                                                                    There can be no assurance that the total market
                                                               capitalization of our common stock (the aggregate value of all our common stock at the then market price) will not drop back below the total market capitalization before the
                                                               reverse split, that the per share market price of our common stock will not drop back below the per share market price
                                                               before the reverse split or that the per share market price of our common stock will increase to (or once increased to, remain at) a price that is inversely proportionate to the
                                                               one-for-ten reduction in the number of shares of common
                                                               stock outstanding before the reverse split.

                                                                    The per share market price of our common stock may
                                                               not be high enough to attract institutional investors or
                                                               investment funds or to satisfy the investing guidelines
                                                               of such investors and, consequently, the trading liquidity of our common stock may not improve. In addition, the per
                                                               share market price of our common stock may not be high
                                                               enough to allow us to comply with the initial listing
                                                               requirements of the NASDAQ Capital Market or the American
                                                               Stock Exchange. Even if the per share market price of our
                                                               common stock is sufficiently high for purposes of the initial listing requirements, we cannot guarantee you that we will be able to satisfy the other requirements for listing on the
                                                               NASDAQ Capital Market or the American Stock Exchange, which requirements include, among other things, a minimum number of shares that must be in the public float and a minimum
                                                               number of round lot holders.

-------------------------------------------------------------- ------------------------------------------------------------

                               SIMTEK CORPORATION


Item 2.   Unregistered Sales of Equity Securities and Use of Proceeds - None

Item 3.   Defaults upon Senior Securities - None

Item 4.   Submission of Matters to a Vote of Security Holders - None

Item 5.   Other Information - None

Item 6.   Exhibits

          10.1 Securities Purchase Agreement, dated as of September 21, 2006, by and between Simtek Corporation and each purchaser identified on the signature pages thereto (the "Purchasers"), incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on September 25, 2006.

          10.2 Securities Purchase Agreement, dated as of September 21, 2006, by and between Simtek Corporation and each Purchaser, incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on September 25, 2006.

          10.3 Form of Stock Purchase Warrant, dated as of September 21, 2006, by and between Simtek Corporation and each Purchaser, incorporated by reference to the Company's Current Report on Form 8-K filed by the Company with the SEC on September 25, 2006.

          31.1 Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of Principal Executive Officer

          31.2 Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 of Principal Financial Officer

          32.1 Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of Principal Executive Officer

          32.2 Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 of Principal Financial Officer

                               SIMTEK CORPORATION



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SIMTEK CORPORATION
                                  (Registrant)



December 11, 2006                 By: /s/Harold Blomquist
                                      ----------------------------------
                                      HAROLD BLOMQUIST
                                      Chief Executive Officer, President




December 11, 2006                 By: /s/Brian Alleman
                                      ----------------------------------
                                      BRIAN ALLEMAN
                                      Chief Financial Officer

                                                                    Exhibit 31.1

                                 CERTIFICATIONS

I, Harold Blomquist, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Simtek Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

         (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

         (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.



Date: December 11, 2006

                                          /s/Harold Blomquist
                                          --------------------------------------
                                          Harold Blomquist
                                          Chief Executive Officer and President

                                                                    Exhibit 31.2

                                 CERTIFICATIONS

I, Brian Alleman, certify that:

1.   I have reviewed this Quarterly Report on Form 10-Q/A of Simtek Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.



Date: December 11, 2006

                                              /s/Brian Alleman
                                              ----------------------------------
                                              Brian Alleman
                                              Chief Financial Officer

                                                                    Exhibit 32.1

             CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRESIDENT

                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Harold Blomquist, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Simtek Corporation on Form 10-Q/A for the quarterly period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Simtek Corporation.



/s/Harold Blomquist
-------------------------------------
Harold Blomquist
Chief Executive Officer and President

December 11, 2006

                                                                    Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     I, Brian Alleman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Simtek Corporation on Form 10-Q/A for the quarterly period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of Simtek Corporation.



/s/Brian Alleman
-----------------------
Brian Alleman
Chief Financial Officer

December 11, 2006